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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EARTHLINK HOLDINGS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EARTHLINK HOLDINGS CORP.
1170 Peachtree Street
Suite 900
Atlanta, Georgia 30309
(404) 815-0770

March 15, 2016

Dear Stockholders:

              You are cordially invited to attend the 2016 Annual Meeting of Stockholders of EarthLink Holdings Corp., which will be held at 4:00 p.m. (local time) on Tuesday, April 26, 2016, at our offices at 1170 Peachtree Street, Suite 900, Atlanta, Georgia.

              The principal business of the 2016 Annual Meeting of Stockholders will be (1) the election of the seven directors nominated by the Board of Directors as set forth in the Proxy Statement; (2) the approval of a non-binding advisory resolution approving the compensation of our named executive officers; (3) the approval of the EarthLink Holdings Corp. 2016 Equity and Cash Incentive Plan; and (4) the ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016.

              As permitted by rules adopted by the Securities and Exchange Commission, we are making our Proxy Statement and 2015 Annual Report available to our stockholders electronically over the Internet. You may read, print and download our Proxy Statement and 2015 Annual Report at www.proxyvote.com. On or about March 15, 2016, we mailed our stockholders a notice containing instructions on how to access our Proxy Statement and 2015 Annual Report and vote online or by telephone. The notice also provides instruction on how you can request a paper copy of these documents if you desire.

              If you do not attend the 2016 Annual Meeting of Stockholders, you may vote your shares by mail, by telephone or by Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. The proxy card materials provide you with details on how to vote by these three methods. Whether or not you plan to attend the 2016 Annual Meeting of Stockholders, we encourage you to vote in the method that suits you best so that your shares will be voted at the 2016 Annual Meeting of Stockholders. If you decide to attend the 2016 Annual Meeting of Stockholders, you may revoke your proxy and personally cast your vote.

              Thank you, and we look forward to seeing you at the 2016 Annual Meeting of Stockholders or receiving your proxy vote.

By order of the Board of Directors
Julie A. Shimer Ph.D Chairman of the Board

i

EARTHLINK HOLDINGS CORP.
1170 Peachtree Street
Suite 900
Atlanta, Georgia 30309
(404) 815-0770

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

              The 2016 Annual Meeting of Stockholders of EarthLink Holdings Corp. will be held at 4:00 p.m. (local time) on Tuesday, April 26, 2016, at 1170 Peachtree Street, Suite 900, Atlanta, Georgia. The meeting is called for the following purposes:

  1.
  To elect the seven directors nominated by our Board of Directors as set forth in the Proxy Statement;

  2.
  To approve a non-binding advisory resolution approving the compensation of our named executive officers;

  3.
  To approve the EarthLink Holdings Corp. 2016 Equity and Cash Incentive Plan;

  4.
  To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

  5.
  To transact such other business as may properly come before the meeting.

              The Board of Directors has fixed the close of business on March 3, 2016 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By order of the Board of Directors
Samuel R. DeSimone, Jr. Executive Vice President, General Counsel and Corporate Secretary
Atlanta, Georgia March 15, 2016

              IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE OR BY INTERNET SO THAT YOUR SHARES WILL BE REPRESENTED. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU WISH, YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PROXY STATEMENT SUMMARY

              This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all information you should consider, and you should read the entire Proxy Statement carefully before voting.

2016 Annual Meeting of Stockholders

Time and Date:	4:00 p.m. local time, Tuesday April 26, 2016
Place:	EarthLink's offices at 1170 Peachtree Street, Suite 900, Atlanta, Georgia
Record Date:	March 3, 2016
Voting:	Stockholders as of the record date are entitled to vote.
Attendance:
Only stockholders as of the record date will be entitled to attend the 2016 Annual Meeting of Stockholders. Proof of stock ownership as of this date and some form of government issued photo identification (such as a valid driver's license or passport) will be required for admission to the Annual Meeting of Stockholders. If you hold your shares of common stock in a brokerage account or through another nominee, you are the beneficial owner of those shares but not the record holder and you will need to obtain a "legal proxy" from the record holder to attend the 2016 Annual Meeting of Stockholders.

Agenda and Voting Recommendations

Item	Description	Board Recommendation	Page
1	Election of seven directors	FOR each nominee	4
2	Approval of a non-binding advisory resolution approving the compensation of named executive officers	FOR	53
3	Approval of the EarthLink Holdings Corp. 2016 Equity and Cash Incentive Plan	FOR	55
4	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2016	FOR	70

Board of Director Nominees

              The following table provides summary information about each director nominee. Each director is elected annually by a majority of the votes cast. All of the director nominees for 2016 are current directors. All non-employee directors are independent.

Nominee	Director Since	Principal Occupation	Committees*
Susan D. Bowick	2008	Retired Executive Vice President, Hewlett-Packard Company	Leadership and Compensation
Joseph F. Eazor	2014	President and Chief Executive Officer, EarthLink Holdings Corp.
Kathy S. Lane	2013	Retired executive, TJX Companies, Inc.	Corporate Governance and Nominating and Leadership and Compensation
Garry K. McGuire	2011	Retired CFO and Senior Vice President, Avaya, Inc.	Audit and Leadership and Compensation
R. Gerard Salemme	2013	Partner, Eagle River Holdings, Inc.; former Chief Strategy Officer and Executive Vice President, Pendrell Corporation	Audit and Corporate Governance and Nominating
Julie A. Shimer Ph.D.	2013	Private investor; former CEO and President, Welch Allyn, Inc.	Audit and Corporate Governance and Nominating
Walter L. Turek	2015	Executive Chairman, Ascentis Corporation; former Senior Vice President of Sales and Marketing, Paychex, Inc.; co-founder, Mykonos Software, Inc.	Leadership and Compensation

*Reflects Committee assignments following the 2016 Annual Meeting of Stockholders.

v

PROXY STATEMENT
For the Annual Meeting of Stockholders
to be held April 26, 2016

2016 ANNUAL MEETING OF STOCKHOLDERS

General

              This Proxy Statement is furnished by and on behalf of the Board of Directors of EarthLink Holdings Corp. in connection with the solicitation of proxies for use at the 2016 Annual Meeting of Stockholders of EarthLink to be held at 4:00 p.m. (local time) on Tuesday, April 26, 2016, at our offices at 1170 Peachtree Street, Suite 900, Atlanta, Georgia, and at any adjournments or postponements thereof. This Proxy Statement and the proxy card are being made available to our stockholders of record on March 3, 2016, the record date. We are making these materials available to you on the Internet or, upon your request, are delivering printed versions of these materials to you by mail. On or about March 15, 2016, we mailed a notice to stockholders containing instructions on how to access the Proxy Statement and 2015 Annual Report and vote.

              THE BOARD OF DIRECTORS URGES YOU TO VOTE YOUR SHARES BY ANY OF THE THREE AVAILABLE METHODS—BY MAIL, BY TELEPHONE OR BY INTERNET. IF YOU VOTE BY MAIL, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD.

YOUR VOTE IS IMPORTANT!

Voting Instructions and Board of Directors Recommendation

              Proxies will be voted as specified by the stockholder or stockholders granting the proxy. Stockholders can vote in person at the 2016 Annual Meeting of Stockholders or by proxy. There are three ways to vote by proxy:

• By Telephone—You can vote by telephone by calling 1 (800) 690-6903 and following the instructions on the proxy card if you are located in the United States;
• By Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or
• By Mail—You can vote by mail by signing, dating and mailing the enclosed proxy card if you received your proxy materials by mail.

              Internet and telephone facilities for stockholders of record will be available 24 hours a day and close at 11:59 p.m. (Eastern time) on April 25, 2016.

              Unless contrary instructions are specified, if the proxy card is executed and returned (and not revoked) prior to the 2016 Annual Meeting of Stockholders, the shares of our common stock, $0.01 par value per share, or Common Stock, represented thereby will be voted (1) FOR the election of the seven director nominees named in this Proxy Statement; (2) FOR the non-binding advisory resolution approving the compensation of our named executive officers; (3) FOR the EarthLink Holdings Corp. 2016 Equity and Cash Incentive Plan; and (4) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016. A stockholder who submits a proxy may change or revoke it at any time before it is voted by filing with our Corporate Secretary either a written revocation or an executed proxy bearing a later date, by attending and voting in person at the 2016 Annual Meeting of Stockholders or granting a subsequent proxy through the Internet or by telephone.

              Only holders of record of Common Stock as of the close of business on March 3, 2016 will be entitled to vote at the 2016 Annual Meeting of Stockholders. Holders of shares authorized to vote are entitled to cast one vote per share on all matters voted upon at the 2016 Annual Meeting of Stockholders. As of the close of business on the record date, there were 105,051,557 shares of Common Stock issued and outstanding.

              If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the 2016 Annual Meeting of Stockholders, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the 2016 Annual Meeting of Stockholders in order to vote.

Attendance at Annual Meeting

              Only stockholders who own Common Stock as of the close of business on March 3, 2016 will be entitled to attend the 2016 Annual Meeting of Stockholders. Proof of stock ownership as of this date and some form of government issued photo identification (such as a valid driver's license or passport) will be required for admission to the 2016 Annual Meeting of Stockholders. If you hold your shares of Common Stock in a brokerage account or through another nominee, you are the beneficial owner of those shares but not the record holder and you will need to obtain a "legal proxy" from the record holder to attend the 2016 Annual Meeting of Stockholders.

Quorum Required

              According to our Amended and Restated Bylaws ("Bylaws"), the holders of a majority of the shares entitled to be voted must be present or represented by proxy to constitute a quorum. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, the stockholders who are present at the 2016 Annual Meeting of Stockholders in person or by proxy and who abstain from voting are considered stockholders who are present and entitled to vote and they count toward a quorum. Abstentions and shares of record held by a broker or its nominee that are voted on any matter are included in determining whether a quorum is present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Vote Required

              Under rules of self-regulatory organizations governing brokers, your bank, broker or other nominee may vote your shares in its discretion on "routine" matters. These rules also provide, however, that when a proposal is not a "routine" matter and your bank, broker or other nominee has not received your voting instructions with respect to such proposal, your bank, broker or other nominee cannot vote your shares on that proposal. When a bank, broker or other nominee does not cast a vote for a routine or a non-routine matter, it is called a "broker non-vote." Your bank, broker or other nominee may not vote your shares with respect to the election of nominees for director, the non-binding advisory proposal regarding the compensation of our named executive officers, or the approval of the EarthLink Holdings

Corp. 2016 Equity and Cash Incentive Plan in the absence of your specific instructions as to how to vote with respect to these matters, because under such rules these matters are not considered "routine" matters. The ratification of the appointment of Ernst & Young LLP is considered a routine matter.

              Under our Amended and Restated Certificate of Incorporation ("Certificate of Incorporation"), directors are elected by the vote of the majority of the votes cast. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received the affirmative vote of a majority of votes cast in an uncontested election. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Our Corporate Governance Guidelines currently contain a policy that requires any incumbent nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) who does not receive a majority of affirmative votes for his or her election to tender his or her resignation to the Board of Directors. The Board of Directors then would consider whether to accept this resignation in accordance with the procedures set forth in our Corporate Governance Guidelines. The policy is available for review at the following website, www.earthlink.net. The policy may be reviewed by clicking "About Us," then "Investor Relations," then "Corporate Governance" and then "Corporate Governance Guidelines."

              Approval of the non-binding advisory proposal regarding the compensation of our named executive officers requires the affirmative vote of the majority of the shares present or represented and entitled to vote on the proposal at the 2016 Annual Meeting of Stockholders. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because your vote on this proposal is advisory, it will not be binding on us or the Board of Directors. However, the Leadership and Compensation Committee of the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate.

              Approvals of the 2016 EarthLink Holdings Corp. Equity and Cash Incentive Plan and ratification of the appointment by the Audit Committee of Ernst & Young LLP for the year ending December 31, 2016 require the affirmative vote of a majority of the shares present or represented and entitled to vote on the proposal at the 2016 Annual Meeting of Stockholders to be approved. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

              Our Bylaws provide that the Chairman of the Board, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine that a matter or business was not properly brought before the 2016 Annual Meeting of Stockholders and if the Chairman of the Board should so determine, any such matter or business not properly brought before the meeting shall not be transacted or considered.

              With respect to any other matters that may come before the 2016 Annual Meeting of Stockholders, including consideration of a motion to adjourn the 2016 Annual Meeting of Stockholders to another time or place (including for the purpose of soliciting additional proxies), if proxies are returned, such proxies will be voted in a manner deemed by the proxy representatives named therein in their discretion to be in our best interests and the best interests of our stockholders.

 PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors

              Our Certificate of Incorporation provides that we shall have at least two and not more than 17 directors, with the exact number to be fixed by resolution of the Board of Directors from time to time or by a majority vote of the stockholders entitled to vote on directors. The current size of the Board of Directors is fixed at nine and we currently have nine directors. The number of directors will be reduced to seven effective as of the 2016 Annual Meeting of Stockholders.

              The Board of Directors held nine meetings during the year ended December 31, 2015. During 2015, all incumbent members of the Board of Directors attended at least 75% of the aggregate number of (i) meetings of the Board of Directors and (ii) meetings held by all committees of the Board of Directors on which the director served at the time the director was a member of the Board of Directors or the committee.

Nominees Standing for Election

              The Corporate Governance and Nominating Committee has recommended and the Board of Directors has nominated the following individuals for director: Susan D. Bowick, Joseph F. Eazor, Kathy S. Lane, Garry K. McGuire, R. Gerard Salemme, Julie A. Shimer Ph.D and Walter L. Turek. All of the nominees are current members of our Board of Directors. Our two other current members of our Board of Directors, David A. Koretz and M. Wayne Wisehart, are not standing for re-election at the 2016 Annual Meeting of Stockholders.

              With the exception of Mr. Eazor, all of the nominees have been determined to be independent. As our Chief Executive Officer and President, Mr. Eazor is not independent. Our Corporate Governance and Nominating Committee has reviewed each nominee's qualifications and has recommended to our Board of Directors that each nominee be submitted to a vote of our stockholders at the 2016 Annual Meeting of Stockholders, each to serve until the 2017 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. If a nominee is unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for another nominee proposed by the Corporate Governance and Nominating Committee and the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the 2016 Annual Meeting of Stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy statement.

              Set forth below is certain biographical information furnished to us by the directors standing for election at the 2016 Annual Meeting of Stockholders:

Nominee Standing for Election

Susan D. Bowick Director

Ms. Bowick (age 67) has served on our Board of Directors since May 2008. Currently, Ms. Bowick also serves on the Board of Directors of Xura, Inc., a digital communications company, and is chairperson of this company's Compensation and Leadership Committee. Previously, Ms. Bowick was a member of the Boards of Directors of Comverse Technology, Inc. and Verint Systems Inc. She served as the chairperson of the Compensation and Leadership Committee of both of these companies. Ms. Bowick has served as a consultant to several global technology companies, including IBM, SAP, Nokia and Nokia Siemens Networks. From 1977 to 2004, Ms. Bowick served in various executive positions with Hewlett-Packard Company, a global information technology company, most recently as Executive Vice President, Human Resources and Workforce Development and as a member of the management executive committee.

Ms. Bowick's previous senior leadership positions at Hewlett Packard have given her experience and global expertise valuable to our Board of Directors. Her service at Hewlett Packard and on the Xura, Inc., Comverse Technology, Inc. and Verint Systems Inc. Boards of Directors has given her significant experience with corporate governance and other matters important to public companies. Her extensive background in executive compensation and human resources issues is essential for our Leadership and Compensation Committee. In addition, her business development experience at Hewlett Packard, which included evaluating potential mergers and acquisitions and leading integration activities, and global operations experience, is valuable to our Board of Directors.

Joseph F. Eazor Director

Mr. Eazor (age 53) has served on our Board of Directors and as our Chief Executive Officer and President since January 2014. Prior to joining the Company, Mr. Eazor worked as a consultant. From August 2011 until February 2013, he was Executive Vice President and COO of Global Sales and Customer Operations at EMC Corporation, a global leader in IT and business transformation. Beginning in 2003 he held executive level positions at Electronic Data Systems Corporation, an information technology equipment and services company, until Hewlett- Packard's acquisition of Electronic Data Systems Corporation in August 2008. Mr. Eazor went on to serve as Senior Vice President and General Manager of HP Enterprise Services at Hewlett-Packard, an information technology corporation, from August 2008 to July 2010. From September 2010 to August 2011 he was a Director at McKinsey & Company,  Inc., a management consulting firm. From 1999 to 2002 Mr. Eazor served as President, Chief Executive Officer and Director of Springbow Solutions, Inc., a company that developed and provided portal-based internet solutions to companies. Mr. Eazor also serves on the Board of Directors of Commvault Systems, Inc. and Discover Financial Services.

As our Chief Executive Officer and President, Mr. Eazor's extensive experience in technology and IT services is valuable to the Board of Directors in directing our future. Mr. Eazor's experience as a senior technology executive at other IT services companies, as well as his prior consulting experience, provides the Board with substantial sales, strategic planning, and operational experience and industry insight as we continue to transform our Company and restructure our operations.

Kathy S. Lane Director

Ms. Lane (age 58) has served on our Board of Directors since July 2013. Ms. Lane also serves on the Board of Directors of Bob Evans Farms, Inc. and serves on this company's Audit and Nominating and Corporate Governance Committees. She has 30 years of IT experience, including CIO roles in the consumer products, financial services, utilities and retail industries. Most recently she was EVP/CIO of TJX Companies, Inc., a specialty apparel retailer, from October 2008 until her retirement in March 2013. Previously she was Group CIO at National Grid USA and SVP/CIO of Gillette Company and before that she held positions of increasing responsibility in IT at General Electric, Pepsi-Cola International and Procter & Gamble. Ms. Lane has been active in many industry groups, including Oracle's President's Council. From 2002-2013 she was a member of the CIO Strategy Exchange, a forum sponsored by Kleiner Perkins Caulfield Byers and Ostriker von Simson to evaluate emerging, innovative technologies.

In her multiple CIO roles, Ms. Lane had extensive experience with technical strategy, ecommerce technologies, and cyber security, in addition to computer and communications deployment, operations and support. From these CIO roles, Ms. Lane provides the board with a substantial IT background, which is valuable as we optimize our core IT service platforms and capabilities. Ms. Lane's experience on the Board of Directors, Audit Committee and Nominating and Governance Committee of another public company also provides us with substantial governance experience.

Garry K. McGuire Director

Mr. McGuire (age 69) has served on our Board of Directors since July 2011. From September 2000 until his retirement in December 2006, Mr. McGuire served as Chief Financial Officer and Senior Vice President, Corporate Development of Avaya, Inc., a provider of unified communications, contact centers, data solutions and related services. From January 2007 until March 2007, Mr. McGuire served as a consultant to Avaya, Inc. Previously, he was President and Chief Executive Officer of Williams Communications Solutions LLC and President of NORTEL Communications Systems, Inc. Mr. McGuire had been a member of the Board of Directors of Telcordia Technologies Inc., a developer of IP, wireline and mobile communications software and services, from December 2006 until January 2012 when Telcordia was acquired by Ericsson AB. He was the Chairman of Telcordia's Board from November 2010 until January 2012.

Mr. McGuire provides the Board of Directors extensive financial experience gained through his prior service as a Chief Financial Officer of a public company which provides him with the expertise to serve as our Audit Committee Chairperson and financial expert. This experience, as well as his prior service as a Chief Executive Officer, enables Mr. McGuire to provide critical insight to our business strategy as well as to our financial reporting and risk management process.

R. Gerard Salemme Director

Mr. Salemme (age 62) has served on our board since October 2013. Mr. Salemme is a private investor and consultant in the telecommunications industry. Since 1997, he has been a partner in Eagle River Holdings, Inc., a private investment firm formed by Craig McCaw, which has led to his involvement in telecommunications investment, strategy and regulatory policy for McCaw Cellular, and for Eagle River portfolio companies, including XO Communications, Clearwire and Pendrell Corporation. Mr. Salemme is a member of the Board of Directors of Pendrell, an investment, advisory services and asset management firm. From March 2011 to March 2015, he served as Chief Strategy Officer and Executive Vice President at Pendrell. Mr. Salemme also serves as Chairman of the Board of Directors for RECON Dynamics, LLC, a privately held company offering wireless asset management solutions, and as a member of the Board of Directors of Taqua, LLC, a supplier of communications systems, applications and services. In the public sector, Mr. Salemme has served as Senior Telecommunications Policy Analyst for the U.S. House of Representatives Subcommittee on Telecommunications and Finance and as Chief of Staff to Congressman Ed Markey of Massachusetts.

Mr. Salemme brings to the Board of Directors nearly 30 years of telecommunications experience in both the private and public sectors. His broad range of experience in industry strategic planning and investments as well as in regulatory policy provides the Board of Directors with important skill sets.

Julie A. Shimer Ph.D. Director

Dr. Shimer (age 63) has served on our Board of Directors since July 2013 and has served as our Chairman of the Board since February 2014. She is currently a private investor and has 30 years of product development experience, including many years with major communications companies. From March 2007 to April 2012 she served as Chief Executive Officer of Welch Allyn, Inc., a manufacturer of frontline medical products and solutions, having served on the board of directors beginning in July 2002. Previously Dr. Shimer was President and Chief Executive Officer of Vocera Communications, Inc., a provider of wireless communications systems, also serving on the board of directors. She also has served as general manager at 3Com Corporation and Motorola and has been a product development leader at Motorola and AT&T Bell Laboratories. Dr. Shimer also serves as a director of Netgear, Inc., a home and small business network solutions provider, and Halyard Health, Inc., a medical technology company. She also has served as the Chairwoman of Empire State Development Corp., the State of New York's economic development organization.

Dr. Shimer brings to the Board her extensive background in communications and networking product development. Additionally, her prior experiences both as Chief Executive Officer of two private companies and as a public company director and compensation committee member enable Dr. Shimer bring to the Board valuable managerial skills.

Walter L. Turek Director

Mr. Turek (age 64) has served on our Board of Directors since October 2015. Mr. Turek has served as Executive Chairman at Ascentis Corporation, a provider of human resources software and solutions, since 2011. He previously served as Senior Vice President of Sales and Marketing at Paychex, Inc., a publicly-traded, leading provider of payroll and human resource services solutions, from October 2002 to May 2009. In 2009, Mr. Turek co-founded Mykonos Software, Inc., a provider of fraud and theft security solutions for internet websites. Mr. Turek currently serves on the Board of Directors of Spark Networks, Inc. and BlueTie, Inc. and previously served on the Board of Directors of Greenway Medical Technologies, Inc. from 2005 to 2013 and of Mykonos Software, Inc. from 2009 to 2012.

Mr. Turek's substantial executive experience in sales and marketing and knowledge of the software industry will be invaluable to our growth as a nationwide managed network, security and cloud solutions provider. Additionally, Mr. Turek's service on other boards and in senior management positions gives him leadership and governance experience from which our Board can benefit.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE.

Directors Not Standing for Election

              Set forth below is certain biographical information furnished to us by the directors not standing for election at the 2016 Annual Meeting of Stockholders:

Director Not Standing for Election

David A. Koretz Director

Mr. Koretz (age 36) has served on our Board of Directors since May 2008. He currently is the Chief Executive Officer of Plum, Inc., a technology company, and a private investor. From February 2012 until April 2014 he held various positions at Juniper Networks, Inc., a networking and security provider, most recently as Corporate Vice President, Security Products and General Manager, Counter Security. Previously, Mr. Koretz was the President and Chief Executive Officer of Mykonos Software, Inc., a web application security software company, from December 2009 until February 2012 when Mykonos Software was acquired by Juniper Networks. From 1999 to December 2009 he was President and Chief Executive Officer of BlueTie Inc., a SaaS provider with more than 1.5 million users. Mr. Koretz is a member of the Board of Directors of BlueBox Security, an enterprise mobile security provider, Adventive, Inc., an online advertising software provider, and of the Rochester Institute of Technology School of Computing.

Mr. Koretz has gained valuable knowledge of the cyber security, enterprise, software, SaaS, managed services and cloud industries as a result of his substantial work in the technology industry, including with Juniper Networks, Mykonos Software, BlueTie and Adventive, which has been important to our Board of Directors in providing insight into the future direction of our business. This knowledge has assisted us with our managed IT services business. In addition, his work with privately-held companies has given him an understanding of venture capital, private equity and smaller businesses, providing an entrepreneurial perspective that has been important to our Board of Directors.

M. Wayne Wisehart Director

Mr. Wisehart (age 70) has served on our Board of Directors since July 2008. Mr. Wisehart is also a member of the Boards of Directors of Marchex,  Inc., a mobile technology and advertising company, and Centri Technology, Inc., a wireless service technologies company focusing on advanced data acceleration. He serves as the Chairman of the Audit Committee of both companies. Mr. Wisehart also serves on the Advisory Board of Directors of BlackStratus, a SIEM solutions provider. He served as the Consulting Chief Financial Officer of All Star Directories, Inc., an education lead generation company, from February 2010 to November 2010. Mr. Wisehart served as Chief Financial Officer of aQuantive, Inc., a digital marketing services company, from March 2006 until September 2007. aQuantive was acquired by Microsoft in August 2007. Prior to this position, Mr. Wisehart served as Executive Vice President and Chief Financial Officer of Western Wireless Corporation, a cellular phone service provider, from January 2003 until September 2005. Western Wireless was acquired by Alltel in August 2005. Prior to that time, Mr. Wisehart served as Chief Financial Officer of iNNERHOST, Inc., a web hosting services company, from October 2000 through February 2002, and as President and Chief Executive Officer for Teledirect International,  Inc., a marketing automation software company, from February 1999 through October 2000.

Mr. Wisehart's experience with us and other public companies has provided substantial background on governance and public policy matters which has been valuable in his role as Chairperson of our Corporate Governance and Nominating Committee. Additionally, Mr. Wisehart's experience as a Chief Financial Officer and on public company audit committees has given him financial expertise to serve as an Audit Committee financial expert. His experience with the financial and corporate development matters of telecommunications and technology companies has also been valuable to our Board of Directors. He also has significant experience in risk management from his work as a public company chief financial officer and audit committee member.

CORPORATE GOVERNANCE

Committees of the Board of Directors

              We have the following standing committees of our Board of Directors: Leadership and Compensation Committee, Audit Committee and Corporate Governance and Nominating Committee. Each committee has a charter which is available for review at the following website, www.earthlink.net. The charters may be found by clicking "About Us," then "Investor Relations" and then "Corporate Governance."

COMMITTEE	SUMMARY

Leadership and Compensation Committee Current Members: Ms. Bowick (Chairperson), Ms. Lane, Mr. McGuire, Dr. Shimer and Mr. Turek Met six times during the year ended December 31, 2015.

The Leadership and Compensation Committee establishes and approves cash and long-term incentive compensation for our executive officers and directors. The Leadership and Compensation Committee also administers our equity-based compensation plans.

The Board of Directors has determined that the members of our Leadership and Compensation Committee are independent as defined in Rule 5605(d)(2)(A) of the Nasdaq Listing Rules for Nasdaq-listed companies, are "non-employee directors" as defined in Securities and Exchange Commission, or SEC, Rule 16b-3, and are "outside directors" as defined in Internal Revenue Code Section 162(m).

The Leadership and Compensation Committee is authorized to retain outside independent compensation consultants to provide information and advice concerning compensation. During 2015, the Leadership and Compensation Committee engaged the outside independent consulting firm of Frederic W. Cook & Co., Inc. ("Frederic Cook") as part of its review of compensation. The nature and scope of Frederic Cook's assignment is described on pages 32 to 33 of this Proxy Statement. In retaining Frederic W. Cook & Co., the Leadership and Compensation Committee considered the six factors set forth in Section 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, and based on such consideration determined that the work of Frederic Cook did not raise any conflict of interest.

Audit Committee Current Members: Mr. McGuire (Chairperson), Mr. Koretz, Ms. Lane and Mr. Wisehart. Met seven times during the year ended December 31, 2015.

The Audit Committee is responsible for selecting our independent registered public accounting firm, reviewing the results and scope of audits and other services provided by our independent registered public accounting firm, reviewing the results and scope of audits performed by our internal auditors, and reviewing and evaluating our financial reporting and disclosure processes and internal control functions, including management's evaluation of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Board of Directors has determined that the members of our Audit Committee are independent as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules for Nasdaq-listed companies and Sections 10A(m)(3)(a) and (B) of the Securities Exchange Act. In addition, the Board of Directors has determined that all members of our Audit Committee are financially literate as prescribed by the Nasdaq Listing Rules and that Mr. McGuire and Mr. Wisehart are each an "audit committee financial expert," within the meaning of the regulations promulgated by the SEC.

No member of the Audit Committee received any payments during 2015 from us or our subsidiaries other than compensation received as a director of EarthLink.

Corporate Governance and Nominating Committee Current Members: Mr. Wisehart (Chairperson), Mr. Koretz, Mr. Salemme and Dr. Shimer. Met six times during the year ended December 31, 2015.

The Corporate Governance and Nominating Committee is responsible for overseeing our corporate governance principles, guidelines and practices, overseeing our regulatory compliance and applicable public policy and legislative matters and identifying, nominating, proposing and qualifying nominees for open seats on the Board of Directors.

The Board of Directors has determined that the members of our Corporate Governance and Nominating Committee are independent as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules for Nasdaq-listed companies.

Corporate Governance Matters

    Identifying and Evaluating Nominees

              The Corporate Governance and Nominating Committee identifies nominees for director on its own as well as by considering recommendations from other members of the Board of Directors, our officers and employees and other sources that the Corporate Governance and Nominating Committee deems appropriate. The Corporate Governance and Nominating Committee also will consider stockholder recommendations for nominees for director subject to such recommendations being made in accordance with our Certificate of Incorporation. There were no nominee recommendations from stockholders or any group of stockholders submitted in accordance with our Certificate of Incorporation in connection with the 2016 Annual Meeting of Stockholders. In addition to the Corporate Governance and Nominating Committee's charter, we have Corporate Governance Guidelines that contain, among other matters, important information concerning the Corporate Governance and Nominating Committee's responsibilities when identifying and evaluating nominees for director. You will find the charter and the guidelines at www.earthlink.net by selecting the following links: "About Us," then "Investor Relations" and then "Corporate Governance."

              In 2015 the Board of Directors determined that it would be beneficial to add a director with sales and marketing expertise in light of our strategic focus on our Enterprise/Mid-Market business unit. Following a search led by the Corporate Governance and Nominating Committee, the Committee recommended, and the Board of Directors approved, the appointment of Walter L. Turek.

              The Corporate Governance and Nominating Committee considers a number of factors, including an individual's competencies, experience, reputation, integrity, independence and potential for conflicts of interest when identifying director nominees. It also is important to the Corporate Governance and Nominating Committee that the Board of Directors works together in a cooperative fashion. When considering a director standing for re-election as a nominee, in addition to the attributes described above, the Corporate Governance and Nominating Committee also considers that individual's past contribution and future commitment to EarthLink. The Corporate Governance and Nominating Committee conducts an annual review of the skills, experience and attributes of the Board of Directors to ensure that there is a proper balance. The Corporate Governance and Nominating Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. There are not specific weights given to any one factor, but among the items considered are:

• senior leadership experience	• business development/M&A expertise
• finance/capital markets experience	• public company board experience
• operational expertise	• innovation
• brand marketing expertise	• relevant industry expertise
• small-medium business experience	• government/public policy expertise
• retail industry experience	• executive compensation/human resources expertise
• risk oversight expertise	• product development/product management experience
• technology expertise
• sales and marketing experience

              Additionally, the Corporate Governance and Nominating Committee will continue to seek to populate the Board of Directors with a sufficient number of independent directors to satisfy Nasdaq listing standards and SEC requirements. The Corporate Governance and Nominating Committee will also seek to ensure that the Board of Directors, and consequently the Audit Committee, will have at least three independent members that satisfy Nasdaq financial and accounting experience requirements and at least one member who qualifies as an audit committee financial expert. There is no difference in the manner by which the Corporate Governance and Nominating Committee evaluates prospective nominees for director based on the source from which the individual was first identified.

              Our Certificate of Incorporation provides that any stockholder recommendation for a nominee for director to be voted upon at the 2017 Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary no later than 60 days, and no earlier than 90 days, in advance of the anniversary of the prior year's annual meeting, or April 26, 2016. In addition, the stockholder's notice must include the following information about the director nominee: (i) name, age and address; (ii) employer and principal occupation; (iii) biographical profile; (iv) disclosure regarding our capital stock owned by the nominee; (v) all other information as would be required to be included in a proxy statement for a contested election; (vi) the consent of each nominee to serve as a director if elected; and (vii) the completed Director Agreement described below. The stockholder's notice must also include the following information about the stockholder making the nomination: (i) name and address; (ii) employer and principal occupation; (iii) disclosure regarding our capital stock owned by the stockholder (including disclosure of derivative transactions); (iv) a description of all arrangements between the stockholder and the nominee; (v) representations whether the stockholder intends to appear in person at the annual meeting and solicit proxies in support of the nominee; and (vi) all other information as would be required to be included in a proxy statement for a contested election. The information about the nominating stockholder will also need to be updated as of the record date of the applicable annual meeting. These advance notice requirements are separate from the requirements that stockholders must meet to include proposals in the proxy materials for the 2016 Annual Meeting of Stockholders, discussed later in this Proxy Statement.

              Our Bylaws include director qualification requirements which require each director and nominee for election as a director to deliver to our Secretary a written questionnaire with respect to the director's or nominee's background and qualifications as well as a representation and agreement (the "Director Agreement"). The Director Agreement requires directors and nominees to disclose certain types of voting commitments and compensation arrangements to which the director or nominee is subject. The Director Agreement also requires a representation that the director or nominee, if elected, would be in compliance with all of our applicable corporate governance, conflict of interest, confidentiality, securities ownership and trading policies and guidelines, and further provides for the immediate resignation of a director if he or she is found by a court of competent jurisdiction to have breached the Director Agreement in any material respect. Each of the nominees for election at the 2016 Annual Meeting of Stockholders identified above has executed a Director Agreement.

    Director Independence

              The Board of Directors considers director independence based both on the meaning of the term "independent director" set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules for Nasdaq-listed companies and on an overall review of transactions and relationships, if any, between the director and us.

              In February 2016, the Board of Directors undertook its annual review of director independence. As part of its annual review, the Board of Directors considers whether there are any transactions and relationships between a director or any member of his or her immediate family and us. The purpose of this review is to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent. There currently are no such transactions or relationships to review.

              The Board of Directors has determined that Ms. Bowick, Mr. Koretz, Ms. Lane, Mr. McGuire, Mr. Salemme, Dr. Shimer, Mr. Turek and Mr. Wisehart are independent. We have one director who is not independent, Mr. Eazor, because he is our Chief Executive Officer and President.

              The independent directors of the Board of Directors meet in executive session at least quarterly.

    Board Leadership Structure

              Dr. Shimer currently serves as our non-executive Chairman of the Board. We believe that having separate Chief Executive Officer and Chairman of the Board positions is the most appropriate structure for us and our stockholders at this time. This permits our Chief Executive Officer Mr. Eazor to focus his efforts on serving as our Chief Executive Officer and President while working closely with our non-executive Chairman of the Board. The Board of Directors may in the future revisit this policy.

              The Board of Directors has three standing committees, Audit, Corporate Governance and Nominating and Leadership and Compensation. Each committee has a separate chairperson and each of the Audit, Corporate Governance and Nominating and Leadership and Compensation Committees are comprised solely of independent directors. Our Corporate Governance Guidelines provide that the independent directors will meet in executive session at least quarterly, and the Chairman of the Board (or the chairperson of an independent committee, if appropriate) presides at these sessions. The Corporate Governance and Nominating Committee annually evaluates whether a rotation of committee chairpersons would be advisable.

    Risk Oversight

              Each of our committees considers risks within its area of responsibility and regularly reports to the Board of Directors.

COMMITTEE	Risk Oversight Function

Audit Committee
Our Audit Committee charter provides that the Audit Committee is responsible for monitoring material financial and operating risks of the Company. On a quarterly basis, management reports to the Audit Committee regarding our various risk areas. On a quarterly basis, the Audit Committee receives a report from the Chief Financial Officer and the Director of Internal Audit regarding risk management in which we identify our significant risk areas and oversight responsibility and evaluate each risk in terms of the likelihood and impact. The risks that are identified as probable to have the highest impact and are the most likely to occur are discussed in detail by the Board of Directors, including a review of the mitigation activities taken by us. The Board of Directors also engages in periodic discussions with the Chief Financial Officer and other members of management regarding risks as appropriate. Additionally, our Insider Trading Policy as approved by our Audit Committee includes policies prohibiting hedging transactions in our common stock and the pledging of our common stock to secure loans.

Leadership and Compensation Committee
The Leadership and Compensation Committee considers succession planning, human resources risks and risks that may result from our executive compensation programs on a regular basis. In this regard, our Leadership and Compensation Committee has approved a Compensation Recoupment Policy and Share Ownership Guidelines for our Board of Directors and executive officers. Also, at the Leadership and Compensation Committee's direction, our management conducts a risk assessment of our sales incentives programs. The Leadership and Compensation Committee believes that overall the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us.

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee, along with the full Board of Directors, considers governance risks. The current leadership structure of the Board of Directors supports the risk oversight functions described above by providing independent leadership at the committee level, with ultimate oversight by the full Board of Directors as led by our non-executive Chairman of the Board.

    Stockholder Communications with the Board of Directors

              We encourage stockholders to communicate with our Board of Directors by sending written correspondence to EarthLink Holdings Corp., Attention: Chairman of the Board, 1170 Peachtree Street, Suite 900, Atlanta, Georgia 30309. We do not screen correspondence for content but may screen regular incoming mail for security reasons. The Chairman of the Board and her duly authorized agents are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Chairman of the Board is responsible for evaluating the materiality of each stockholder communication and determining which stockholder communications are to be presented to the full Board of Directors or other appropriate body.

    Annual Performance Evaluations

              Our Corporate Governance Guidelines provide that the Board of Directors shall conduct an annual evaluation to assess and enhance its effectiveness. The Audit Committee, Leadership and Compensation Committee and Corporate Governance and Nominating Committee are also required to each conduct an annual self-evaluation. The Board of Directors, Audit Committee, Leadership and Compensation Committee and Corporate Governance and Nominating Committee each conducted an annual self-evaluation process during 2015. Additionally, our Chairman of the Board held individual discussions with each of our directors regarding their Board service during the year.

    Policy Regarding Attendance at Annual Meetings

              We have a policy encouraging directors to attend annual meetings of stockholders. All of our directors who were nominated for election were present at the 2015 Annual Meeting of Stockholders.

    Codes of Ethics

              We have a Code of Ethics for our Chief Executive Officer and Senior Financial Officers. We also have a Code of Business Conduct and Ethics for directors, officers and employees. Copies of each of these codes may be found at the following website, www.earthlink.net. You will find the codes by selecting the following links: "About Us," then "Investor Relations" and then "Corporate Governance."

Certain Relationships and Related Transactions

              Our Board of Directors has adopted a written policy that generally provides that we may enter into a related party transaction only if the Audit Committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party; the transaction is approved by the disinterested members of the Board of Directors; or the transaction involves compensation approved by our Leadership and Compensation Committee.

              Our Audit Committee Charter provides that the Audit Committee shall approve in advance all transactions between us and any of our affiliates as well as all "related party" transactions required to be disclosed by applicable SEC disclosure rules. For 2015, there were no transactions that were required to be approved by the Audit Committee.

Corporate Governance and Nominating Committee Report

              The Corporate Governance and Nominating Committee's overall purposes are to (a) oversee our corporate governance principles, guidelines and practices; (b) oversee our regulatory compliance and applicable public policy and legislative matters; and (c) identify, interview, qualify and recommend to the Board of Directors individuals to stand for election to, or fill any vacant seats on, the Board of Directors. The Corporate Governance and Nominating Committee of the Board of Directors is comprised entirely of independent directors.

              Among the Corporate Governance and Nominating Committee's activities during 2015 and to date in 2016 were the following:

  •
  Conducted a search for a new director with a focus on sales and marketing experience and recommended to the Board of Directors that Mr. Turek be appointed as a new director.

  •
  Reviewed and discussed independence and expertise of each of the members of the Board of Directors.

  •
  Reviewed committee composition and recommended appointment of directors to the various committees.

  •
  Approved the Board of Directors's annual objectives, which synchronize with the Chief Executive Officer's annual objectives.

  •
  Reviewed and discussed on a quarterly basis corporate governance developments.

  •
  Reviewed and discussed on a quarterly basis regulatory and public policy developments.

              In connection with the 2015 Annual Meeting of Stockholders, the Corporate Governance and Nominating Committee reviewed the independence of each director at that time and affirmed that, other than Mr. Eazor, each was independent based on the independence standards outlined in the Nasdaq Listing Rules for Nasdaq-listed companies and other standards considered by the Corporate Governance and Nominating Committee. Additionally, the Corporate Governance and Nominating Committee reviewed the qualifications of the directors nominated and determined that each of the nominees, other than Mr. Eazor, is independent and that all of the nominees qualified for election at the 2016 Annual Meeting of Stockholders.

Submitted by: Corporate Governance and Nominating Committee
M. Wayne Wisehart (Chairperson)
David A. Koretz
R. Gerard Salemme
Julie A. Shimer Ph.D

              The Corporate Governance and Nominating Committee Report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

Director Compensation

              The following table presents information relating to total compensation of our directors for the year ended December 31, 2015. The following table does not present information for Mr. Eazor, our Chief Executive Officer and President, who did not receive additional compensation as a director in 2015 and whose compensation is included in the Summary Compensation Table elsewhere in this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Susan D. Bowick	$120,000	$130,000	—	—	—	—	$250,000
David A. Koretz	95,000	130,000	—	—	—	—	225,000
Kathy S. Lane	95,000	130,000	—	—	—	—	225,000
Garry K. McGuire	120,000	130,000	—	—	—	—	250,000
R. Gerard Salemme	95,000	130,000	—	—	—	—	225,000
Julie A. Shimer Ph.D	170,000	130,000	—	—	—	—	300,000
Walter L. Turek	47,500	65,000	—	—	—	—	112,500
M. Wayne Wisehart	110,000	130,000	—	—	—	—	240,000

(1)
Compensation for stock awards represents the aggregate grant date fair value of the stock award, computed based on the number of stock awards granted and the closing stock price of EarthLink Holdings Corp. Common Stock on the date of grant. Assumptions used in the calculation of these award amounts are included in Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated by reference into this Proxy Statement. The aggregate number of stock awards outstanding as of December 31, 2015, were as follows: Ms. Bowick, 27,197, Mr. Koretz, 27,197, Ms. Lane, 27,197, Mr. McGuire, 27,197, Mr. Salemme, 27,197, Dr. Shimer, 27,197, Mr. Turek, 7,230 and Mr. Wisehart, 27,197.

(2)
Pursuant to the Board of Directors Compensation Plan, on April 29, 2015 we granted restricted stock units valued at $130,000 to each independent director serving on our Board of Directors on that date. The number of restricted stock units granted to each of these directors was 27,197. Additionally, on October 28, 2015, we granted restricted stock units at a prorated value to Mr. Turek upon his appointment to the Board of Directors. Mr. Turek received 7,230 restricted stock units. The number of restricted stock units granted to each director was based on the closing price of EarthLink Common Stock on the grant date. The restricted stock units vest and become exercisable one year from the grant date.

              During 2015, the annual cash retainer for independent directors was $95,000 for serving on the Board of Directors (or a pro rata amount for an independent director who joined the Board during the year). We paid our non-executive Chairman of the Board an additional annual cash retainer of $75,000. We paid the Chairperson of the Audit Committee and the Chairperson of the Leadership and Compensation Committee an additional annual cash retainer of $25,000 for serving in such capacity. We paid the Chairperson of the Corporate Governance and Nominating Committee an additional annual cash retainer of $15,000 for serving in such capacity. We reimburse directors for the expenses they incur in attending meetings of the Board of Directors or committees thereof.

              Under the Board of Directors Compensation Plan, independent directors receive a grant of restricted stock units once each year covering stock valued at $130,000 at the time of the grant (or a pro rata amount for an independent director who joined the Board during the year). The grants are to be made on the first business day immediately following the annual stockholder meeting. The restricted stock units vest after one year or upon an earlier change in control, and upon vesting the director will receive shares of Common Stock.

              Our Chief Executive Officer and President does not receive additional compensation for serving as a director.

              We pay program fees and associated travel expenses for each director to participate in relevant director education programs.

              The Leadership and Compensation Committee periodically considers our Board of Directors compensation policy with a primary objective of matching compensation levels to the relative demands associated with serving on the Board of Directors and its various committees. The Leadership and Compensation Committee also periodically reviews the compensation policies of other public company boards of directors by reviewing market surveys of director compensation data prepared by third party consulting firms. Following such a review in 2015, the Committee increased the value of the Board's annual restricted stock unit grant to $140,000 effective the first business day following the 2016 Annual Meeting of Stockholders.

AUDIT COMMITTEE REPORT

              Pursuant to SEC rules for proxy statements, the Audit Committee of the Board of Directors has prepared the following Audit Committee Report. The Audit Committee intends that this report clearly describe our current audit program, including the underlying philosophy and activities of the Audit Committee.

General

              The primary function of the Audit Committee of the Board of Directors is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing: (a) our accounting and financial reporting processes; (b) the integrity of our financial reports provided by us to any governmental body or the public; (c) our systems of internal auditing and controls; (d) our finance, auditing, accounting, legal and financial reporting compliance as established by us; and (e) maintenance of an effective and efficient audit of our annual financial statements by a qualified and independent auditor. The Audit Committee operates under a written charter. The charter is available on our website as described earlier in this Proxy Statement. The Audit Committee also determined that the charter adequately and effectively defines the duties and responsibilities of the Audit Committee. Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to, our policies, procedures and practices at all levels. The Audit Committee is accountable and responsible to the full Board of Directors.

              The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor our financial reporting process and internal control systems;

  •
  Review and appraise the audit efforts of our independent registered public accounting firm and internal auditors; and

  •
  Provide open channels of communication among our independent registered public accounting firm, financial and senior management, the internal auditors and the Board of Directors.

Composition and Qualifications of Audit Committee

              The Audit Committee presently consists of Mr. McGuire (Chairperson), Mr. Koretz, Ms. Lane, and Mr. Wisehart. Each member of the Audit Committee is independent, financially literate and is free from any relationship that, in the judgment of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Audit Committee. The Board of Directors has determined that Messrs. McGuire and Wisehart are audit committee financial experts, as defined by SEC regulations. The Audit Committee is, and will continue to be, composed of members that meet the independence, knowledge and experience requirements of Nasdaq as set forth in the Nasdaq Listing Rules for Nasdaq-listed companies.

Election and Meetings

              The Board of Directors annually elects the members of the Audit Committee to serve for a term of one year or other length of term, in the discretion of the Board of Directors, and shall otherwise serve until their successors are duly elected and qualified. Each member of the Audit Committee serves at the pleasure and discretion of the Board of Directors and may be replaced or removed by the Board of Directors at any time and from time to time in its discretion. At the time of each annual election of the Audit Committee members, or at other times in the discretion of the Board of Directors, the Board of Directors designates one member of the Audit Committee to be its Chairperson.

              The Audit Committee meets at least quarterly. The Audit Committee met seven times during 2015. The Audit Committee meets quarterly with representatives from our management and independent registered public accounting firm in separate sessions to discuss any matters that the Audit Committee or either of these groups believes should be discussed. In addition, the Audit Committee or its Chairperson meets with representatives of the independent registered public accounting firm and our management at least quarterly to review our quarterly financial statements consistent with the provisions of Statement of Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU Sect. 380).

Responsibilities and Duties

              To fulfill its responsibilities and duties, the Audit Committee performed the following during the year ended December 31, 2015:

    Documents/Reports Review

                  1.     Reviewed and discussed our annual financial statements, management's report on internal control over financial reporting and all certifications, reports, opinions or reviews rendered by our independent registered public accounting firm.

                  2.     Discussed with our financial management and representatives of the independent registered public accounting firm, prior to filing with the SEC, audited and unaudited financial statements and certain other disclosures to be included in our Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and other reports that contain financial information. Management has represented to the Audit Committee that our financial statements were prepared in accordance with U.S. generally accepted accounting principles.

                  3.     Prepared the Audit Committee Report included in our annual proxy statement.

    Independent Registered Public Accounting Firm

                  4.     Recommended to the Board of Directors the selection of Ernst & Young LLP as our independent registered public accounting firm for 2015. The Audit Committee evaluates the performance of the independent registered public accounting firm. The Audit Committee has discussed with representatives of the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. These discussions included the scope of the independent registered public accounting firm's responsibilities; significant accounting adjustments; any disagreements with management; the quality, not just the acceptability, of accounting principles; reasonableness of significant judgments; and the clarity of disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP relating to the independence of that firm as required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), and has discussed with Ernst & Young LLP that firm's independence with respect to us.

                  5.     Approved all fees and other compensation paid to Ernst & Young LLP. Monitored compliance with pre-approval policies and procedures, and otherwise pre-approved all non-audit engagements of Ernst & Young LLP.

                  6.     Periodically consulted with representatives of the independent registered public accounting firm out of the presence of our management regarding internal controls and the fullness and accuracy of our financial statements.

    Financial Reporting Process

                  7.     Reviewed the integrity of our financial reporting process, both internal and external, in consultation with representatives of the independent registered public accounting firm and our internal financial and accounting personnel.

                  8.     Considered any significant judgments made in management's preparation of our financial statements and management's view of each as to the appropriateness of such judgments.

                  9.     Considered the independent registered public accounting firm's judgments about the quality and appropriateness of our accounting principles as applied to its financial reporting.

                  10.   Reviewed the description of critical accounting policies in our Annual Report on Form 10-K.

    Internal Controls; Legal Compliance/Risk Management; General

                  11.   Discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of our internal controls and internal audit functions, organization, responsibilities, budget and staffing.

                  12.   Reviewed, with our internal and outside legal counsel, legal compliance matters, including corporate securities trading policies, and legal matters that could have a significant impact on our financial statements.

                  13.   Oversaw the receipt of internal complaints with respect to ethical and accounting matters.

                  14.   Reviewed and discussed with management our major financial and operating risks and exposures, and the steps management has taken to monitor and control such risks and exposures, including our risk assessment and risk management policies.

                  15.   Reviewed and discussed with management information technology matters, including cyber security and customer privacy-related risks and controls.

    Section 404 of the Sarbanes-Oxley Act of 2002

                  16.   Reviewed the report of management regarding the effectiveness of our internal control over financial reporting contained in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC, as well as Ernst & Young LLP's Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of the effectiveness of internal control over financial reporting. During the year ended December 31, 2015, management updated the documentation and performed testing and evaluation of our internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In this regard, the Audit Committee received periodic updates provided by management, the internal auditors, and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting.

              Based on the Audit Committee's discussions with management and Ernst & Young LLP and the Audit Committee's review of the representation of management and report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and management's report on internal control over financial reporting in our Annual Report on Form 10-K for the year ended December 31, 2015.

Submitted by: Audit Committee
Garry K. McGuire (Chairperson)
David A. Koretz
Kathy S. Lane
M. Wayne Wisehart

              The Audit Committee Report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

EXECUTIVE OFFICERS

              Our executive officers serve at the discretion of the Board of Directors, and serve until they resign, are removed or are otherwise disqualified to serve, or until their successors are elected and qualified. Our executive officers presently include: Joseph F. Eazor, Louis M. Alterman, Valerie C. Benjamin, Gerard Brossard, Samuel R. DeSimone, Jr., John T. Dobbins, Bradley A. Ferguson and Richard C. Froehlich. The following sets forth biographical information for our executive officers who are not directors. Biographical information for Joseph F. Eazor, who is also a director, is provided in the section entitled "Proposal 1—Election of Directors—Directors Standing for Election" of this Proxy Statement.

Louis M. Alterman Executive Vice President, Chief Financial Officer

Mr. Alterman (age 38) has served as our Executive Vice President, Chief Financial Officer since April 2015. He previously served as our Executive Vice President, Strategy, Operations and Transformation from September 2014 to April 2015. From August 2012 to September 2014, Mr. Alterman served as our Senior Vice President, Finance and Treasurer. From August 2008 to August 2012, Mr. Alterman served as our Vice President, Finance and Investor Relations. From May 2003 to August 2008, Mr. Alterman served in a number of roles across Finance, M&A and Internal Audit. Prior to joining EarthLink, Mr. Alterman held positions at BellSouth Corporation and A.G. Edwards and Sons, Inc.

Valerie C. Benjamin Senior Vice President, Human Resources

Ms. Benjamin (age 47) has served as our Senior Vice President, Human Resources since April 2014. Ms. Benjamin previously served as our Vice President, Human Resources from 2012 to April 2014. From 2009 to 2012 she led Corporate HR and Change Management at Constellation Brands, Inc., a premium wine company. Prior to this she led the Talent Management Group at The Continuous Learning Group, Inc., a performance improvement consulting firm, from 2007 to 2009. From 1995 to 2007, she worked at Accenture, a management consulting and technology services company, in a variety of consulting and human resources roles, including as the Global Director, Leadership, Culture and Values.

Gerard Brossard Executive Vice President and Managing Director, Enterprise/Mid-Market and Information Technology

Mr. Brossard (age 51) has served as our Executive Vice President and Managing Director, Enterprise/Mid-Market and Information Technology since April 2015. Prior to joining the Company, Mr. Brossard served as Senior Vice President, Global Head of Business Planning and Operations at Visa Inc. since 2014. From 2013 to 2014, he served in a variety of advisory and consultative roles at several technology companies, including EarthLink. From 2000 to 2012, Mr. Brossard served in various executive positions with Hewlett-Packard Company, most recently as General Manager of its Rich Media Management Solutions division. From 2010 to 2012, Mr. Brossard served on the board of directors of MPhasis, an information technology solutions provider which is majority owned by Hewlett-Packard.

Samuel R. DeSimone, Jr. Executive Vice President, General Counsel and Secretary

Mr. DeSimone (age 56) has served as our Executive Vice President, General Counsel and Secretary since February 2000. Prior to that, Mr. DeSimone served in such capacities at MindSpring Enterprises Inc. since November 1998 prior to its merger with EarthLink Network, Inc. in February 2000. From September 1995 to August 1998, Mr. DeSimone served as Vice President of Corporate Development with Merix Corporation, a printed circuit board manufacturer. From June 1990 to August 1995, he was an associate attorney and a partner with Lane Powell Spears Lubersky of Portland, Oregon.

John T. Dobbins Executive Vice President and Managing Director, Network Operations and Carrier

Mr. Dobbins (age 40) has served as our Executive Vice President and Managing Director, Network Operations and Carrier since April 2015. Previously, Mr. Dobbins served as our Executive Vice President, Network Operations since April 2014 and as our Senior Vice President, Network and Access Management from October 2013 to April 2014. Prior to joining the Company, Mr. Dobbins served as Vice President of Network and Access Optimization for XO Communications, a communications service provider, from 2011 to 2013. From 2006 to 2011, Mr. Dobbins served in a variety of sales, product management and access management roles at Global Crossing Telecommunications, a telecommunications company, prior to the sale of the company to Level 3 Communications.

Bradley A. Ferguson Executive Vice President, Corporate Development and Managing Director, Consumer and Small Business

Mr. Ferguson (age 45) has served as our Executive Vice President, Corporate Development and Managing Director, Consumer and Small Business since April 2015. Previously, he served as our Executive Vice President, Chief Financial Officer and Principal Accounting Officer from August 2009 to April 2015. Mr. Ferguson has been an officer of our Company since the merger of EarthLink Network, Inc. and MindSpring Enterprises, Inc. in February 2000 and was an officer of MindSpring Enterprises, Inc. prior to that time. Prior to joining MindSpring, Mr. Ferguson was a member of the audit practice at Arthur Andersen LLP.

Richard C. Froehlich Executive Vice President, Chief Commercial Officer

Mr. Froehlich (age 52) has served as our Executive Vice President, Chief Commercial Officer since April 2015. He previously served as our Executive Vice President, Products and Consumer since he joined the Company in April 2014. Mr. Froehlich served as Vice President—Operating Partner in the mobile and wireless division of McWane Technology from January 2014 to April 2014. Mr. Froehlich also previously worked for EMC Corporation, where he served as the Senior Vice President/General Manager of Global OEM products and sales from June 2012 to June 2013. Mr. Froehlich held a variety of product, P&L and sales roles at Oracle Communications, from February 2011 to June 2012 and Dell, Inc., from 2000 to 2010. Prior to joining Dell, Mr. Froehlich was a principal with management consulting firm A.T. Kearney.

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes in ownership of such stock with the SEC. These persons are also required by SEC regulations to furnish us with copies of all such forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the year ended December 31, 2015, except that a Form 4 for former executive officer Brian Fink was filed one day late.

BENEFICIAL OWNERSHIP OF COMMON STOCK

              The following table sets forth information concerning the beneficial ownership of our issued and outstanding Common Stock by (i) those persons known by management to own beneficially more than 5% of our issued and outstanding Common Stock, (ii) our directors, (iii) the executive officers identified as "Named Executive Officers" in the Summary Compensation Table on page 43 of this Proxy Statement, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated in the footnotes below, such information is provided as of February 29, 2016. According to SEC rules, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise.

Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Louis M. Alterman	140,267(4)
Susan D. Bowick	144,780(5)	*
Gerard Brossard	24,863(6)	*
John T. Dobbins	51,460(7)	*
Joseph F. Eazor	437,697(8)	*
Bradley A. Ferguson	245,674(9)	*
Richard C. Froehlich	37,549(10)	*
David A. Koretz	74,347(5)	*
Kathy S. Lane	82,327(5)	*
Garry K. McGuire	115,360(5)	*
R. Gerard Salemme	79,875(5)	*
Julie A. Shimer Ph.D	82,327(5)	*
Michael D. Toplisek	—	*
Walter L. Turek	7,230(11)	*
M. Wayne Wisehart	142,361(5)	*
The Vanguard Group	12,691,895(12)	12.1%
Renaissance Technologies LLC	8,014,439(13)	7.6%
Dimensional Fund Advisors LP	7,956,637(14)	7.6%
BlackRock, Inc.	6,074,872(15)	5.8%
All directors and executive officers as a group (17 persons)	1,828,596(16)	1.7%

*
Represents beneficial ownership of less than 1.0% of our Common Stock.

(1)
Except as otherwise indicated by footnote below or in any applicable Schedule 13D, Schedule 13G or Form 13F, (i) the named person has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, and (ii) the address of the named person is that of EarthLink.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC based on factors such as voting and investment power with respect to shares of Common Stock.

(3)
Calculated based on 105,051,557 shares of Common Stock outstanding as of February 29, 2016.

(4)
Includes options to purchase 56,911 shares of Common Stock.

(5)
Includes 27,197 restricted stock units that will vest within 60 days.

(6)
Represents 24,863 restricted stock units that will vest within 60 days.

(7)
Includes 9,920 restricted stock units that will vest within 60 days.

(8)
Includes options to purchase 150,000 shares of Common Stock.

(9)
Includes options to purchase 73,267 shares of Common Stock.

(10)
Includes 22,583 restricted stock units that will vest within 60 days.

(11)
Represents 7,230 restricted stock units that will vest within 60 days.

(12)
Represents beneficial ownership as of December 31, 2015, according to the Schedule 13G filed by The Vanguard Group on February 11, 2016. Vanguard Group has sole voting power over 228,597 of these shares, shared voting power over 14,200 of these shares, sole dispositive power over 12,454,698 of these shares and shared dispositive power over 237,197 of these shares. The address for The Vanguard Group is 10 Vanguard Blvd., Malvern, PA 19355.

(13)
Represents beneficial ownership as of December 31, 2015, according to the Schedule 13G filed by Renaissance Technologies LLC on February 12, 2016. Renaissance Technologies LLC has sole voting power over 8,011,700 of these shares and sole dispositive power over 8,014,439 of these shares. The address for Renaissance Technologies LLC is 800 Third Avenue, New York, NY 10022.

(14)
Represents beneficial ownership as of December 31, 2015, according to the Schedule 13G filed by Dimensional Fund Advisors LP on February 9, 2016. Dimensional Fund Advisors LP has sole voting power over 7,640,850 of these shares and sole dispositive power over 7,956,637 of these shares. The address for the Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(15)
Represents beneficial ownership as of December 31, 2015, according to the Schedule 13G filed by BlackRock, Inc. on January 26, 2016. BlackRock, Inc. has sole voting power over 5,815,662 of these shares and sole dispositive power over 6,074,872 of these shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(16)
Includes options to purchase an aggregate of 320,241 shares of Common Stock and 254,975 restricted stock units.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

    Guiding Philosophy

              Our primary executive compensation goals are to:

  •
  offer competitive compensation to attract and retain talented executives;

  •
  link annual cash incentives to achievement of performance objectives that tie directly to our strategic and operational goals; and

  •
  align executives' interests with long-term stockholder value creation.

              To achieve these goals, we use a "Total Rewards" approach establishing a compensation package of separate, but integrated components, including: base salary, short-term annual incentives (or STI), long-term compensation incentives (or LTI), and health and welfare and other benefits. We believe using this Total Rewards approach allows us to create leverage from a combination of incentives which in the aggregate will drive behaviors that build stockholder value.

              This "Compensation Discussion and Analysis" describes the executive compensation programs we implemented in 2015 in order to advance our evolving business strategy.

    2015 Business Transformation and Compensation Overview

              In 2014, we hired a new Chief Executive Officer and President and established a more focused strategy for our company in order to position our company for growth and transform into a leading managed network, security and cloud services provider. In 2015, under the leadership of our Chief Executive Officer, we continued to advance our strategy of increasing our focus on our core businesses while improving our operating efficiency and strengthening our balance sheet. Our 2015 financial results reflected our success in these objectives. In 2015, we:

  •
  generated $242.5 million in Adjusted EBITDA1;

  •
  generated $155.0 million of Unlevered Free Cash Flow1;

  •
  returned to stockholders approximately $26.4 million through dividends; and

  •
  reduced our gross outstanding debt by approximately $91.1 million.

              As a result of our focus on cash generation, we were also able to increase our 2015 Adjusted EBITDA financial guidance in each fiscal quarter in 2015. While our revenue continued to decline in 2015, we generated increasing revenues from our growth products which are the focus of our new business

1 "Adjusted EBITDA" refers to net income (loss) before interest expense and other, net, income tax benefit, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and loss from discontinued operations, net of tax. "Unlevered Free Cash Flow" refers to Adjusted EBITDA less cash used for purchases of property and equipment. The Committee defines "free cash flow" as Adjusted EBITDA less cash used for purchases of property and equipment and less restructuring, acquisition and integration-related costs. See Annex A for a reconciliation of Adjusted EBITDA, Unlevered Free Cash Flow and "free cash flow" to the most comparable measures reported in accordance with U.S. generally accepted accounting principles.

strategy. We also generated revenues in excess of our initial 2015 financial guidance. Our stock price in 2015 reflected these results, increasing from $4.39 per share on December 31, 2014 to $7.43 per share on December 31, 2015.

              In 2015, our Leadership and Compensation Committee (the "Committee") adopted a compensation strategy designed to continue to reward cash generation and operating efficiency as well as new revenue generation and customer churn management. Our 2015 short-term incentive plan was based on revenue (50%), Adjusted EBITDA (25%) and "free cash flow" (25%).1 The plan also included an individual performance factor. In order to emphasize the importance of these performance measures to achieving our overall corporate strategy, our 2015 long-term incentive program included performance-based restricted stock units ("RSUs") with the same performance objectives as our short-term incentive plan. This emphasis on annual operating performance combined with equity award vesting requirements and executive stock ownership requirements links executives to long-term stockholder value creation.

              We believe our 2015 compensation results are consistent with our strong 2015 performance and that incentive awards earned by our executives reflected our performance in 2015. The Committee determined to pay out the portion of the awards earned under the 2015 short-term incentive plan that were based on corporate performance objectives at 183.6% of target and the 2015 performance-based RSUs at the maximum of 100% of target.

1 "Adjusted EBITDA" refers to net income (loss) before interest expense and other, net, income tax benefit, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and loss from discontinued operations, net of tax. "Unlevered Free Cash Flow" refers to Adjusted EBITDA less cash used for purchases of property and equipment. The Committee defines "free cash flow" as Adjusted EBITDA less cash used for purchases of property and equipment and less restructuring, acquisition and integration-related costs. See Annex A for a reconciliation of Adjusted EBITDA, Unlevered Free Cash Flow and "free cash flow" to the most comparable measures reported in accordance with U.S. generally accepted accounting principles.

    Compensation Practices and Policies

              The Committee engages in an ongoing review of our executive compensation programs to ensure they support our compensation philosophy and objectives. In connection with this ongoing review, the Committee continues to implement and maintain best practices for executive compensation. These best practices include the following, each of which reinforces our compensation philosophy:

Compensation Practice	EarthLink Policy

Pay for Performance	A significant portion of our compensation to our Named Executive Officers, including all of our STI and 50% of our LTI, is at risk based on performance.

Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our executive officers, including our Named Executive Officers, and each of our executive officers complies with these guidelines.

Independent Compensation Consultation	The Committee retains an independent compensation consultant. In February 2016, the Committee determined that the work performed for the Committee by Frederic W. Cook & Co., Inc. did not raise any conflict of interest.

Compensation Recoupment Policy	We may obtain the reimbursement of improperly awarded incentive compensation in the event the Company restates its financial statements.

Prohibition on Hedging and Pledging Transactions	We prohibit executive officers, directors and employees from engaging in transactions involving Company securities that hedge or offset any decreases in the market value of such securities, including put or call options, pledges, any other form of hedging transactions, margin purchases of Company stock or short sales. We also prohibit pledging of our Common Stock to secure loans.

No Tax Gross-Ups	We do not pay tax gross-ups for payments relating to a change in control or with respect to perquisites.

Limited Executive Perquisites	We provide only limited executive perquisites.

Employment Agreement with CEO Only	We have only one employment agreement, which is with our Chief Executive Officer.

Benchmarking Process	The Committee reviews the external marketplace in order to set market-based pay levels and consider best practices when making compensation decisions.

Annual Say-on-Pay	We value our stockholders' input on our executive compensation programs. We seek an annual non-binding vote on our executive compensation policies.

    Say-on-Pay Consideration

              We held our 2014 annual "say on pay" vote on our executive compensation policies at our 2014 Annual Meeting of Stockholders in April 2014. Approximately 87% of the shares present or represented and entitled to vote on the proposal at the 2014 Annual Meeting of Stockholders were voted for the non-binding advisory resolution approving the compensation of our Named Executive Officers. Stockholder input on executive compensation is important to the Committee and management and, accordingly, management seeks this input in meetings with investors.

              The Committee considered the "say on pay" feedback from the 2014 Annual Meeting of Stockholders when setting the 2015 compensation programs and adjusted the program to increase the emphasis on individual performance in the short term incentive program. We held our 2015 annual "say on pay" vote on our executive compensation policies at our 2015 Annual Meeting of Stockholders in April 2015.

Over 95% of the shares present or represented and entitled to vote on the proposal at the 2015 Annual Meeting of Stockholders were voted for the non-binding advisory resolution approving the compensation of our Named Executive Officers.

The Committee believes that these voting results and the investor feedback reflect our stockholders' support for our executive compensation objectives, program and rationale.

    Overview of 2015 Executive Compensation Program

              The Committee's objective for the 2015 executive compensation program was to incentivize the accomplishment of key company objectives as follows:

Key Corporate Objective	Incentive Used
Deliver target cash generation	• 25% 2015 STI and performance-based RSUs tied to Adjusted EBITDA and 25% to free cash flow
Deliver target revenue	• 50% 2015 STI and performance-based RSUs tied to revenue generation

              As detailed below, the Committee believes total direct compensation for our Named Executive Officers, both on a targeted and actual basis, was reasonable and within the range of compensation offered by comparison companies and reflected our strong financial performance in 2015 and our continuing progress in transforming our company. The Committee also believes the 2015 compensation design was effective in providing meaningful rewards for achieving business objectives that our Board of Directors believes should lead to future overall stockholder value creation.

    Compensation Review Process

              The table below outlines the roles and responsibilities related to executive compensation:

Leadership and Compensation Committee

•

Designs, evaluates and approves our executive compensation plans, policies and programs

•

Approves the total compensation for our executive officers

•

Determines the compensation programs for the members of our Board of Directors and its committees

•

Administers our equity-based compensation plans

•

Reviews whether the work performed for the Committee by Frederic W. Cook & Co., Inc. and other Committee advisors raises any conflict of interest

•

Conducts a review of our management personnel and conducts management succession planning at least annually

Independent Board Members

•

Reviews and evaluates the goals and objectives relevant to the compensation of our Chief Executive Officer annually

•

Evaluates the performance of our Chief Executive Officer in light of his goals and objectives annually

•

Provides final review of our Chief Executive Officer's goals and objectives and compensation

Frederic W. Cook & Co., Inc. (Independent Consultant to the Committee)

•

Participates in substantially all Committee meetings

•

Reviews materials in advance, and provides to the Committee additional information on market trends

•

Provides advice, research and analytical services on a variety of subjects, including compensation of our Named Executive Officers, nonemployee director compensation, Chief Executive Officer employment agreement, change in control and severance plans and stock ownership guidelines as well as general executive compensation trends

Chief Executive Officer

•

Proposes compensation for our other executive officers

•

Works with the Committee to determine the business performance targets in our bonus plans

•

Attends Committee meetings, except for executive sessions related to his compensation

•

Does not make recommendations to the Committee regarding his annual base salary, his equity compensation awards or other long-term incentives or his annual bonus plan target payment and does not participate in Committee meetings when his compensation is discussed

Other Members of Management

•

Our Senior Vice President, Human Resources together with the Committee's external consultant, prepares materials for the Committee using market data from both broad-based and targeted national compensation surveys

              In determining compensation, the Committee generally takes into account our business strategy, internal pay equity, external market competitiveness in light of general economic trends, and individual and business performance.

              Compensation Consultant.    The Committee uses Frederic W. Cook & Co., Inc. as its independent compensation consultant. The role of the consultant is to provide advice and counsel to the Committee. In 2015, the consultant performed work at the direction and under the supervision of the Committee, and the Committee did not delegate authority to consultants or to other parties. The Committee confers with its outside consultant without management present to discuss Chief Executive Officer compensation. The Committee's consultant at times works directly with management on behalf of the Committee, but under direction and approval of the Committee. The Committee's consultant provides no other services to the Company.

              Competitive Market Information.    To ensure that our compensation programs are competitive, the Committee compares our compensation practices to the competitive market using published proxy and survey data. For 2015, the Committee referred to the following comparison group:

AOL Inc.	Premiere Global Services, Inc
Cincinnati Bell Inc.	Rackspace Hosting, Inc.
Equinix Inc.	TW Telecom Inc.
FairPoint Communications, Inc.	Vonage Holdings Corp.
Frontier Communications Corp.	Windstream Holdings, Inc.
Level 3 Communications, Inc.	Zayo Group, LLC
Ntelos Holdings Corp.

              The Committee also continued to use established data bases as a "check and balance" for the comparison group. These databases were Equilar's Executive Insight Database of telecom companies with annual revenue of $1 billion to $3 billion and the Radford Global Technology Executive Survey of companies with annual revenue of $1 billion to $3 billion. The Committee was provided information relating to these databases because they contain a sufficient number of comparator companies to provide reliable benchmarks for each of our executive positions.

              The Committee used data from these sources to evaluate base salary, target annual incentive levels and total direct compensation for our Named Executive Officers. Management provided the Committee with comparisons for base salary, total annual cash compensation (base salary plus annual incentives at both target incentive levels and actual performance-based incentive levels) and total direct compensation (base salary, annual incentives and long-term incentives).

              Executive Individual Performance.    The Committee also takes into consideration individual performance so that executive compensation reflects past performance as well as future potential and adequately differentiates between executive officers, based on the scope and complexity of the executive officer's job position, market comparisons and individual performance. As a result the Committee does not establish executive compensation levels to achieve a mathematically precise market position.

              The Chief Executive Officer's performance is reviewed annually by the Committee and the Board of Directors prior to considering changes in base salary, short-term incentive payouts and total compensation. In February 2016, the members of the Committee and the other independent directors reviewed Mr. Eazor's annual performance in light of Company performance and the 2015 corporate priorities that had been established by the Board of Directors. The 2015 corporate priorities are set forth below.

  •
  Achieve/exceed corporate financial targets

  •
  Optimize business unit model; achieve/exceed core metrics in each business unit

  •
  Realize substantive de-levering

  •
  Gain market momentum in the Enterprise/Mid-Market business unit

  •
  Continue network optimization and performance improvement

  •
  Energize employees, enhance leadership team and structure

              The Committee determined that through his leadership, the Company substantially exceeded or met each of these objectives, other than objectives relating to sales bookings and product development metrics for the Company's Enterprise/Mid-Market business segment where the Company made progress but did not reach the objectives.

              In evaluating the individual performance of each of the other Named Executive Officers in 2015 when determining payouts under the 2015 annual incentive plan, the Committee considered these officers' success in supporting Mr. Eazor in achieving the 2015 corporate priorities.

              The compensation policies with respect to our Named Executive Officers in 2015 did not differ materially between the officers, other than that Mr. Eazor has an employment agreement. Other than with respect to the Named Executive Officers' individual performance objectives, our targets and compensation philosophy were consistent across all Named Executive Officers.

    Elements of Executive Compensation

              The elements of executive compensation in 2015 included:

Base Salary	Short-Term Incentives •Annual Incentive Plan	Long-Term Incentives •Performance-based RSUs •Service-based RSUs	Health and Welfare and Other Benefits •Financial and Tax Planning Services •Insurance •401(K) Plan

In 2015, the Committee did not allocate specific weight to each of the compensation components, but its intent was to:

  1)
  align total direct compensation (including base salary, annual cash incentives and long-term equity incentives) with our business goals; and

  2)
  design compensation that is competitive with other companies of similar size operating in our industry sectors.

The Committee evaluated each component of compensation in comparison to our past practice, competitive benchmarks and performance goals.

              Base Salaries.    In determining base salary levels for our Named Executive Officers, the Committee takes into consideration individual performance roles and responsibilities, internal equity, and the results of a competitive review of our executive officers' base salaries compared to the market median. Taking into account these factors, in February 2015 the Committee determined that the 2015 base salaries for Joseph F. Eazor, Bradley A, Ferguson, Rick C. Froehlich and Michael D. Toplisek would not change from their 2014 base salaries. The Committee determined that the salaries for Louis M. Alterman and John T. Dobbins would increase to $320,000 and $350,000, respectively. These increases were made for better positioning relative to the market and to reflect overall changes in their positions' scope and responsibility as a result of prior organizational changes. The Committee approved an additional increase in Mr. Alterman's base salary in April 2015 to $350,000 in connection with his appointment as our Chief Financial Officer. This increase was made to reflect the responsibilities of his new position and to better position him relative to other chief financial officers in the market.

              The following table identifies the 2015 base salaries for our Named Executive Officers:

Name and Title	2015 Base Salaries
Current Named Executive Officers
Joseph F. Eazor	$750,000
President and Chief Executive Officer
Louis M. Alterman	350,000
Executive Vice President, Chief Financial Officer
Gerard Brossard	440,000
Executive Vice President and Managing Director, Enterprise/Mid-Market and Information Technology
John T. Dobbins	350,000
Executive Vice President, Network Operations and Carrier
Bradley A. Ferguson	379,250
Executive Vice President, Corporate Development and Managing Director, Consumer and Small Business
Richard C. Froehlich	340,000
Executive Vice President, Chief Commercial Officer
Former Named Executive Officer(1)
Michael D. Toplisek	358,750
Former Executive Vice President, Managed Services

(1)
Mr. Toplisek left the Company in April 2015.

              Our Executive Vice President and Managing Director, Enterprise/Mid-Market and Information Technology, Mr. Brossard, joined the Company in April 2015. Taking into consideration the results of a competitive market review and his prior experience, the Committee determined that Mr. Brossard's base salary would be $440,000, his annual target bonus opportunity would be 80% of his base salary and his new hire equity grant would be the equivalent of $725,000 in RSUs. The Committee also determined to pay Mr. Brossard a sign-on bonus of $150,000 in recognition of compensation he was forfeiting by leaving his prior employer mid-year.

              Short-Term Incentives.    Our short-term annual incentive plan consists of a corporate performance payment and an individual performance payment. Under the plan, executive officers' individual payouts were budgeted to consist of a 70% corporate performance payment and a 30% individual performance payment. (In the 2014 annual incentive plan, the individual performance percentage was 20%. In February 2015 the Committee determined to increase this percentage to 30% to further emphasize individual accountability and reward individual accomplishments.) As further described below, the corporate performance payments and individual performance payments are determined based on (i) eligible earnings; (ii) target incentive opportunity; and (iii) corporate performance multiplier. The individual performance payment also takes into consideration an individual performance factor.

              For our annual incentive plans, the Committee determines for each of our executive officers a target incentive opportunity as a percentage of eligible earnings. "Eligible earnings" for these purposes generally consists of the Named Executive Officer's base salary earned during the bonus period. Our Named Executive Officers' target incentive opportunity is identified in the table below. The target incentive opportunities for each of the Named Executive Officers were not increased in February 2015, other than for Mr. Eazor and Mr. Dobbins. These increases were made to reflect their increased experience and accomplishments in 2014. In addition, Mr. Alterman's target bonus opportunity was increased to 70% in April 2015 when he was appointed to the position of Chief Financial Officer for the same reasons his base salary was increased.

Name	2015 Target Incentive Opportunity
Current Named Executive Officers
Joseph F. Eazor	115%
Louis M. Alterman	70%
Gerard Brossard	80%
John T. Dobbins	65%
Bradley A. Ferguson	70%
Richard C. Froehlich	70%
Former Named Executive Officer(1)
Michael D. Toplisek	70%

(1)
Mr. Toplisek left the Company in April 2015.

              In February 2015, the Committee approved our 2015 annual incentive plan for our executive officers. Under the plan, our performance for the fiscal year on revenue, Adjusted EBITDA and free cash flow would establish the maximum aggregate bonus pool that could be paid to all eligible participants. Summarized in the table below are the applicable corporate performance objectives, weights and the rationale for these objectives.

Performance Measure	Weight	Rationale for Inclusion
Revenue	50%	• Incentivize growth and churn reduction
Adjusted EBITDA	25%	• Incentivize profitability and cash generation and efficient operations in all business segments
Free Cash Flow	25%	• Incentivize profitability, cash generation and efficient use of capital and management of restructuring, acquisition and integration-related costs in all business segments

              Additionally, the Committee determined that making any payouts under the 2015 plan would be conditioned on the Adjusted EBITDA performance objective being achieved at least the 50% payout target threshold. The plan also established an individual performance payout factor with a maximum payout factor of 200%.

              In February 2016, the Committee reviewed our actual operating performance for 2015 against the incentive plan goals. The incentive plan performance targets and achievement are summarized below:

2015 Incentive Plan Performance Targets and Achievement
(dollars in millions)

	50% Payout Threshold	100% Payout Target	150% Payout Target	200% Payout Maximum	Actual Performance	Achievement
Revenue (50%)	$1,016.9	$1,061.8	$1,076.9	$1,092.0	$1,092.3	200%
Adjusted EBITDA (25%)	177.7	217.7	225.9	234.0	242.5	200%
Free Cash Flow (25%)	87.6	122.6	133.8	145.0	135.7	160%
Total Blended Achievement						189.6%

              The Committee exercised its discretion under the 2015 incentive plan to reallocate a portion of the achievement under the plan to the Company's non-exempt employees who did not participate in the plan, with the result that there was a 183.6% payout under the plan compared to the 189.6% blended achievement level. The Committee took this action in recognition of the non-exempt employees' contribution to the Company's success in 2015.

              Based on the corporate performance described above, the corporate performance payment portion of the annual incentive payment was calculated as the product of (i) the Named Executive Officer's eligible earnings, (ii) the Named Executive Officer's target incentive opportunity percentage, (iii) 70%, and (iv) 183.6% (the corporate performance multiplier).

              In February 2016, the Committee also evaluated the 2015 individual performance of the Named Executive Officers in connection with determining their incentive payments for 2015. In making this evaluation the Committee took into account the recommendation of our Chief Executive Officer as to the performance of our other Named Executive Officers in relation to their contribution to the Company's achievement of the 2016 objectives and their individual results described above in "Executive Individual Performance". The Committee determined that the individual performance payout for each of the Named Executive Officers would be as set forth in the table below. This percentage is referred to as the individual performance multiplier.

              The individual performance payment portion of the annual incentive payment was calculated as the product of (i) the Named Executive Officer's eligible earnings, (ii) the Named Executive Officer's target incentive opportunity percentage, (iii) 183.6% (the corporate performance multiplier), (iv) 30%, and (v) the Named Executive Officer's individual performance multiplier.

              The table below sets out the total incentive payments earned under the 2015 incentive plan for the following Named Executive Officers, with incentive payments being paid in cash in February 2016:

Name and Title(1)	2015 Individual Performance Multiplier	2015 Corporate Performance Payment	2015 Individual Performance Payment	2015 Total Annual Incentive Plan Payment
Current Named Executive Officers
Joseph F. Eazor	110%	$1,108,485	$522,571	$1,631,056
Louis M. Alterman	110	302,763	142,732	445,495
Gerard Brossard	100	321,893	137,954	459,847
John T. Dobbins	100	284,351	121,864	406,215
Bradley A. Ferguson	100	341,189	146,223	487,412
Richard C. Froehlich	95	305,878	124,536	430,414

(1)
Michael Toplisek left the Company in April 2015. Under the Company's severance plan, Mr. Toplisek's severance payment included the pro-rata portion of the bonus earned under the 2015 annual incentive plan for the portion of 2015 that he was with the Company, as reflected in the Summary Compensation Table appearing later in this Proxy Statement.

              In addition to the annual incentive plan, Mr. Dobbins participated in the 2015 Executive Save Sharing Plan which was established for members of our access management department. This plan provided that for each $1.00 achieved over the goal of $28 million (but with a maximum of $38 million), in access savings or other margin improvements $0.05 would be used to fund a bonus pool. The maximum that Mr. Dobbins could earn under the plan for 2015 was $325,000. In February 2016, the Committee reviewed the relevant results (which indicated an achievement of more than $42 million in savings) and determined to grant Mr. Dobbins a payout of $325,000, which the Committee determined would be paid 50% in cash and 50% in Company Common Stock in February 2016.

              Long-Term Incentive Compensation.    The Committee's objectives for the 2015 long-term incentive compensation program were to align the interests of our executives and stockholders and to drive cash generation and operating efficiency while continuing to incentivize new revenue generation and customer churn management. To accomplish these objectives, the Committee granted RSUs of which 50% were performance-based and 50% were service-based. The performance-based RSUs could be earned based on the level of achievement of the revenue, Adjusted EBITDA and free cash flow objectives set forth in the 2015 short-term incentive plan, with 100% being the maximum percentage of RSUs that could be earned. As with the 2015 short-term incentive plan, the Committee conditioned the earning of any performance-based RSUs on the Adjusted EBITDA performance objective being achieved at least the 50% payout target threshold.

              To incentivize stockholder value creation, service-based RSUs vest ratably over three years, beginning on the first anniversary of the grant date (assuming continued employment). Also to link executives to stockholders and provide retention incentives, the performance-based RSUs that are earned vest on the third anniversary of the grant date (assuming continued employment).

              After considering qualitative individual officer considerations such as experience level, together with a competitive market review of total compensation, in February 2015, the Committee granted 2015 long-term incentive compensation equity awards to the Named Executive Officers serving at that time, as set forth in the table below. While the Committee did not make its decisions in accordance with mathematical formulas, the equity awards to the Named Executive Officers were generally in line with the market median. Mr. Brossard's equity awards were awarded to him in connection with his hiring in April 2015.

Name	Number of Performance-Based RSUs Granted	Number of Service-Based RSUs Granted	2015 Total Number of RSUs Granted
Current Named Executive Officers
Joseph F. Eazor	269,663	269,663	539,326
Louis M. Alterman	61,798	61,798	123,596
Gerard Brossard	74,588	74,588	149,176
John T. Dobbins	44,944	44,944	89,888
Bradley A. Ferguson	56,180	56,180	112,360
Richard C. Froehlich	61,798	61,798	123,596
Former Named Executive Officer(1)
Michael D. Toplisek	61,798	61,798	123,596

(1)
Mr. Toplisek left the Company in April 2015.

              Based on our achievement of the revenue, Adjusted EBITDA and free cash flow targets, 100% of the performance-based RSUs that were granted to the Named Executive Officers in 2015 were earned, with full vesting to occur on the third anniversary of the grant date (assuming continued employment).

    Benefits and Other Compensation

              In 2015, we provided the Chief Executive Officer and our executive vice presidents the opportunity for financial and tax planning services of up to an aggregate of $10,000 per year per person and annual executive physicals up to $2,000 per year per person. In addition, in 2015 we provided our executive officers with the same benefit package available to all of our employees.

              We compensated Mr. Eazor for temporary living expenses when traveling to Atlanta until April 27, 2015. As of that date and in accordance with his employment agreement, the Committee approved a lump sum payment of $309,750 as full satisfaction of the Company's obligation under Mr. Eazor's employment agreement to pay Mr. Eazor's expenses in relocating to Atlanta.

    Employment Agreement with CEO

              In December 2013, we entered into an employment agreement with Mr. Eazor in connection with his employment as our Chief Executive Officer and President beginning on January 13, 2014. See "Agreement with our Chief Executive Officer" on page 49 of this Proxy Statement for a description of the agreement with Mr. Eazor.

    Change in Control and Severance Payments

              Our executive officers are eligible for benefits and payments if employment terminates if there is a change in control or due to position elimination. We believe that we should provide reasonable severance benefits to employees in the event their positions are eliminated. With respect to our Named Executive Officers, these severance benefits should reflect the fact that it may be difficult for executives to find comparable employment within a short period of time.

              We have a Change-In-Control Accelerated Vesting and Severance Plan, or CIC Plan, which provides our Named Executive Officers, other than Mr. Eazor, with change in control protection as described below under "Potential Payments upon Change in Control or Severance". We also have a Severance Plan, the "Severance Plan," which provides our Named Executive Officers, other than Mr. Eazor, with severance protections, as described below under "Potential Payments upon Change in Control or Severance." We provide Mr. Eazor with change-in-control and severance protection under his employment agreement.

              We amended the Severance Plan in February 2015 to provide executive vice presidents and senior vice presidents with severance payments equal to 18 months and 12 months, respectively, of their base salary and healthcare benefits. The Committee approved this amendment in order to be more consistent with competitive practices regarding the overall length of severance.

              We believe that by providing our Named Executive Officers with these change in control and severance protections, we allow our senior management to focus on running our company to maximize long-term stockholder value and mitigate the necessity for management's attention to be diverted toward finding new employment in the event a change in control occurs. We also believe our arrangement facilitates the recruitment of talented executives through the provision of guaranteed protection in the event we are acquired after accepting an employment offer.

    Compensation Recoupment Policy

              The Committee has adopted a Compensation Recoupment Policy as an additional means for the Committee to manage our risk profile. The policy provides that in the event the Board of Directors determines that a significant restatement of our financial results or other Company metrics for any of the three prior fiscal years is required and such restatement is the result of fraud or willful misconduct, the Board has the authority to obtain reimbursement from our executive officers and any employees responsible for the fraud or willful misconduct resulting in the restatement if such individuals would have received less compensation had the results or metrics been properly calculated. This policy applies to both cash and equity incentive compensation.

    Stock Ownership Guidelines; Prohibition of Hedging and Pledging

              The Committee has adopted Common Stock Ownership and Retention Guidelines for our directors and executive officers. Our Board of Directors believes that these individuals should own and hold Common Stock to emphasize the link between the directors and the executive officers and the long-term interests of stockholders and to communicate to investors, market analysts and the public that these individuals are tied directly to our long-term success through personal capital investment in our Common Stock. The guidelines provide that each director own a minimum number of shares of our Common Stock having a fair market value equal to or exceeding five times the annual cash retainer for directors. The guidelines provide that the Chief Executive Officer own a minimum number of shares of our Common Stock having a fair market value equal to or exceeding five times the Chief Executive Officer's base salary and our other executive officers own a minimum number of shares of our Common Stock having a fair market value equal to or exceeding two times their base salaries. Until such time as the director or executive officer reaches his or her stock ownership guideline, such individual shall hold 50% of the net shares of Common Stock received upon lapse of the restrictions on restricted stock units and upon exercise of stock options.

              Our Insider Trading Policy prohibits our officers from engaging in hedging transactions. Additionally, our Insider Trading Policy prohibits our officers from pledging shares of our common stock to secure a loan.

    Limitations on Deductibility of Compensation

              Under Section 162(m) of the Internal Revenue Code (the "Code"), a portion of annual compensation payable to any of our Chief Executive Officer and three other highest paid executive officers (other than our Chief Financial Officer) generally would not be deductible by us for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000 for the year. Qualifying performance-based incentive compensation (including performance-based compensation awards under our 2011 Equity and Cash Incentive Plans), however, would be excluded for purposes of determining if the executive's compensation exceeded the $1,000,000 cap. We believe the annual cash incentive program satisfies the requirements for performance-based compensation as defined in Section 162(m) and is therefore a tax deductible expense. For payments under our annual cash incentive program to be considered performance-based compensation under Section 162(m), the Committee can only exercise negative discretion relative to actual performance when determining the amount to be paid. In order to ensure compliance with Section 162(m), the Committee has established a target in excess of the maximum individual payout allowed to Named Executive Officers under our annual cash incentive program. Reductions are made each year and are not a reflection of the performance of the Named Executive Officers but rather ensure flexibility with respect to making payments based upon performance. We believe that all of the 2015 compensation paid to these officers is so deductible by us.

              However, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to Section 162(m) limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) and deductible by us. A number of requirements must be met under Section 162(m) in order for particular compensation to so qualify such that there can be no assurance that qualified performance-based compensation under our 2011 Equity and Cash Incentive Plan will be fully deductible under all circumstances. The Committee addresses this issue when considering compensation arrangements for our executive officers. However, the Committee still believes that it is important that it have the flexibility to offer compensation that may not be deductible because of the Section 162(m) cap if deemed appropriate in attracting and retaining qualified executive officers. The Committee also is aware that the Company has accumulated large net operating loss carry forwards to offset or reduce our future income tax obligations and, therefore, the deduction limitations imposed by Section 162(m) would not significantly impact our financial results at this time.

Leadership and Compensation Committee Report

              The Leadership and Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this Proxy Statement with management and, based on such review and discussion, the Leadership and Compensation Committee recommends that it be included in this Proxy Statement.

Submitted by: Leadership and Compensation Committee
Susan D. Bowick (Chairperson)
Kathy S. Lane
Garry K. McGuire
Julie A. Shimer Ph.D
Walter L. Turek

              The Leadership and Compensation Committee Report does not constitute solicitation material and shall not be deemed filed or incorporated by reference into any of our other filings and/or the Securities Act of

1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

Leadership and Compensation Committee Interlocks and Insider Participation

              The Leadership and Compensation Committee currently consists of Ms. Bowick (Chairperson), Ms. Lane, Mr. McGuire, Dr. Shimer and Mr. Turek. No member of the Leadership and Compensation Committee was an employee of EarthLink during the last fiscal year or an officer of EarthLink in any prior period. There are no Leadership and Compensation Committee interlocks between us and other entities involving our executive officers and members of the Board of Directors who serve as an executive officer or board member of such other entities.

Executive Officer Compensation

Summary Compensation Table

              The following table presents certain information required by the SEC relating to various forms of compensation awarded to, earned by or paid during the years set forth below to persons who served as our Chief Executive Officer and our Chief Financial Officer at any time in 2015 and the three other most highly compensated executive officers, other than the persons who served as our Chief Executive Officer and Chief Financial Officer, serving at December 31, 2015. In addition, the table includes an individual who would have been one of the three other most highly compensated executive officers, but who was not serving at December 31, 2015. Such executive officers collectively are referred to as the "Named Executive Officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total(3) ($)
Joseph F. Eazor(4)	2015	$750,000	$—		$2,400,001	$—	$1,631,056	$—	$365,665	(5)	$5,146,722
President and Chief	2014	706,731	250,000	(6)	2,884,410	442,530	1,024,759	—	91,136	(5)	5,399,565
Executive Officer
Louis M. Alterman(7)	2015	338,846	75,000	(8)	550,002	—	445,495	—	16,455	(9)	1,425,798
Executive Vice President, Chief Financial Officer
Gerard Brossard(10)	2015	313,077	150,000	(11)	724,995	—	459,847	—	4,135	(12)	1,652,054
Executive Vice President and Managing Director, Enterprise/Mid- Market and Information Technology
John T. Dobbins(13)	2015	342,308	125,000	(14)	400,002	—	731,215	—	11,528	(15)	1,610,053
Executive Vice	2014	277,952	125,000	(14)	383,200	—	659,893	—	7,500	(15)	1,453,545
President and Managing Director, Network Operations and Carrier
Bradley A. Ferguson	2015	379,250	—		500,002	—	487,412	—	25,097	(16)	1,391,761
Executive Vice	2014	376,760	—		491,989	—	382,411	—	36,025	(16)	1,287,185
President, Corporate	2013	355,461	—		299,999	199,680	191,469	—	20,750	(16)	1,067,359
Development and Managing Director, Consumer and Small Business
Richard C. Froehlich(17)	2015	340,000	—		550,002	—	430,414	—	16,180	(18)	1,336,596
Executive Vice President, Chief Commercial Officer
Michael D. Toplisek(19)	2015	131,082	250,000	(20)	550,002	—	168,466	—	610,454	(21)	1,710,004
Former Executive	2014	356,594	500,000	(20)	688,785	—	702,473	—	13,500	(21)	2,261,352
Vice President,	2013	332,692	—		360,003	239,617	188,637	—	7,500	(21)	1,128,449
Managed Services

(1)
Compensation for stock awards and option awards represents the aggregate grant date fair value of the award, computed based on the number of awards granted and the fair value of the award on the date of grant. Assumptions used in the calculation of these award amounts are included in Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated by reference into this Proxy Statement.

(2)
Non-equity incentive plan compensation for 2015 represents cash incentive awards earned in 2015 under our 2015 annual incentive award plan. For 2015, our cash incentive awards under those plans for the Named Executive Officers were 183.6% of our corporate performance target for the Named Executive Officers. The non-equity incentive plan also included an individual performance component. The 2015 cash incentive award payments were made in cash in February 2016. Non-equity incentive plan compensation for Mr. Dobbins also includes a $325,000 incentive award earned under the 2015 Executive Save-Sharing Plan, which award was earned at 100% of the eligible award and which was paid 50% in cash and 50% in common stock.

Non-equity incentive plan compensation for 2014 represents cash incentive awards earned in 2014 under our 2014 annual incentive award plan. For 2014, our cash incentive awards under those plans for the Named Executive Officers were 145% of our corporate performance target for the Named Executive Officers. The non-equity incentive plan also included an individual performance component. Non-equity incentive plan compensation for Mr. Toplisek also included a $384,142 cash incentive award earned under an Incentive Award Agreement, which award was earned at 77% of the eligible award. Non-equity incentive plan compensation for Mr. Dobbins also includes a $500,000 cash incentive award earned under the 2014 EarthLink Access Management Save-Sharing Executive Bonus Plan, which award was earned at 100% of the eligible award. The 2014 cash incentive awards payments were made in cash in February 2015.

Non-equity incentive plan compensation for 2013 represents cash incentive awards earned in 2013 under our 2013 annual incentive award plan. For 2013, our cash incentive awards under those plans for the Named Executive Officers were 81% of target for the Named Executive Officers. The 2013 cash incentive awards payments were made in cash in February 2014.

(3)
Salary, bonus and non-equity incentive plan compensation as a percentage of total compensation for each of our Named Executive Officers who is currently employed by us for 2015 is as follows: Mr. Eazor 46%; Mr. Alterman 60%; Mr. Brossard, 56%; Mr. Dobbins, 74%; Mr. Ferguson 62%; Mr. Froehlich, 58%; and Mr. Toplisek, 32%.

Salary, bonus and non-equity incentive plan compensation as a percentage of total compensation for each of our Named Executive Officers for 2014 is as follows: Mr. Eazor, 37%; Mr. Dobbins, 73%; Mr. Ferguson, 59%; and Mr. Toplisek, 69%.

Salary, bonus and non-equity incentive plan compensation as a percentage of total compensation for each of our Named Executive Officers for 2013 is as follows: Mr. Ferguson, 51%; and Mr. Toplisek, 46%.

(4)
Mr. Eazor joined the Company in January 2014.

(5)
For 2015, other compensation consists of $5,290 of financial planning services, $7,500 in matching contributions made to Mr. Eazor's account under our 401(k) Plan, $22,875 in deferred dividend payments upon vesting of RSUs, $20,250 for temporary living expenses and $309,750 relocation expenses. For 2014, other compensation consists of $8,290 of financial planning services, $7,500 in matching contributions made to Mr. Eazor's account under our 401(k) Plan and $75,346 for temporary living expenses.

(6)
Represents a sign-on payment to Mr. Eazor in connection with his employment with our Company.

(7)
Mr. Alterman was not a Named Executive Officer in 2013 or 2014. Summary compensation information for Mr. Alterman is only required for 2015.

(8)
Represents a retention bonus paid to Mr. Alterman in connection with an agreement entered into with the Company in June 2014 before he became an executive officer.

(9)
For 2015, other compensation consists of $647 of financial planning services, $7,500 in matching contributions made to Mr. Alterman's account under our 401(k) Plan and $8,308 in deferred dividend payments upon vesting of RSUs.

(10)
Mr. Brossard joined the Company in April 2015. Therefore, summary compensation information for Mr. Brossard is only required for 2015.

(11)
Represents a sign-on payment to Mr. Brossard in connection with his employment with our Company.

(12)
For 2015, other compensation consists of $4,135 of financial planning services.

(13)
Mr. Dobbins was not a Named Executive Officer in 2013. Summary compensation information for Mr. Dobbins is only required for 2014 and 2015.

(14)
Represents 2014 and 2015 retention payments to Mr. Dobbins. In recognition of (i) his expertise in achieving network cost savings and (ii) compensation from his former employer he was foregoing by joining us, Mr. Dobbins received a compensation arrangement when he was hired in September 2013 providing for a continued employment bonus of $125,000 to be paid after 12 months of continuous employment and an additional continued employment bonus of $125,000 to be paid after 24 months of continuous employment.

(15)
For 2015, other compensation consists of $7,500 in matching contributions made to Mr. Dobbins' account under our 401(k) Plan and $4,028 in deferred dividend payments upon vesting of RSUs. For 2014, other compensation consists of $7,500 in matching contributions made to Mr. Dobbins' account under our 401(k) Plan.

(16)
For 2015, other compensation consists of $6,050 of financial planning services, $7,500 in matching contributions made to Mr. Ferguson's account under our 401(k) Plan and $11,547 in deferred dividend payments upon vesting of RSUs. For 2014, other compensation consists of $9,025 of financial planning services, $7,500 in matching contributions made to Mr. Ferguson's account under our 401(k) Plan and $19,500 in deferred dividend payments upon vesting of RSUs. For 2013, other compensation consists of $10,000 of financial planning services, $7,500 in matching contributions made to Mr. Ferguson's account under our 401(k) Plan and $3,250 in deferred dividend payments upon vesting of RSUs.

(17)
Mr. Froehlich was not a Named Executive Officer in 2013 or 2014. Summary compensation information for Mr. Froehlich is only required for 2015.

(18)
For 2015, other compensation consists of $4,163 of financial planning services, $7,500 in matching contributions made to Mr. Froehlich's account under our 401(k) Plan and $4,517 in deferred dividend payments upon vesting of RSUs.

(19)
Mr. Toplisek's last day of employment was April 1, 2015.

(20)
Represents payments to Mr. Toplisek under an Incentive Award Agreement that was described in our 2015 Proxy Statement.

(21)
For 2015, other compensation consists of a $539,505 of severance, $16,433 of employer portion of benefit plan, $7,500 in matching contributions made to Mr. Toplisek's account under our 401(k) Plan and $47,016 in deferred dividend payments upon vesting of RSUs. For 2014, other compensation consists of $6,000 of financial planning services and $7,500 in matching contributions made to Mr. Toplisek's account under our 401(k) Plan. For 2013, other compensation consists of $7,500 in matching contributions made to Mr. Toplisek's account under our 401(k) Plan.

Grants of Plan-Based Awards

              The following table presents information regarding grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2015.

								All Other Stock Awards: Number of Shares of Stock of Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)($)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)						Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph F. Eazor	N/A	$431,250	$862,500	$1,725,000	—	—	—	—	—	$—	$—
	2/19/2015	—	—	—	—	—	—	539,326	—	—	2,400,001
Louis M. Alterman	N/A	118,596	237,192	474,385	—	—	—	—	—	—	—
	2/19/2015	—	—	—	—	—	—	123,596	—	—	550,002
Gerard Brossard	N/A	125,231	250,462	500,923	—	—	—	—	—	—	—
	2/19/2015	—	—	—	—	—	—	149,176	—	—	724,995
John T. Dobbins	N/A	111,250	222,500	445,000	—	—	—	—	—	—	—
	2/19/2015	—	—	—	—	—	—	89,888	—	—	400,002
Bradley A. Ferguson	N/A	132,738	265,475	530,950	—	—	—	—	—	—	—
	2/19/2015	—	—	—	—	—	—	112,360	—	—	500,002
Richard C. Froehlich	N/A	119,000	238,000	476,000	—	—	—	—	—	—	—
	2/19/2015	—	—	—	—	—	—	123,596	—	—	550,002
Michael D. Toplisek	N/A	125,563	251,125	502,250	—	—	—	—	—	—	—
	2/19/2015	—	—	—	—	—	—	123,596	—	—	550,002

(1)
Estimated future payouts under non-equity incentive plan awards represents incentive awards earned under our 2015 annual incentive award plans. For 2015, our incentive awards payouts for our Named Executive Officers under those plans were 183.6% of our corporate performance target for the Named Executive Officers. The plan also included an individual performance component. The following amounts were earned in 2015 under the 2015 annual incentive award plans: Mr. Eazor, $1,631,056; Mr. Alterman, $445,495; Mr. Brossard, $459,847; Mr. Dobbins, $406,215; Mr. Ferguson, $487,412; Mr. Froehlich, $430,414; and Mr. Toplisek, $168,466.

(2)
The grant date fair value for stock awards was based on the closing price of the underlying shares on the date of grant.

 Outstanding Equity Awards at Fiscal Year-End

              The following table presents information concerning the number and value of unexercised options, restricted stock units and incentive plan awards for the Named Executive Officers outstanding as of the end of the year ended December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Units That Have Not Vested	Value of Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested
Joseph F. Eazor	75,000	225,000(1)	—	$4.97	1/13/2024	508,834(2)	$3,780,637	576,337(3)	$4,282,184
Louis M. Alterman	26,945	15,092	—	7.51	2/16/2022	96,092(4)	713,964	128,961(5)	958,180
	—	29,748	—	6.08	2/20/2023
Gerard Brossard	—	—	—	—	—	74,588(6)	554.189	74,588(7)	554.189
John T. Dobbins	—	—	—	—	—	80,725 (8)	599,787	100,417(9)	746,098
Bradley A. Ferguson	—	31,250	—	7.51	2/16/2022	94,586(10)	702,774	158,198(11)	1,175,411
	—	84,034	—	6.08	2/20/2023
Richard C. Froehlich	—	—	—	—	—	106,964(12)	794,743	129,548(13)	962,542
Michael D. Toplisek	—	—	—	—	—	—	—	—	—

(1)
Mr. Eazor's stock options vest as follows: (a) 75,000 vested on January 13, 2016; (b) 75,000 will vest on January 13, 2017; and (c) 75,000 will vest on January 13, 2018.

(2)
Mr. Eazor's restricted stock units vest as follows: (a) 89,888 vested on February 19, 2016; (b) 88,335 vested on February 20, 2016; (c) 62,500 will vest on January 13, 2017; (d) 89,887 will vest on February 19, 2017; (e) 88,336 will vest on February 20, 2017; and (f) 89,888 will vest on February 19, 2018.

(3)
Mr. Eazor's restricted equity incentive plan awards vest as follows due to satisfaction of performance objectives: (a) 20,833 vested on January 13, 2016; (b) 20,834 will vest on January 13, 2017; (c) 265,007 will vest on February 20, 2017; and (d) 269,663 will vest on February 19, 2018.

(4)
Mr. Alterman's restricted stock units vest as follows: (a) 20,600 vested on February 19, 2016; (b) 8,814 vested on February 20, 2016; (c) 8,333 will vest on each of October 28, 2016 and October 28, 2017; (d) 20,599 will vest on each of February 19, 2017 and February 19, 2018; and (e) 8,814 will vest on February 20, 2017.

(5)
Mr. Alterman's restricted equity incentive plan awards vest as follows due to satisfaction of performance objectives: (a) 15,720 vested on February 20, 2016; (b) 26,443 will vest on February 20, 2017; (c) 25,000 will vest on October 28, 2017; and (d) 61,798 will vest on February 19, 2018.

(6)
Mr. Brossard's restricted stock units vest as follows: (a) 24,863 will vest on April 28, 2016; (b) 24,862 will vest on April 28, 2017; and (c) 24,863 will vest on April 28, 2018.

(7)
Mr. Brossard's restricted equity incentive plan awards vest as follows due to satisfaction of performance objectives: 74,588 will vest on April 28, 2018.

(8)
Mr. Dobbins' restricted stock units vest as follows: (a) 14,982 vested on February 19, 2016; (b) 7,220 vested on February 20, 2016; (c) 1,500 will vest on October 22, 2016; (d) 7,220 will vest on February 20, 2017; (e) 9,920 will vest on April 29, 2016; (f) 14,981 will vest on each of February 19, 2017 and February 19, 2018; and (g) 9,921 will vest on April 29, 2017.

(9)
Mr. Dobbins' restricted equity incentive plan awards vest as follows due to satisfaction of performance objectives: (a) 4,050 will vest on October 22, 2016; (b) 21,661 will vest on February 20, 2017; (c) 29,762 will vest on April 29, 2017; and (d) 44,944 will vest on February 19, 2018.

(10)
Mr. Ferguson's restricted stock units vest as follows: (a) 18,727 vested on February 19, 2016; (b) 19,203 vested on February 20, 2016; (c) 18,726 will vest on February 19, 2017; (d) 19,203 will vest on February 20, 2017; and (e) 18,727 will vest on February 19, 2018.

(11)
Mr. Ferguson's restricted equity incentive plan awards vest as follows due to satisfaction of performance objectives: (a) 44,408 vested on February 20, 2016; (b) 57,610 will vest on February 20, 2017; and (c) 56,180 will vest on February 19, 2018.

(12)
Mr. Froehlich's restricted stock units vest as follows: (a) 20,600 vested on February 19, 2016; (b) 22,583 will vest on each of April 29, 2016 and April 29, 2017; (c) 20,599 will vest on February 19, 2017; and (d) 20,599 will vest on February 19, 2018.

(13)
Mr. Froehlich's restricted equity incentive plan awards vest as follows due to satisfaction of performance objectives: (a) 67,750 will vest on April 29, 2017; and (b) 61,798 will vest on February 19, 2018.

 Option Exercises and Stock Vested

              The following table presents information concerning the exercise of stock options and the vesting of restricted stock units for the Named Executive Officers during the year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Joseph F. Eazor	—	$—	109,169	$559,260
Louis M. Alterman	49,577	130,815	25,279	168,532
Gerard Brossard	—	—	—	—
John T. Dobbins	—	—	18,642	93,254
Bradley A. Ferguson	181,064	353,931	31,898	145,969
Richard C. Froehlich	—	—	22,584	107,952
Michael D. Toplisek	113,445	23,559	134,520	863,314

(1)
The value realized on vesting for stock awards represents the number of shares acquired on vesting multiplied by the closing price of our Common Stock on the vesting date.

Agreement with our Chief Executive Officer

              We entered into an employment agreement with Mr. Eazor in connection with his appointment as our Chief Executive Officer and President. Our employment agreement with Mr. Eazor has an initial term which expires on January 13, 2017 and may be terminated on 90 days notice prior to the end of a term. If not terminated prior to the end of a term, the employment agreement renews for an additional year. However, upon a "change in control," the term automatically extends until 24 months following the change in control. Our providing a notice of nonrenewal would permit Mr. Eazor to terminate the employment agreement for "good reason." The employment agreement also incorporates into one document all benefits that Mr. Eazor would receive upon termination of employment, including upon a change in control, and, as a result, Mr. Eazor does not participate in our CIC Plan or our Severance Plan. The employment agreement provides for a minimum annual base salary of $750,000 per year. The employment agreement provides that Mr. Eazor will be entitled to participate in our short term annual incentive plan with a minimum target bonus opportunity of 100% of his eligible earnings (which was increased by the Committee to 115% in 2015), which will be paid if the bonus criteria, as set by the Committee, for the applicable annual period, are met.

              In addition, if Mr. Eazor is terminated for any reason other than for "cause" (as defined in the employment agreement), or Mr. Eazor terminates his employment for "good reason" (as defined in the employment agreement), Mr. Eazor will receive an amount equal to (i) 200% of the sum of his base salary and his target bonus payment for the year in which the termination occurs less (ii) the amount of his non-compete payment (which is the sum of his base salary and annual target bonus for the year in which the termination of employment occurs). This amount would be payable in a lump sum. Mr. Eazor also would receive the non-compete payment. The employment agreement also contains provisions for the treatment of outstanding equity awards that are substantially similar to the provisions in the CIC Plan described below. If Mr. Eazor terminates employment on death or a total disability (as defined in the employment agreement), he will receive an amount equal to his base salary in a lump sum and his target bonus payment for the year in which he dies or is disabled in accordance with the bonus plan.

              The employment agreement restricts Mr. Eazor from competing, directly or indirectly, with us or soliciting certain of our employees and officers during the term of the employment agreement and for a period of 12 months following his termination of employment.

Potential Payments upon Change in Control or Severance

    Change-In-Control Payments

              Our CIC Plan provides change in control protection as described below.

              The CIC Plan contains two different benefit categories based on the employee's position with EarthLink, one for our executive officers and one for other plan participants. All of our executive officers participate in the CIC Plan other than Mr. Eazor. Mr. Eazor receives severance benefits under his employment agreement as described above in "Agreement with our Chief Executive Officer."

              If at any time within 24 months after a Change in Control occurs, (i) the employment of an executive officer is terminated by EarthLink for any reason other than Cause (as defined in the CIC Plan), disability or death or (ii) an executive officer voluntarily terminates his employment for Good Reason (as defined in the CIC Plan), the executive officer is entitled to receive the following benefits: (a) a lump sum payment equal to 150% of the sum of the executive officer's salary plus bonus target less the amount of a non-compete payment (which is 66 2/3% of the sum of the executive officer's base salary and annual target bonus); (b) the non-compete payment and (c) payment of all amounts payable with respect to the executive officer's elected COBRA coverage (including for spouse and dependents) for 18 months from termination.

              The CIC Plan also provides for equity award accelerated vesting benefits. If an executive officer's stock options are assumed or continued after a Change in Control, all outstanding stock options granted on or before the Change in Control will vest and be exercisable in full, if not already fully vested, on termination of the employee's employment for any reason after the Change in Control occurs; however, if his or her stock options are not assumed or continued after the Change in Control, all outstanding stock options will vest and be exercisable in full contemporaneously with the Change in Control, if not already fully vested. If an executive officer's restricted stock units are assumed or continued after a Change in Control, generally all outstanding restricted stock units granted on or before the Change in Control will vest and be earned and payable in full, if not already fully vested, on termination of the employee's employment for any reason after the Change in Control occurs; however, if his or her restricted stock units are not assumed or continued after the Change in Control, generally all outstanding restricted stock units will vest and be earned and payable in full contemporaneously with the Change in Control, if not already fully vested.

              We have the right to amend the CIC Plan from time to time and may terminate it at any time; provided, however, that for a certain period of time before a Change in Control (as described in the CIC Plan) or after a Change in Control in EarthLink occurs, (i) no amendment may be made that diminishes any employee's rights following such Change in Control and (ii) the CIC Plan may not be terminated.

              For purposes of the CIC Plan, "Change in Control" generally means a transaction pursuant to which any person acquires more than 50% of the voting power of EarthLink or any merger, reorganization or similar event where the owners of the voting stock of EarthLink before the event do not own voting stock representing at least 50% of the voting power of EarthLink or our successor after the event. Accelerated vesting of RSUs and options also is provided for under the term of our equity award agreements.

              Based upon a hypothetical Change in Control and subsequent termination date of December 31, 2015, the benefits for our Named Executive Officers at such date and who are currently employed by us would be as follows:

Name	Severance	Non-Compete	Stock Options(1)	Restricted Stock Units(2)	COBRA Coverage	Pro-Rata Bonus(3)	Total
Joseph F. Eazor	$1,612,500	$1,612,500	$738,000	$8,062,821	$23,474	$862,500	$12,911,795
Louis M. Alterman	495,813	396,687	40,160	1,672,144	17,683	245,000	2,867,487
Gerard Brossard	659,974	528,026	—	1,108,378	17,675	352,000	2,666,053
John T. Dobbins	481,231	385,019	—	1,345,885	17,560	227,500	2,457,195
Bradley A. Ferguson	537,250	429,838	113,446	1,878,185	17,552	265,475	3,241,746
Richard C. Froehlich	481,647	385,353	—	1,757,284	17,606	238,000	2,879,890

(1)
The amount of benefit for stock options represents the number of in-the-money options outstanding (if any) multiplied by the difference between the exercise price and the closing price per share of our Common Stock on December 31, 2015, or $7.43 per share.

(2)
The amount of benefit for restricted stock units represents the number of outstanding restricted stock units multiplied by the closing price of our Common Stock on December 31, 2015, or $7.43 per share.

(3)
The cash incentive award amounts assume that the bonus under the 2015 annual incentive award plan is earned at the target level.

    Severance Payments

              We have a Severance Plan which provides for graduated levels of severance for our executive officers and other employee levels. All of our executive officers participate in our Severance Plan, other than Mr. Eazor who receives severance benefits under his employment agreement as described above in "Agreement with our Chief Executive Officer".

              In February 2015, the Committee approved an amendment to the severance plan to be effective April 1, 2015. This amendment increased the amounts of severance to be paid in order to be more consistent with competitive practices. Executive Vice Presidents and Senior Vice Presidents are now entitled to the following severance pay and benefits under our Severance Plan: (i) 78 weeks and 52 weeks, respectively, of base salary paid in lump sum, (ii) an amount equal to 78 weeks and 52 weeks, respectively, of the employer portion of any premium (and the COBRA administrative fee) for coverage of those employees participating in our medical, dental and vision plans, (iii) 78 weeks and 52 weeks, respectively, or up to $30,000 or $20,000, respectively, of executive-level outplacement services and (iv) for employees given notice that their positions are being eliminated after the first quarter of any calendar year, the pro-rata bonus, if any, otherwise payable under our executive bonus plans. Payments may be delayed to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

              Based upon a hypothetical termination date of December 31, 2015, the benefits for our Named Executive Officers (other than Mr. Eazor) under the Severance Plan (as amended) and who are currently employed by us would be as follows:

Name	Severance	COBRA Coverage	Pro-Rata Bonus(1)	Outplacement Services	Total
Louis M. Alterman	$525,000	$17,683	$245,000	$30,000	$817,683
Gerard Brossard	660,000	17,675	352,000	30,000	1,059,675
John T. Dobbins	525,000	17,560	227,500	30,000	800,060
Bradley A. Ferguson	568,875	17,552	265,475	30,000	881,902
Richard C. Froehlich	510,000	17,606	238,000	30,000	795,606

(1)
The cash incentive award amounts assume that the bonus under the 2015 annual incentive award plan is earned at the target level.

              Based upon a hypothetical termination date of December 31, 2015, the benefits for Mr. Eazor under his employment agreement at such date would be as follows:

Name	Severance	Non-Compete	Stock Options(1)	Restricted Stock Units(2)	COBRA Coverage	Pro-Rata Bonus(3)	Total
Joseph F. Eazor	$1,612,500	$1,612,500	$738,000	$8,062,821	$23,474	$862,500	$12,911,795

(1)
The amount of benefit for stock options represents the number of in-the-money options outstanding multiplied by the difference between the exercise price and the closing price per share of our Common Stock on December 31, 2015, or $7.43 per share.

(2)
The amount of benefit for restricted stock units represents the number of outstanding restricted stock units multiplied by the closing price of our Common Stock on December 31, 2015, or $7.43 per share.

(3)
The cash incentive award amount assumes that the bonus under the 2015 annual incentive award plan is earned at the target level.

              Mr. Toplisek's employment ended on April 1, 2015. He received total benefits of $724,404 under the Severance Plan consisting of the following: severance—$539,505; bonus—$168,466; employee portion of benefit plan—$16,433.

PROPOSAL 2

NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

              The compensation of our named executive officers is described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 28 to 52 of this Proxy Statement.

              Our primary goals with respect to executive compensation have been to offer competitive compensation to attract and retain the most talented executives, to tie annual cash incentives to achievement of performance objectives that tie directly to our strategic and operational goals, and to align executives' interests with long-term stockholder value creation. To achieve these goals, we have used a "Total Rewards" approach establishing a compensation package of separate, but integrated components, including: base salary, short-term annual cash incentives, long-term incentive compensation, retention incentives and health and welfare benefits. The Leadership and Compensation Committee of the Board of Directors generally takes into account our business strategy, internal consistency, external market competitiveness in light of general economic trends and individual and business performance.

              While maintaining our guiding philosophy of competitive and affordable Total Rewards, our compensation decisions in 2015 aligned our compensation practices with our new focus on being a leading managed network, security and cloud services provider for multi-location retail and service businesses while increasing the efficiency of our operations and capital investments and increasing our ability to generate cash. The Leadership and Compensation Committee of the Board of Directors designed the compensation programs for 2015 both to retain the key talent necessary to drive our performance as well as to recruit new talent consistent with our business strategy. The Leadership and Compensation Committee intends for the compensation programs to provide appropriate incentives while maintaining accountability to stockholders and not encouraging management to take unnecessary or excessive risks.

              As detailed in the Compensation Discussion and Analysis, based on its review of the total compensation of our named executive officers for fiscal year 2015, the Leadership and Compensation Committee believes total compensation for each of the Named Executive Officers, both on a targeted and actual basis, was reasonable and within the range of compensation offered by comparison companies and reflects our strong financial performance in 2015 and our progress in transforming our Company and restructuring our operations. The Leadership and Compensation Committee also believes the 2015 compensation design was effective in driving performance by generating meaningful rewards for achieving business objectives that our Board of Directors believes will lead to future overall shareholder value creation.

              The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative provide a comprehensive review of our named executive officer compensation objectives, program and rationale. We urge you to read this disclosure before voting on this proposal.

              For the reasons stated above, we are requesting your non-binding approval of the following resolution:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and

        Analysis, the 2015 Summary Compensation Table and the other related tables and accompanying narrative set forth on pages 28 to 52 of the Proxy Statement."

              Your vote on this proposal will be non-binding on us and the Board of Directors, and it will not be construed as overruling a decision by us or the Board of Directors. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Board of Directors and the Leadership and Compensation Committee value the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

APPROVAL OF EARTHLINK HOLDINGS CORP. 2016 EQUITY AND
CASH INCENTIVE PLAN

              Long-term equity incentive awards assist us in recruiting and retaining individuals with ability and initiative by enabling such individuals to participate in our future success and aligning their interests with our interests and the interests of our stockholders. In consideration of the benefits of long-term equity incentive awards and upon the recommendation of our Leadership and Compensation Committee, our Board of Directors adopted the EarthLink Holdings Corp. 2016 Equity and Cash Incentive Plan (the "Plan") on February 16, 2016 contingent upon its approval by our stockholders. If approved by our stockholders, the Plan will provide us with the ability to utilize equity and cash incentive awards as a part of our overall compensation structure.

              Key features of the Plan include:

  •
  All stock options, stock appreciation rights and other purchase rights must have an exercise price that is not less than the fair market value of the underlying stock on the grant date. (Plan Sections 7.02; 8.03 and 1.21; 12.01)

  •
  The maximum number of shares of our Common Stock that will be made available under the Plan is the sum of (i) 12,000,000 shares less the number of shares of our Common Stock represented by Awards granted under the 2011 Plan after December 31, 2015 and (ii) the number of shares that are represented by outstanding Awards (as defined below) issued under the EarthLink Holdings Corp. 2011 Equity and Cash Incentive Plan (the "2011 Plan") after December 31, 2015 and that later become available because of the expiration or forfeiture of the Award without the issuance of the underlying shares. (Plan Section 6.02)

  •
  Shares of Common Stock not issued as the result of a net settlement of Options, SARs or other Stock-Based Awards in the nature of purchase rights, or tendered or withheld to pay the exercise price, purchase price or withholding taxes relating to Options, SARs or other Stock-Based Awards in the nature of purchase rights, shall not again be made available for issuance as Awards under the Plan. (Plan Section 6.02)

  •
  Options, SARs and other Stock-Based Awards in the nature of purchase rights (as defined below) granted under the Plan will be subject to a one-year minimum vesting period, subject to certain exceptions for the participant's death or Disability (as defined in the Plan) or in connection with a Change in Control (as defined in the Plan), provided that up to 5% of the shares authorized for issuance under the Plan may provide for vesting of Options, SARs and other Stock-Based Awards in the nature of purchase rights in less than one year. (Plan Sections 14.08 and 4.02)

  •
  The Leadership and Compensation Committee may not accelerate the vesting of Awards other than in the event of the participant's death or Disability. In connection with a Change in Control, time-based awards shall only be accelerated if the awards are not assumed or converted following the Change in Control and performance-based awards shall only be accelerated (i) to the extent of actual achievement of the performance conditions or (ii) on a prorated basis for time elapsed in ongoing performance period(s). Awards also can be accelerated on a qualifying termination following a Change in Control (i.e., "double-trigger" vesting), subject to the same conditions set forth in the preceding sentence. (Plan Section 4.02)

  •
  The Plan does not include any reload or "evergreen" share replenishment features. (Plan Section 21.01)

  •
  Except in connection with an equitable adjustment or a Change in Control, the Plan prohibits the repricing of outstanding stock options, stock appreciation rights and other stock-based awards in the nature of purchase rights, whether by amending an existing award or by substituting a new award at a lower price. The Plan also prohibits the payment of cash, Awards or other securities in exchange for out-of-the-money awards. (Plan Section 19.13)

  •
  Awards granted under the Plan are subject to the Company's Compensation Recoupment Policy (which is described on page 40 of this Proxy Statement). (Plan Section 19.16)

  •
  There is no liberal Change in Control definition in the Plan. Change in Control does not occur on announcement or commencement of a tender offer, a potential takeover or shareholder approval of a merger or other transaction. (Plan Section 1.07)

  •
  Any material amendments to the Plan require stockholder approval. (Plan Section 21.01)

  •
  The Plan will be administered by our Leadership and Compensation Committee, which is comprised entirely of independent directors. (Plan Sections 1.09 and 4.01)

  •
  No further Awards will be granted under the 2011 Plan on and after the effective date of the Plan. (Plan Section 6.02)

  •
  No dividends or Dividend Equivalents (as defined below) may be granted in connection with Options, SARs or other Stock-Based Awards in the nature of purchase rights (as defined below). No dividends or Dividend Equivalents may be paid in connection with a performance-based Award unless and until the underlying performance conditions are achieved, and any such dividends or dividend equivalents will accumulate (without interest) and become payable only at the time and to the extent the applicable Award becomes payable or nonforfeitable. (Plan Article XIII)

              A summary of the principal features of the Plan is included below. However, every aspect of the Plan is not addressed in this summary and stockholders are encouraged to read the full text of the Plan which is attached to this proxy statement as Annex B. We have no current plans, proposals or arrangements, written or otherwise, to grant any specific awards under the Plan or under the prior 2011 Plan except as provided for under our Board of Directors Compensation Plan (as described on pages 17 to 18 of this Proxy Statement).

Reasons for the Plan and Recommendation of the Board of Directors

              As described in more detail in this proxy statement under "Executive Compensation—Compensation Disclosure and Analysis," we believe our compensation programs are structured to attract, retain and motivate our employees, officers and directors. Our Board of Directors believes that equity incentive awards play a key role in these programs as they help align the interests of employees, officers and directors with those of our stockholders. There currently are only 387,640 shares available for grant under the 2011 Plan.

              Historical Burn Rate.    We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation bring to our compensation program with the dilution it causes our shareholders. As part of our analysis when considering the proposed share increase, we considered the

2011 Plan's "burn rate," calculated as the number of shares subject to equity awards granted under the 2011 Plan, divided by the weighted average number of shares outstanding for that period. Our average burn rate for the three years ending December 31, 2015 was 4.8%. The total potential dilution resulting from issuing all shares authorized under our equity plans as of December 31, 2015 would be about 15.7%. We believe that our burn rate and potential dilution amounts are reasonable for our industry and market conditions. Since the 2011 Plan was adopted, we have sought to provide equity compensation to our employees who we believe are important to our organization in furthering our business strategy. In addition, we have made multiple leadership appointments and promotions to advance our strategy. We made equity grants from the 2011 Plan in connection with each of these new hires and promotions. We believe these new hires and promotions are key to the development and strengthening of the management team with the experience and talent necessary to further implement our strategy.

              Potential Economic Dilution Analysis.    When evaluating the appropriate number of shares to increase the share reserve under the Plan, we reviewed the potential economic dilution of the proposed increase, calculated as the value of available shares and plan awards as a percentage of our market capitalization, and determined that the approval of 12,000,000 shares under the Plan was reasonable and consistent with industry guidelines.

              Expected Duration.    We expect that the shares available for future awards, including the additional shares if this proposal is approved by our shareholders, will be sufficient for currently-anticipated awards under the Plan for the next two-three years. Expectations regarding future share usage could be impacted by a number of factors such as hiring and promotion activity at the executive level; the rate at which shares are returned to the Plan reserve upon awards' expiration, forfeiture or cash settlement; the future performance of our stock price; consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

              Qualified Performance-Based Compensation.    Stockholder approval of the Plan also will enable us to grant awards that are intended to qualify as tax-deductible "performance-based compensation" under Code Section 162(m).

              For the foregoing reasons, the Board of Directors recommends that our stockholders approve the Plan.

General Plan Information

              The Plan is intended to permit the grant of stock options (both incentive stock options ("ISOs") and non-qualified stock options ("NQSOs" (collectively "Options")), stock appreciation rights ("SARs"), restricted stock awards ("Restricted Stock Awards"), restricted stock units ("RSUs"), incentive awards ("Incentive Awards"), other stock-based awards ("Stock-Based Awards") and dividend equivalents ("Dividend Equivalents") (collectively "Awards"). "Full Value Award" means an Award other than an Option, SAR or Stock-Based Award in the nature of purchase rights. All Awards granted under the Plan will be governed by separate written or electronic agreements between EarthLink and the participants. The separate agreements will specify the terms and conditions of the Award. No right or interest of a participant in any Award will be subject to any lien, obligation or liability of the participant. The laws of the State of Delaware govern the Plan and any Awards granted thereunder. The Plan is unfunded, and we will not segregate any assets to cover grants of Awards under the Plan.

              No Awards may be granted on or after ten years following the effective date of the Plan. No Awards will be granted under the Plan unless and until the stockholders approve the Plan.

Administration

              We will bear all expenses of administering the Plan. Our Leadership and Compensation Committee will administer the Plan and has the authority to grant Awards to such persons and upon such terms and conditions (not inconsistent with the provisions of the Plan) as it may consider appropriate. Our Leadership and Compensation Committee may act through subcommittees or, with respect to Awards granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of our Board of Directors or the Board of Directors of our Affiliates (as defined in the Plan), delegate to one or more of our officers all or part of its duties with respect to such Awards.

Eligibility for Participation

              Any of our employees or service providers, employees or service providers of our Affiliates (as defined in the Plan), and non-employee members of our Board of Directors or of any Board of Directors of our Affiliates is eligible to receive an Award under the Plan. However, ISOs may only be granted to employees of EarthLink or one of our Affiliates.

Shares Subject to Plan

              The maximum aggregate number of shares of our Common Stock that may be issued under the Plan pursuant to Awards is the sum of (i) 12,000,000 shares less the number of shares that are represented by Awards granted under the 2011 Plan after December 31, 2015 and (ii) the number of shares that are represented by outstanding Awards (as defined below) granted under the 2011 Plan that are outstanding after December 31, 2015 and that later become available because of the expiration or forfeiture of the Award without the issuance of the underlying shares. No further Awards will be granted under the 2011 Plan after the effective date of the Plan.

              Except as described below, each share issued in connection with an Award will reduce the number of shares available under the Plan by one, and each share covered under a stock-settled SAR will reduce the number of shares available under the Plan by one even though the share is not actually issued upon settlement of the stock-settled SAR.

              Shares relating to Awards that are terminated, settled in cash in lieu of shares, or exchanged prior to the issuance of shares for Awards not involving shares, will again be available for issuance under the Plan. Shares not issued as a result of a net settlement of an Option, SAR or other Stock-Based Award in the nature of purchase rights, tendered or withheld to pay the exercise or purchase price of an Option, SAR or other Stock-Based Award in the nature of purchase rights, or withholding taxes with respect to an Option, SAR or other Stock-Based Award in the nature of purchase rights, or purchased on the open market with the proceeds of the exercise or purchase price of any Award, will not again be available for issuance under the Plan. Shares not issued as the result of a net settlement of a Full Value Award or tendered or withheld to pay the purchase price of a Full Value Award or withholding taxes with respect to a Full Value Award shall again be available for issuance under the Plan. This treatment of Full Value Awards also applies to any full value awards which were issued under the 2011 Plan and are outstanding after December 31, 2015.

              Notwithstanding the foregoing, the maximum aggregate number of shares of our Common Stock that may be issued under the Plan, and the maximum aggregate number of shares of our Common Stock that may be issued under any specific type of Award, will not be reduced by (i) substitute Awards with respect to our shares of Common Stock that are granted to participants who become employed with EarthLink or its Affiliates in connection with a corporate transaction or other appropriate event or

(ii) Awards with respect to shares of our Common Stock that become available for grant under a shareholder-approved plan of an acquired company (subject in both cases to applicable stock exchange requirements).

              In any consecutive rolling 36-month period, no participant may be granted Options, SARs or other Stock-Based Awards in the nature of purchase rights that relate to more than 4,500,000 shares of our Common Stock, or Full Value Awards that relate to more than 3,000,000 shares of our Common Stock if they are intended to constitute "qualified performance-based compensation" within the meaning of Code Section 162(m). The limit in such a period for a member of our Board of Directors is 300,000 shares of our Common Stock. For any Award that is intended to constitute "qualified performance-based compensation" and that is stated with reference to a specific dollar limit, the maximum amount payable with respect to any 12-month performance period to any one participant is $5,000,000 (pro-rated up or down for performance periods greater or less than 12 months), and the maximum for any Award stated with reference to a specific dollar amount is $400,000 for a member of our Board of Directors. The maximum number of shares of Common Stock that may be issued pursuant to Awards, the per individual limits on Awards and the terms of and number of shares subject to outstanding Awards will be adjusted as is equitably required in the event of corporate transactions and other appropriate events.

Awards

    Options

              An Option entitles the participant to purchase from EarthLink a stated number of shares of Common Stock. The exercise price per share of Common Stock underlying any Option may not be less than the fair market value of a share of Common Stock on the date the Option is granted. With respect to an ISO granted to a participant who, at the time of grant, beneficially owns more than 10% of the combined voting power of EarthLink or any of our Affiliates (determined by applying certain attribution rules), the exercise price per share may not be less than 110% of the fair market value of the Common Stock on the date the Option is granted. The exercise price may be paid in cash or, if the written agreement so provides, our Leadership and Compensation Committee may allow a participant to pay all or part of the exercise price by tendering shares of Common Stock, by a broker-assisted cashless exercise, by means of a "net exercise" procedure, or by any other specified medium of payment. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of the Common Stock with respect to which an ISO may become exercisable for the first time during any calendar year cannot exceed $100,000; and if this limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as NQSOs.

    SARs

              A SAR entitles the participant to receive, upon exercise, the excess of the fair market value on that date of each share of Common Stock subject to the exercised portion of the SAR over the fair market value of each such share on the date of the grant of the SAR. A SAR can be granted alone or in tandem with an Option. A SAR granted in tandem with an Option is called a Corresponding SAR and entitles the participant to exercise the Option or the SAR, at which time the other tandem Award expires with respect to the number of shares being exercised. No participant may be granted Corresponding SARs in tandem with ISOs which are first exercisable in any calendar year for shares of Common Stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000. A Corresponding SAR may be exercised only to the extent that the related Option is exercisable, and no SAR is exercisable unless the fair market value of the Common Stock at the time of exercise exceeds the fair market value of the Common Stock as of the date of grant of the SAR. As set forth in the written agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock or a combination of each.

    Restricted Stock Awards

              A Restricted Stock Award is the grant or sale of shares of Common Stock, which may be subject to forfeiture for a period of time or subject to certain conditions. If the Restricted Stock Award is subject to forfeiture, prior to forfeiture, the participant will have all rights of a stockholder with respect to the shares of Common Stock subject to a Restricted Stock Award, including the right to vote the shares, provided, however, the participant may not transfer the shares while they are subject to forfeiture. To the extent deemed necessary by the Leadership and Compensation Committee (or as described below), dividends payable with respect to a Restricted Stock Award may accumulate (without interest) and become payable in cash or shares of our Common Stock at the time and to the extent that the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable. In lieu of retaining the certificates evidencing the shares, we may hold the certificates evidencing the shares in escrow or record the certificates evidencing the shares as outstanding by notation on our stock records. If a participant must pay for a Restricted Stock Award, the participant may pay the purchase price in cash or, if the written agreement so provides, our Leadership and Compensation Committee may allow a participant to pay all or part of the purchase price by tendering shares of Common Stock, by means of a "net exercise" procedure, or by any other specified medium of payment.

    RSUs

              An RSU entitles the participant to receive, upon vesting, shares of our Common Stock (or as otherwise determined by the Leadership and Compensation Committee and set for in the applicable agreement, the equivalent fair market value of one share of Common Stock in cash). We will deliver to the participant one share of Common Stock (or, if applicable, the fair market value of one share of Common Stock in cash) for each RSU that becomes earned and payable. No participant shall have any rights of a stockholder with respect to an RSU unless and until the underlying shares of Common Stock are issued, provided, however, except as described below, dividends payable with respect to shares subject to RSUs may be paid currently or may accumulate (without interest) and be paid in cash or shares of Common Stock only to the extent the related RSUs become earned and payable.

    Incentive Awards

              An Incentive Award entitles the participant to receive cash or Common Stock when certain conditions are met. As set forth in the participant's separate agreement, an Incentive Award may be paid in cash, shares of Common Stock or a combination of each. No participant shall have any rights of a stockholder with respect to shares underlying an Incentive Award unless and until the underlying shares of Common Stock are issued.

    Stock-Based Awards

              Stock-Based Awards may be denominated or payable in, valued by reference to or otherwise based on shares of Common Stock, including Awards convertible or exchangeable into shares of Common Stock (or the cash value thereof) and Common Stock purchase rights and Awards valued by reference to the fair market value of the Common Stock. The purchase price for the Common Stock under any Stock-Based Award in the nature of a purchase right may not be less than the fair market value of the shares of the Common Stock as of the date the Award is granted. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted.

              Our Leadership and Compensation Committee is also authorized under the Plan to grant shares of Common Stock as a bonus, or to grant shares of Common Stock or other awards in lieu of other obligations of EarthLink or any of our Affiliates to pay cash or to deliver other property under the Plan or under any other plans or compensatory arrangements of EarthLink or any of our Affiliates.

    Dividend Equivalents

              A Dividend Equivalent is an award that entitles the participant to receive cash, shares of Common Stock, other awards or other property equal in value to all or a specified portion of dividends paid with respect to shares of our Common Stock. Except as described below, Dividend Equivalents may be paid or distributed when accrued or deemed to have been reinvested in additional shares of Common Stock, other awards or other investment vehicles, subject to restrictions on transferability, risk of forfeiture and any other terms set forth in the written agreement for the Award. However, no Dividend Equivalents may be granted in connection with Options, SARs or Stock-Based Awards in the nature of purchase rights.

Performance Objectives and Time-Based Vesting

              Our Leadership and Compensation Committee has discretion to establish objectively determinable performance conditions for when Awards will become vested, exercisable, and payable. Objectively determinable performance conditions generally are performance conditions (a) that are established in writing (i) at the time of grant or (ii) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (b) that are uncertain of achievement at the time they are established and (c) the achievement of which is determinable by a third party with knowledge of the relevant facts.

              These performance conditions may be based on one or any combination of metrics related to our financial, market or business performance. Performance conditions may be related to a specific customer or group of customers or products or geographic region individually, alternatively or in any combination, subset or component thereof. The form of the performance conditions also may be measured on a company, Affiliate, division, business unit, service line, segment, product or geographic basis individually, alternatively or in any combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance conditions measurement may exclude any extraordinary or nonrecurring items.

              The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned performance conditions and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific performance conditions). An Award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the Award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an Award, in addition to performance conditions, may be subject to continued employment or service by the participant. Additionally, the vesting, exercise or payment of an Award can be conditioned on mere continued employment or service or on performance conditions other than those set forth above if the Award is not intended to qualify as performance-based.

              The performance conditions may, among others, include any or any combination of the following: (a) gross, operating or net earnings before or after taxes; (b) return on equity; (c) return on capital; (d) return on sales; (e) return on investments; (f) return on assets or net assets; (g) earnings per share (basic or fully diluted and/or before or after taxes); (h) cash flow (per share or otherwise); (i) book value (per share or otherwise); (j) sales; (k) "new billed revenue"; (l) "net new billed revenue"; (m) "customer acquisition costs"; (n) customers or subscribers; (o) cash flow; (p) fair market value of the Company or any Affiliate or shares of Common Stock; (q) share price or total shareholder return; (r) market share or market penetration; (s) level of expenses or other costs; (t) "net contributions"; (u) "adjusted after-tax GAAP profit"; (v) gross, operating or net revenue; (w) EBIT; (x) service revenue; (y) profitability or gross, operating or net margins; (z) net income; (aa) EBITDA; (bb) Adjusted EBIDTA; (cc) free cash flow; (dd) unlevered or levered free cash flow; (ee) churn or churn rate; (ff) "business churn" or "churn rate"; (gg) "consumer churn" or "churn rate"; (hh) "business bookings"; (ii) "CAPEX & restructuring"; (jj) product launches; (kk) market launches; (ll) serviceable units; (mm) net worth; (nn) productivity ratios; (oo) objective measures of customer satisfaction; (pp) working capital; (qq) competitive market metrics; (rr) peer group comparisons of any of the aforementioned business criteria; (ss) completion of acquisitions of businesses or companies or divestitures or asset sales and/or cost savings in connection with same; and (tt) for Awards that are not intended to constitute "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code, any other business criteria the Committee may approve. Products and services include: (a) residential high-speed, wireless or dial-up internet, (b) managed services, (c) network services, (d) application performance optimization, (e) professional services, (f) voice services, (g) cloud and security, (h) small business internet access and (i) any future products or services of the Company or an Affiliate upon which the Leadership and Compensation Committee determines it is appropriate to base performance conditions. Performance goals may be determined in accordance with GAAP or adjusted to include or exclude any items otherwise includable or excludable under GAAP. In determining if the performance conditions have been achieved, the Leadership and Compensation Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Leadership and Compensation Committee also may adjust the performance targets in the event of any (a) unanticipated asset write-downs or impairment charges, (b) litigation or claim judgments or settlements thereof, (c) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization or restructuring programs, or extraordinary, unusual, infrequently occurring or non-reoccurring items, (e) acquisitions or dispositions or (f) foreign exchange gains or losses.

              The above performance conditions are to permit our Leadership and Compensation Committee to grant Awards that are intended to constitute "qualified performance-based compensation" exempt from the $1 million limit on deductible compensation payable to our Chief Executive Officer or any of our three other highest paid officers, other than our Chief Financial Officer.

              The Leadership and Compensation Committee will have the discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining when an Award will become vested, exercisable or payable.

Minimum Vesting Requirement

              Options, SARs and other Stock-Based Awards in the nature of purchase rights that will vest based on continued employment or service must vest over a period of not less than one year, subject to exceptions for the participant's death or Disability or in connection with a Change in Control, provided that up to 5% of the shares authorized for issuance under the Plan may provide for vesting of Options, SARs and Other Stock-Based Awards in the nature of purchase rights in less than one year.

Limited Discretion to Accelerate

              The Leadership and Compensation Committee may not accelerate the time at which any Award may be exercised, become transferable or nonforfeitable or become earned and settled other than in the event of the participant's death or Disability.

Form and Timing of Payments

              Payments to be made by us upon the exercise of an Option or SAR or settlement of any other Award may be made in such form as our Leadership and Compensation Committee may determine and set forth in the separate agreement for the Award, including cash, shares of Common Stock, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. However, no dividends or Dividend Equivalents may be paid in connection with a performance-based Award unless and until the underlying performance conditions are achieved, and any such dividends or Dividend Equivalents will accumulate (without interest) and become payable to the participant only at the time and to the extent that the applicable Award becomes payable or nonforfeitable.

Stockholder Rights

              No participant shall have any rights as a stockholder of EarthLink unless and until the Award is settled by the issuance of Common Stock (other than such rights as a stockholder to which the participant may be entitled pursuant to the specific terms of the separate agreement).

Maximum Award Period

              No Award may be exercisable or become vested or payable more than 10 years after the date of grant (except that the Leadership and Compensation Committee may make certain exceptions in the event the Award would expire prior to exercise, vesting or settlement because trading in shares of our Common Stock is then prohibited by law or by any insider trading policy, in which case the term of the Award may be extended until 30 days after the expiration of any such prohibitions). An ISO granted to a participant who beneficially owns more than 10% of the combined voting power of EarthLink or any of our Affiliates (determined by applying certain attribution rules) or a Corresponding SAR that relates to such an ISO may not be exercisable more than five years after the date of grant.

Change in Control

              Notwithstanding anything to the contrary in the Plan, in connection with a Change in Control

  (a)
  Treatment of Time-Based Awards in connection with a Change in Control: With respect to Awards that are to become exercisable, nonforfeitable and transferable or earned and payable based solely on the passage of time, the Leadership and Compensation Committee shall accelerate exercisability, nonforfeitability and transferability of such "time-based" Awards to the Control Change Date only if such Awards are not assumed or converted in connection with the Change in Control. "Double trigger" treatment (i.e., a qualifying termination following a Change in Control) as determined by the Leadership and Compensation Committee or as set forth in an Award Agreement will apply to time-based Awards in all other circumstances.

  (b)
  Treatment of Performance-Based Awards: With respect to Awards that are to become exercisable, nonforfeitable and transferable or earned and payable based on the achievement of one or more objectively determinable performance conditions, the Leadership and Compensation Committee shall only accelerate exercisability, nonforfeitability and transferability of such "performance-based" Awards to the Control Change Date (x) to the extent of actual achievement of the performance conditions or (y) on a prorated basis for time elapsed in ongoing performance period(s). "Double trigger" treatment as determined by the Leadership and Compensation Committee will apply to performance-based Awards in all other circumstances, subject to the conditions set forth in the preceding sentence.

              Subject in all circumstances to the foregoing, the Leadership and Compensation Committee may take the following actions with respect to vested Awards but has limited discretion (as described under the Key Features of the Plan) to accelerate vesting of outstanding Awards in connection with the Change in Control:

    (i)        declare that outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights previously granted under the Plan, whether or not then exercisable, shall terminate on the Change in Control without any payment to the holder thereof, provided the Leadership and Compensation Committee gives prior written notice to the holders of such termination and gives such holders the right to exercise their outstanding Options, SARs and other Stock-Based Awards in the nature of purchase rights, at least seven days before termination, to the extent then exercisable or will become exercisable as of the Change in Control);

    (ii)        terminate on the Change in Control outstanding Restricted Stock Awards, RSUs, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Dividend Equivalents previously granted under the Plan that are not then nonforfeitable and transferable or earned and payable (and that will not become nonforfeitable and transferable or earned and payable as of the Change in Control) without any payment to the holder thereof, other than the return, if any, of the purchase price of any such Awards;

    (iii)        to the extent acceleration is permitted under the Plan (as described above), terminate on the Change in Control outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights previously granted under the Plan, whether or not then exercisable, in consideration of payment to the holder thereof, with respect to each share of Common Stock for which the Options, SARs and Other Stock-Based Awards in the nature of purchase rights are then exercisable (or that will become exercisable as of the Change in Control), of the excess, if any, of the fair market value on such date of the Common Stock subject to such Awards over the purchase price or initial value at the date of grant, as applicable (any Options, SARs and Other Stock-Based Awards in the nature of purchase rights that are not then exercisable and will not become exercisable on the Change in Control, and Options, SARs and Other Stock-Based Awards in the nature of purchase rights with respect to which the fair market value of the Common Stock subject to the Awards does not exceed the purchase price or initial value at the date of grant, as applicable, shall be cancelled without any payment therefor);

    (iv)        to the extent acceleration is permitted under the Plan (as described above), terminate on the Change in Control outstanding Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Divided Equivalents previously granted under the Plan that will become nonforfeitable and transferable or earned and payable as of the Change in Control (or that previously became nonforfeitable and transferable or earned and payable but have not yet been settled as of the Change in Control) in exchange for a payment equal to the excess of the fair market value of the shares of Common Stock subject to such Awards, or the amount of cash payable under the Awards, over any unpaid purchase price, if any, for such Awards (any such Awards that are not then nonforfeitable and transferable or earned and payable as of the Change in Control (and that will not become nonforfeitable and transferable or earned and payable as of the Change in Control) shall be cancelled without any payment therefor); or

    (v)        to the extent acceleration is permitted under the Plan (as described above), take such other actions as the Leadership and Compensation Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the outstanding Awards (which fair market value for purposes of Awards that are not then exercisable, nonforfeitable and transferable or earned and payable as of the Change in Control (and that will not become exercisable, nonforfeitable and transferable or earned and payable as of the Change in Control) or with respect to which the fair market value of the Common Stock subject to the Awards does not exceed the purchase price or initial value at the date of grant, as applicable, shall be deemed to be zero).

              The payments described above may be made in any manner the Leadership and Compensation Committee determines, including in cash, stock or other property. The Leadership and Compensation Committee may take the actions described above with respect to Awards that are not then exercisable, nonforfeitable and transferable or earned and payable or with respect to which the fair market value of the Common Stock subject to the Awards does not exceed the purchase price or initial value at the date of grant, as applicable even though the Participant will receive any payments therefor. The Leadership and Compensation Committee in its discretion may take any of the actions described in this section contingent on consummation of the Change in Control, and such actions need not be uniform with respect to all outstanding Awards or Participants. However, outstanding Awards shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control except as otherwise provided in the applicable agreement.

Compliance with Applicable Law

              No Award shall become exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax, withholding and securities laws), any listing agreement with any stock exchange to which we are a party and the rules of all domestic stock exchanges on which our shares may be listed.

Amendment and Termination of Plan

              Our Board of Directors may amend or terminate the Plan at any time; provided, however, that no amendment may adversely impair the rights of a participant with respect to outstanding Awards without the participant's consent. An amendment will be contingent on approval of our stockholders, to the extent required by law, any tax or regulatory requirement, by the rules of any stock exchange on which our securities are then traded or if the amendment would (a) increase the benefits accruing to Plan participants, (b) increase the aggregate number of shares of Common Stock issuable under the Plan, (c) modify the eligibility requirements of the Plan, or (d) change the performance criteria set forth in the Plan for performance-based awards. Additionally, to the extent our Board of Directors deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), our Board of Directors will submit the material terms of the stated performance conditions to our stockholders for approval no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the performance conditions.

Forfeiture Provisions; No Repricings

              Awards do not confer upon any individual any right to continue in the employ of or service to EarthLink or any of our Affiliates. All rights to any Award that a participant has will be immediately forfeited if the participant is discharged from employment or service for "Cause" (as defined in the Plan). Except to the extent approved by our stockholders, the Plan does not permit (a) any decrease in the exercise price or base value of any outstanding Awards, (b) the issuance of any replacement Options, SARs or Stock-Based Awards in the nature of purchase rights, which shall be deemed to occur if a participant agrees to forfeit an existing Option, SAR or Stock-Based Award in the nature of purchase rights in exchange for a new Option, SAR or Stock-Based Award in the nature of purchase rights with a lower exercise price or base value, (c) us to repurchase underwater or out-of-the-money Options, SARs or Stock-Based Awards in the nature of purchase rights, which shall be deemed to be those Options, SARs or Stock-Based Awards in the nature of purchase rights with exercise prices or base values in excess of the current fair market value of the shares of Common Stock underlying the Option, SAR or Stock-Based Award in the nature of purchase rights, (d) us to issue any replacement or substitute Awards, or pay cash in exchange, for underwater or out-of-the-money Options, SARs or Stock-Based Awards in the nature of purchase rights, (e) us to repurchase any Awards under the Plan prior to the time the Award becomes exercisable, vested or payable or (f) any other action that is treated as a "repricing" under generally accepted accounting principles.

Federal Income Tax Consequences

              The following discussion summarizes the principal federal income tax consequences associated with Awards under the Plan. The discussion is based on laws, regulations, rulings and court decisions currently in effect, all of which are subject to change.

    ISOs

              A participant will not recognize taxable income on the grant or exercise of an ISO (although the excess of the fair market value of the shares over the exercise price at the time of exercise may result in payment of the alternative minimum tax). A participant will recognize taxable income when he or she disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise, the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant's tax basis in the shares of Common Stock. A participant's tax basis in the Common Stock generally will be the amount the participant paid for the stock. If Common Stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the Common Stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. Special rules apply if a participant pays the exercise price by delivery of Common Stock.

              We will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of Common Stock acquired under an ISO before the expiration of the ISO holding period described above, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

    NQSOs

              A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of the Common Stock acquired over the exercise price. A participant's tax basis in the Common Stock is the amount paid plus any amounts included in income on exercise. Special rules apply if a participant pays the exercise price by delivery of Common Stock. The exercise of a NQSO generally will entitle us to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

    SARs

              A participant will not recognize any taxable income at the time SARs are granted. The participant at the time of receipt will recognize as ordinary income the amount of cash and the fair market value of the Common Stock that he or she receives. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

    Restricted Stock Awards

              A participant will recognize ordinary income on account of a Restricted Stock Award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the Common Stock on such date over the purchase price, if any, paid for the Restricted Stock Award. However, even if the shares under a Restricted Stock Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special "83(b) election" to recognize income, and have his or her tax consequences determined, as of the date the Restricted Stock Award is made. The participant's tax basis in the shares received will equal the income recognized plus the price, if any, paid for the Restricted Stock Award. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.

    RSUs

              The participant will not recognize any taxable income at the time RSUs are granted. When the terms and conditions to which the RSUs are subject have been satisfied and the RSUs are paid, the participant will recognize as ordinary income the fair market value of the Common Stock he or she receives. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.

    Incentive Awards

              A participant will not recognize any taxable income at the time an Incentive Award is granted. When the terms and conditions to which an Incentive Award is subject have been satisfied and the Award is paid, the participant will recognize as ordinary income the amount of cash and the fair market value of the Common Stock he or she receives. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

    Stock-Based Awards

              A participant will recognize ordinary income on receipt of cash or shares of Common Stock paid with respect to a Stock-Based Award. We generally will be entitled to a federal tax deduction equal to the amount of ordinary income the participant recognizes.

    Dividend Equivalents

              A participant will recognize as ordinary income the amount of cash and the fair market value of any Common Stock he or she receives on payment of the Dividend Equivalents. To the extent the Dividend Equivalents are paid in the form of other Awards, the participant will recognize income as otherwise described herein.

    Limitation on Deductions

              The deduction by a publicly-held corporation for otherwise deductible compensation to a "covered employee" generally is limited to $1,000,000 per year. An individual is a covered employee if he or she is the Chief Executive Officer or one of the three highest compensated officers for the year (other than the Chief Executive Officer or Chief Financial Officer). The $1,000,000 limit does not apply to compensation payable solely because of the attainment of performance conditions that meet the requirements set forth in Section 162(m) of the Code and the regulations thereunder. Compensation is considered "qualified performance-based compensation" only if (a) it is paid solely on the achievement of one or more performance conditions; (b) a committee consisting solely of two or more "outside directors," such as our Leadership and Compensation Committee, sets the performance conditions; (c) before payment, the material terms under which the compensation is to be paid, including the performance conditions, are disclosed to, and approved by, the stockholders and (d) before payment, our Leadership and Compensation Committee certifies in writing that the performance conditions have been met. The Plan has been designed to enable our Leadership and Compensation Committee to structure awards that meet the requirements for qualified performance-based compensation that would not be subject to the $1,000,000 per year deduction limit. While approval of the Plan by stockholders will enable us to grant awards that are intended to qualify as "performance-based compensation" under Code Section 162(m), we believe that it is in our best interests and the interests of our stockholders to maintain the flexibility also to grant awards that are not intended to qualify as "performance-based compensation", as determined in the discretion of the Leadership and Compensation Committee.

    Other Tax Rules

              The Plan is designed to enable our Leadership and Compensation Committee to structure Awards that will not be subject to Code Section 409A, which imposes certain restrictions and requirements on deferred compensation. However, our Leadership and Compensation Committee may grant Awards that are subject to Code Section 409A. In that case, the terms of such 409A Award will be (a) subject to the deferral election requirements of Section 409A; and (b) may only be paid upon a separation from service, a set time, death, disability, a change in control or an unforeseeable emergency, each within the meanings of Section 409A. Our Leadership and Compensation Committee shall not have the authority to accelerate or defer a 409A Award other than as permitted by Code Section 409A. Moreover, any payment on a separation from service of a "Specified Employee" (as defined in the Plan) will not be made until six months following the participant's separation from service (or upon the participant's death, if earlier) as required by Code Section 409A.

New Plan Benefits

              The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Leadership and Compensation Committee and future awards and the individuals who may receive them have not been determined.

Equity Compensation Plan Benefit Information

              For information regarding all equity grants to the named executive officers under the 2011 Plan in 2015, see "Grants of Plan-Based Awards" beginning on page 46.

              The table below provided information as of March 1, 2016, about shares that may be issued under equity compensation plans currently maintained by the Company.

EQUITY COMPENSATION PLAN INFORMATION

              The following table provided information, as of March 1, 2016, regarding shares that may be issued under equity compensation plans currently maintained by the Company.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	9,605,399	(1)	6.28	(2)	387,640
Equity compensation plans not approved by stockholders	70,526		9.48

Total	9,675,925

(1)
Includes 837,206 shares of Common Stock issuable upon exercise of outstanding stock options and 8,768,193 shares of Common Stock issuable upon vesting of outstanding restricted stock units.

(2)
The weighted-average exercise price does not take into account the restricted stock units described in footnote (1) because the restricted stock units do not have an exercise price upon vesting.

              The last reported closing price of our Common Stock on the NASDAQ Stock Market on March 1, 2016 was $5.86 per share.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE EARTHLINK HOLDINGS CORP. 2016 EQUITY AND CASH INCENTIVE PLAN.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The Audit Committee of the Board of Directors has appointed the firm of Ernst & Young LLP, independent registered public accounting firm, to audit and report on our financial statements for the year ending December 31, 2016. We have engaged Ernst & Young LLP as our independent registered public accounting firm since July 2000. We expect that a representative of Ernst & Young LLP will be present at the 2016 Annual Meeting of Stockholders to answer questions of stockholders and will have the opportunity, if desired, to make a statement.

              In connection with the audits of the 2014 and 2015 financial statements, we entered into engagement agreements with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for us.

              For the years ended December 31, 2014 and 2015, Ernst & Young LLP billed us the fees set forth below, including expenses, in connection with services rendered by that firm to us.

	Year Ended December 31,
	2014	2015
Audit fees	$2,089,425	$2,228,417
Audit-related fees	—	100,000
Tax fees	—	—
All other fees	1,995	1,995

Total	$2,091,420	$2,330,412

              Audit fees include fees for services rendered for the audits of our annual financial statements and the reviews of the interim financial statements included in quarterly reports. Audit fees also include fees associated with rendering an opinion on our management report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. This category also includes fees for review of documents filed with the SEC.

              All other fees in 2014 included an on-line research tool subscription. Audit-related fees in 2015 included due diligence in connection with the sale of certain assets related to our IT services product offerings. All other fees in 2015 included an on-line research tool subscription.

              The Audit Committee of the Board of Directors has considered whether the provision of services described above under "Audit-related fees" and "Other fees" is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that it is compatible.

Audit Committee Pre-Approval Policy

              The Audit Committee's policy is that all audit and non-audit services provided by its independent registered public accounting firm shall either be approved before the independent registered public accounting firm is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the Audit Committee. These services may include audit services and permissible audit-related services, tax services and other services. Pre-approval spending limits for audit services are established on an annual basis, detailed as to the particular service or category of services to be performed and implemented by our financial officers. Pre-approval spending limits for permissible non-audit services are established on a quarterly basis, detailed as to the particular service or category of services to be performed and implemented by our financial officers. Any audit or non-audit service fees that may be incurred by us during a quarter that fall outside the limits pre-approved by the Audit Committee for a particular service or category of services must be reviewed and approved by the Chairperson of the Audit Committee prior to the performance of services. On a quarterly basis, the Audit Committee reviews and itemizes all fees paid to its independent registered public accounting firm in the prior quarter (including fees approved by the Chairperson of the Audit Committee between regularly scheduled meetings and fees approved by our financial officers pursuant to the pre-approval policies described above) and further reviews and itemizes all fees expected to be paid in the upcoming quarter. The Audit Committee may revise its pre-approval spending limits and policies at any time. None of the fees paid to the independent registered public accounting firm were approved by the Audit Committee after the services were rendered pursuant to the "de minimis" exception established by the SEC for the provision of non-audit services.

Ratification of Selection of Independent Auditors

              Under the Sarbanes-Oxley Act of 2002 and the related rules of the SEC, the Audit Committee is solely responsible for the appointment, compensation, and oversight of the independent registered accounting firm retained to audit our financial statements. The Audit Committee has appointed Ernst & Young LLP as our independent registered accounting firm for the year ending December 31, 2016. Prior to selecting Ernst & Young LLP for fiscal 2016, the Audit Committee evaluated Ernst & Young's performance with respect to fiscal 2015. In conducting this annual evaluation, the Audit Committee considered management's assessment of Ernst & Young's performance in areas such as (i) independence, (ii) the quality and the efficiency of the services provided, including audit planning and coordination, (iii) industry knowledge and (iv) the quality of communications, including Ernst & Young staff accessibility and keeping management apprised of issues. The Audit Committee also considered Ernst & Young's tenure, the impact on the Company of changing auditors and the reasonableness of Ernst & Young's billable rates. The Audit Committee is responsible for the audit fee negotiations associated with the retention of Ernst & Young LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered accounting firm. Further, in conjunction with the rotation of the auditing firm's lead engagement partner every five years, the Audit Committee and its chairperson will continue to be directly involved in the selection of Ernst & Young LLP's new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as our independent external auditor is in the best interests of us and our stockholders.

              Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by law but is being presented in the discretion of the Board of Directors. Notwithstanding stockholder ratification of the appointment of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm if the Audit Committee believes that such a change would be in our best interests and the best interests of our stockholders. The Audit Committee has not determined what action it would take if the stockholders do not ratify the appointment, but may reconsider the appointment.

              THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

OTHER MATTERS

              The Board of Directors knows of no other matters to be brought before the 2016 Annual Meeting of Stockholders. However, if any other matters are properly brought before the 2016 Annual Meeting of Stockholders, including consideration of a motion to adjourn the 2016 Annual Meeting of Stockholders to another time or place (including for the purpose of soliciting additional proxies) the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

              The cost of the solicitation of proxies on behalf of EarthLink will be borne by us. In addition, our directors, officers and other employees may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

              In order for proposals of stockholders to be considered for inclusion in the proxy materials for the 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, such proposals must be received by us at our executive offices at 1170 Peachtree Street, Suite 900, Atlanta, GA 30309, Attention: Corporate Secretary, on or prior to November 15, 2016.

              Stockholders may bring director nominations or other business before the annual meeting only in accordance with the provisions of our certificate of incorporation and bylaws. Our bylaws require, among other things, that written notice of a stockholder's intent to bring business before the annual meeting be given not earlier than the close of business on the 90th and not later than the close of business on the 60th day prior to the first anniversary of the preceding year's annual meeting. Management may use its discretionary authority to vote against any such proposals. For information regarding the requirement for submitting recommendations for director nominees, see "Corporate Governance Matters—Identifying and Evaluating Nominees" on pages 12 to 13 of this Proxy Statement.

ANNUAL REPORT ON FORM 10-K

              We will provide without charge to each stockholder, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2015. Requests should be directed to EarthLink Holdings Corp., 1170 Peachtree Street, Suite 900, Atlanta, Georgia 30309, Attention: Investor Relations. Our Annual Report on Form 10-K also may be accessed through our website at www.earthlink.net. A list of exhibits to the Annual Report on Form 10-K will be included in the copy of the Annual Report on Form 10-K. Any of the exhibits may be obtained at the SEC's website, www.sec.gov, or by written request to the above address.

BENEFICIAL OWNERS

              Unless we have received contrary instructions, we may send a single copy of our proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce our expenses.

              If you would like to receive your own set of our annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions.

              If your shares are registered in your own name, please contact us at our executive offices at 1170 Peachtree Street, Suite 900, Atlanta, Georgia 30309, Attention: Investor Relations, or (404) 815-0770 to inform us of your request. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

By order of the Board of Directors

Samuel R. DeSimone, Jr. Executive Vice President, General Counsel and Corporate Secretary

Atlanta, Georgia
March 15, 2016

ANNEX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

              In addition to our financial information presented in accordance with U.S. generally accepted accounting principles ("GAAP"), management uses certain "non-GAAP financial measures" within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company's operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. Set forth below is a discussion of the presentation and use of Adjusted EBITDA and Unlevered Free Cash Flow, the non-GAAP financial measures used by management.

              Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income tax provision (benefit), depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs, loss on extinguishment of debt and loss from discontinued operations, net of tax. Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income tax provision (benefit), depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs, loss on extinguishment of debt and loss from discontinued operations, net of tax, less cash used for purchases of property and equipment.

              These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business. Management also uses Unlevered Free Cash Flow to assess its ability to fund capital expenditures, fund growth and service debt. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period's results and provides a better measure of comparability.

              Our Leadership and Compensation Committee also used a "Free Cash Flow" measure in measuring performance under our 2015 incentive plans. Note that this "Free Cash Flow" measure differs from the Unlevered Free Cash Flow financial measure we regularly present to the investment community and in our periodic reports filed with the SEC. Our Leadership and Compensation Committee defines Free Cash Flow as Adjusted EBITDA less cash used for purchases of property and equipment and less restructuring, acquisition and integration-related costs.

              There are limitations to using these non-GAAP financial measures. Adjusted EBITDA, Unlevered Free Cash Flow and Free Cash Flow are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies. Adjusted EBITDA, Unlevered Free Cash Flow and Free Cash Flow should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

              The following table presents a reconciliation of Adjusted EBITDA to the most closely related financial measure reported under GAAP for the year ended December 31, 2015:

Year Ended December 31, 2015 (in thousands)
Net loss	$(43,210)
Interest expense and other, net	50,972
Income tax provision	2,730
Depreciation and amortization	188,315
Stock-based compensation expense	14,594
Restructuring, acquisition and integration-related costs	19,320
Loss on extinguishment of debt	9,734

Adjusted EBITDA	$242,455

              The following table presents a reconciliation of Unlevered Free Cash Flow to the most closely related financial measure reported under GAAP for the year ended December 31, 2015:

Year Ended December 31, 2015 (in thousands)
Net loss	$(43,210)
Interest expense and other, net	50,972
Income tax provision	2,730
Depreciation and amortization	188,315
Stock-based compensation expense	14,594
Restructuring, acquisition and integration-related costs	19,320
Loss on extinguishment of debt	9,734
Purchases of property and equipment	(87,468)

Unlevered Free Cash Flow	$154,987

              The following table presents a reconciliation of Unlevered Free Cash Flow, as a liquidity measure, to net cash provided by operating activities for the year ended December 31, 2015:

Year Ended December 31, 2015 (in thousands)
Net cash provided by operating activities	$167,448
Income tax provision	2,730
Non-cash income taxes	(677)
Interest expense and other, net	50,972
Amortization of debt discount and issuance costs	(3,703)
Restructuring, acquisition and integration-related costs	19,320
Changes in operating assets and liabilities	6,721
Purchases of property and equipment	(87,468)
Other, net	(356)

Unlevered Free Cash Flow	$154,987

Net cash used in investing activities	$(87,468)

Net cash used in financing activities	$(122,817)

              The following table presents a reconciliation of free cash flow to the most closely related financial measure reported under GAAP for the year ended December 31, 2015:

Year Ended December 31, 2015 (in thousands)
Net loss	$(43,210)
Interest expense and other, net	50,972
Income tax provision	2,730
Depreciation and amortization	188,315
Stock-based compensation expense	14,594
Loss on extinguishment of debt	9,734
Purchases of property and equipment	(87,468)

Free Cash Flow	$135,667

              The following table presents a reconciliation of free cash flow, as a liquidity measure, to net cash provided by operating activities for the year ended December 31, 2015:

Year Ended December 31, 2015 (in thousands)
Net cash provided by operating activities	$167,448
Income tax provision	2,730
Non-cash income taxes	(677)
Interest expense and other, net	50,972
Amortization of debt discount and issuance costs	(3,703)
Changes in operating assets and liabilities	6,721
Purchases of property and equipment	(87,468)
Other, net	(356)

Free Cash Flow	$135,667

Net cash used in investing activities	$(87,468)

Net cash used in financing activities	$(122,817)

ANNEX B

EARTHLINK HOLDINGS CORP. 2016 EQUITY AND CASH INCENTIVE PLAN

ARTICLE V ELIGIBILITY		B-13
ARTICLE VI COMMON STOCK SUBJECT TO PLAN		B-14
6.01	Common Stock Issued	B-14
6.02	Aggregate Limit	B-14
6.03	Individual Limit	B-15
ARTICLE VII OPTIONS		B-16
7.01	Grant	B-16
7.02	Option Price	B-16
7.03	Maximum Term of Option	B-16
7.04	Exercise	B-16
7.05	Payment	B-17
7.06	Stockholder Rights	B-17
7.07	Disposition of Shares	B-17
7.08	No Liability of Company	B-17
7.09	Effect of Termination Date on Options	B-17
ARTICLE VIII SARS		B-19
8.01	Grant	B-19
8.02	Maximum Term of SAR	B-19
8.03	Exercise	B-19
8.04	Settlement	B-19
8.05	Stockholder Rights	B-19
8.06	Effect of Termination Date on SARs	B-20
ARTICLE IX RESTRICTED STOCK AWARDS		B-21
9.01	Award	B-21
9.02	Payment	B-21
9.03	Vesting	B-21
9.04	Maximum Restriction Period	B-21
9.05	Stockholder Rights	B-22
ARTICLE X RESTRICTED STOCK UNITS		B-22
10.01	Grant	B-22
10.02	Earning the Award	B-22
10.03	Maximum Restricted Stock Unit Award Period	B-22
10.04	Payment	B-22
10.05	Stockholder Rights	B-23
ARTICLE XI INCENTIVE AWARDS		B-23
11.01	Grant	B-23
11.02	Earning the Award	B-23
11.03	Maximum Incentive Award Period	B-23
11.04	Payment	B-24
11.05	Stockholder Rights	B-24
ARTICLE XII OTHER STOCK-BASED AWARDS		B-24
12.01	Other Stock-Based Awards	B-24
12.02	Bonus Stock and Awards in Lieu of Other Obligations	B-24
12.03	Effect of Termination Date on Other Stock-Based Awards	B-25

ARTICLE XIII DIVIDEND EQUIVALENTS		B-26
ARTICLE XIV TERMS APPLICABLE TO ALL AWARDS		B-26
14.01	Written Agreement	B-26
14.02	Nontransferability	B-26
14.03	Transferable Awards	B-26
14.04	Participant Status	B-27
14.05	Change in Control	B-27
14.06	Stand-Alone, Additional, Tandem and Substitute Awards	B-29
14.07	Form and Timing of Payment; Deferrals	B-29
14.08	Time and Method of Exercise; Minimum Vesting Requirement	B-29
ARTICLE XV QUALIFIED PERFORMANCE-BASED COMPENSATION		B-30
15.01	Performance Conditions	B-30
15.02	Establishing the Amount of the Award	B-31
15.03	Earning the Award	B-31
15.04	Performance Awards	B-32
15.05	Definitions of Performance Criteria	B-32
ARTICLE XVI ADJUSTMENT UPON CHANGE IN COMMON STOCK		B-34
16.01	General Adjustments	B-34
16.02	No Adjustments	B-34
16.03	Substitute Awards	B-34
16.04	Limitation on Adjustments	B-34
ARTICLE XVII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		B-35
17.01	Compliance	B-35
17.02	Postponement of Exercise or Payment	B-35
17.03	Forfeiture of Payment	B-36
ARTICLE XVIII LIMITATION ON BENEFITS		B-36
ARTICLE XIX GENERAL PROVISIONS		B-37
19.01	Effect on Employment and Service	B-37
19.02	Unfunded Plan	B-37
19.03	Rules of Construction	B-37
19.04	Tax Withholding and Reporting	B-37
19.05	Code Section 83(b) Election	B-38
19.06	Reservation of Shares	B-38
19.07	Governing Law	B-38
19.08	Other Actions	B-38
19.09	Repurchase of Common Stock	B-38
19.10	Other Conditions	B-39
19.11	Forfeiture Provisions	B-39
19.12	Legends; Payment of Expenses	B-39
19.13	Repricing of Awards	B-39
19.14	Right of Setoff	B-40
19.15	Fractional Shares	B-40
19.16	Compensation Recoupment Policy	B-40

ARTICLE XX CLAIMS PROCEDURES		B-40
20.01	Initial Claim	B-40
20.02	Appeal of Claim	B-41
20.03	Time to File Suit	B-41
ARTICLE XXI AMENDMENT		B-41
21.01	Amendment of Plan	B-41
21.02	Amendment of Awards	B-42
ARTICLE XXII SECTION 409A PROVISION		B-42
22.01	Intent of Awards	B-42
22.02	409A Awards	B-42
22.03	Election Requirements	B-42
22.04	Time of Payment	B-43
22.05	Acceleration or Deferral	B-43
22.06	Distribution Requirements	B-43
22.07	Key Employee Rule	B-44
22.08	Distributions Upon Vesting	B-44
22.09	Scope and Application of this Provision	B-44
ARTICLE XXIII EFFECTIVE DATE OF PLAN		B-44
ARTICLE XXIV DURATION OF PLAN		B-44

ARTICLE I
DEFINITIONS

1.01       409A Award

              409A Award means an Award that is intended to be subject to Section 409A of the Code.

1.02       Affiliate

              Affiliate, as it relates to any limitations or requirements with respect to incentive stock options, means any "subsidiary" or "parent" corporation (as such terms are defined in Code Section 424) of the Company. Affiliate otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determination, fifty percent (50%) shall be substituted for eighty percent (80%) under such Code Sections and the related regulations.

1.03       Agreement

              Agreement means a written or electronic agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.04       Award

              Award means an Option, SAR, Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalent granted under this Plan.

1.05       Board

              Board means the Board of Directors of the Company.

1.06       Cause

    Cause means "Cause" as such term is defined in any employment or service agreement between the Company or any Affiliate and the Participant except as otherwise determined by the Committee and set forth in the applicable Agreement. If no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, except as otherwise determined by the Committee and set forth in the applicable Agreement, "Cause" means (i) the Participant's willful and repeated failure to comply with the lawful directives of the Board, the Board of Directors of any Affiliate or any supervisory personnel of the Participant; (ii) any criminal act or act of dishonesty or willful misconduct by the Participant that has a material adverse effect on the property, operations, business or reputation of the Company or any Affiliate; (iii) the material breach by the Participant of the terms of any confidentiality, non-competition, non-solicitation or other agreement that the Participant has with the Company or any Affiliate or (iv) acts by the Participant of willful malfeasance or gross negligence in a matter of material importance to the Company or any Affiliate. For purposes of the Plan, other than where the definition of Cause is determined under any employment or service agreement between the Company or any Affiliate and the Participant, in which case such employment or service agreement shall control, in no event shall any termination of employment or service be deemed for Cause unless the Company's Chief Executive Officer concludes that the situation warrants a determination that the Participant's employment or service terminated for Cause; except that, in the case of any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act, any determination that such individual's employment terminated for Cause shall be made by the Board acting without such individual (if such individual is then serving on the Board).

1.07       Change in Control

              Change in Control means the occurrence of any of the following events:

              (a)   The accumulation in any number of related or unrelated transactions by any Person of beneficial ownership (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's voting stock; provided that for purposes of this subsection (a), a Change in Control will not be deemed to have occurred if the accumulation of more than fifty percent (50%) of the voting power of the Company's voting stock results from any acquisition of voting stock (i) directly from the Company that is approved by the Incumbent Board, (ii) by the Company, (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iv) by any Person pursuant to a merger, consolidation or reorganization (a "Business Combination") that would not cause a Change in Control under subsections (b), (c) or (d) below; or

              (b)   Consummation of a Business Combination, unless, immediately following that Business Combination, (i) all or substantially all of the Persons who were the beneficial owners of the voting stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, at least fifty percent (50%) of the then outstanding shares of common stock and at least fifty percent (50%) of the combined voting power of the then outstanding voting stock entitled to vote generally in the election of directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the voting stock of the Company, and (ii) at least fifty percent (50%) of the members of the Board of Directors of the entity resulting from that Business Combination holding at least fifty percent (50%) of the voting power of such Board of Directors were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for that Business Combination and as a result of or in connection with such Business Combination, no Person has a right to dilute either of such percentages by appointing additional members to the Board of Directors or otherwise without election or other action by the shareholders; or

              (c)   A sale or other disposition of all or substantially all of the assets of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsections (b) above or (d) below; or

              (d)   A complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsections (b) and (c) above.

              Notwithstanding the foregoing, a Change in Control shall only be deemed to have occurred with respect to a Participant and the Participant's 409A Award if the Change in Control otherwise constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code (except that, with respect to vesting of the 409A Award, Change in Control shall have the same meaning as described above).

1.08       Code

              Code means the Internal Revenue Code of 1986 and any amendments thereto.

1.09       Committee

              Committee means the Compensation Committee of the Board, or the Board itself if no Compensation Committee exists. If such Compensation Committee exists, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more directors, all of whom are (i) "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, (ii) "outside directors" within the meaning of Code Section 162(m) and (iii) independent directors under the rules of the principal stock exchange on which the Company's securities are then traded.

1.10       Common Stock

              Common Stock means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article XVI, as applicable.

1.11       Company

              Company means EarthLink Holdings Corp., a Delaware corporation, and any successor thereto.

1.12       Control Change Date

              Control Change Date means the date on which a Change in Control occurs.

1.13       Corresponding SAR

              Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.14       Disability

              Disability means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Code except as otherwise determined by the Committee and set forth in the applicable Agreement except that a Disability shall only be deemed to occur with respect to a Participant and the Participant's 409A Award if there is a Disability within the meaning of Section 409A of the Code where required by Section 409A of the Code.

1.15       Dividend Equivalent

              Dividend Equivalent means the right, granted under the Plan, to receive cash, shares of Common Stock, other Awards or other property equal in value to all or a specified portion of dividends paid with respect to a specified number of shares of Common Stock.

1.16       Exchange Act

              Exchange Act means the Securities Exchange Act of 1934, as amended.

1.17       Fair Market Value

              Fair Market Value of a share of Common Stock means, on any given date, the fair market value of a share of Common Stock as the Committee, in its discretion, shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any national stock exchange or quotation system, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such stock exchange or quotation system on such date, or if the shares of Common Stock are not traded on such stock exchange or quotation system on such date, then on the next preceding day that the shares of Common Stock were traded on such stock exchange or quotation system, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Participant. Fair Market Value relating to the exercise price, Initial Value, or purchase price of any Non-409A Award that is an Option, SAR or Other Stock-Based Award in the nature of purchase rights shall conform to the requirements for exempt stock rights under Code Section 409A.

1.18       Full Value Award

              Full Value Award means an Award other than an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

1.19       Incentive Award

              Incentive Award means an Award stated with reference to a specified dollar amount or number of shares of Common Stock which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive shares of Common Stock, cash or a combination thereof from the Company or an Affiliate.

1.20       Incumbent Board

              Incumbent Board means a Board of Directors at least a majority of whom consist of individuals who either are (a) members of the Company's Board as of the effective date of the adoption of this Plan or (b) members who become members of the Company's Board subsequent to the date of the adoption of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least sixty percent (60%) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

1.21       Initial Value

              Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the amount determined by the Committee on the date of grant which shall not be less than the Fair Market Value of one share of Common Stock on the date of grant, subject to Sections 14.06 and 16.03 with respect to substitute Awards

1.22       Named Executive Officer

              Named Executive Officer means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the three highest compensated officers of the Company (other than the Chief Executive Officer or the Chief Financial Officer) or is otherwise one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m).

1.23       Non-409A Award

              Non-409A Award means an Award that is not intended to be subject to Section 409A of the Code.

1.24       Option

              Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.25       Other Stock-Based Award

              Other Stock-Based Award means an Award granted to the Participant under Article XII of the Plan.

1.26       Participant

              Participant means an employee of the Company or an Affiliate, a member of the Board or Board of Directors of an Affiliate (whether or not an employee), a Person who provides services to the Company or an Affiliate and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or Person who provides services and who satisfies the requirements of Article V and is selected by the Committee to receive an Award.

1.27       Plan

              Plan means this EarthLink Holdings Corp. 2016 Equity and Cash Incentive Plan, in its current form and as hereafter amended.

1.28       Person

              Person means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

1.29       Prior Incentive Plan

              Prior Incentive Plan means the Company's 2011 Equity and Cash Incentive Plan.

1.30       Restricted Stock Award

              Restricted Stock Award means shares of Common Stock granted to a Participant under Article VIII.

1.31       Restricted Stock Unit

              Restricted Stock Unit means an Award, stated with respect to a specified number of shares of Common Stock, that entitles the Participant to receive one share of Common Stock (or, as otherwise determined by the Committee and set forth in the applicable Agreement, the equivalent Fair Market Value of one share of Common Stock in cash) with respect to each Restricted Stock Unit that becomes payable under the terms and conditions of the Plan and the applicable Agreement.

1.32       Retirement

              Retirement means the termination of Participant's employment or service with the Company and its Affiliates on or after qualifying for early, normal or late retirement in accordance with the Company's written policies for retirement.

1.33       SAR

              SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive cash or a number of shares of Common Stock, as determined by the Committee and set forth in the applicable Agreement, based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.34       Ten Percent Shareholder

              Ten Percent Shareholder means any individual who (considering the stock attribution rules described in Code Section 424(d)) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

1.35       Termination Date

              Termination Date means the day on which a Participant's employment or service with the Company and its Affiliates terminates or is terminated.

ARTICLE II
PURPOSES

              The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such Persons to participate in the future success of the Company and its Affiliates by aligning their interests with those of the Company and its stockholders.

ARTICLE III
TYPES OF AWARDS

              The Plan is intended to permit the grant of Options qualifying under Code Section 422 ("incentive stock options") and Options not so qualifying, SARs, Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards and Dividend Equivalents in accordance with the Plan and procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan may be used for general corporate purposes.

ARTICLE IV
ADMINISTRATION

4.01       General Administration

              The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the grant, exercisability, transferability, settlement and forfeitability of all or any part of an Award, among other terms. In addition, the Committee shall have complete authority to interpret all provisions of this Plan including, without limitation, the discretion to interpret any terms used in the Plan that are not defined herein; to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. Unless otherwise provided by the Bylaws of the Company, by resolution of the Board or applicable law, a majority of the members of the Committee shall constitute a quorum, and acts of the majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

4.02       Limited Discretion to Accelerate; Treatment of Awards in Connection with a Change in Control

              Notwithstanding anything to the contrary in the Plan, following the grant of an Award, the Committee may not accelerate the time at which an Award may be exercised, may become transferable or nonforfeitable or be earned and settled other than in the event of the Participant's death or Disability.

              Notwithstanding anything to the contrary in the Plan, in connection with a Change in Control:

  (a)
  Treatment of Time-Based Awards in connection with a Change in Control: With respect to Awards that are to become exercisable, nonforfeitable and transferable or earned and payable based solely on the passage of time, the Committee shall accelerate exercisability, nonforfeitability and transferability of such "time-based" Awards to the Control Change Date only if such Awards are not assumed or converted in connection with the Change in Control. "Double trigger" treatment (i.e., a qualifying termination following a Change in Control) as determined by the Committee or as set forth in an Award Agreement will apply to time-based Awards in all other circumstances.

  (b)
  Treatment of Performance-Based Awards: With respect to Awards that are to become exercisable, nonforfeitable and transferable or earned and payable based on the achievement of one or more objectively determinable performance conditions, the Committee shall only accelerate exercisability, nonforfeitability and transferability of such "performance-based" Awards to the Control Change Date (x) to the extent of actual achievement of the applicable performance conditions or (y) on a prorated basis for time elapsed in ongoing performance period(s). "Double trigger" treatment as determined by the Committee will apply to performance-based Awards in all other circumstances, subject to the same conditions set forth in the immediately-preceding sentence.

4.03       Delegation of Authority

              The Committee may act through subcommittees, in which case the subcommittee shall be subject to and have the authority hereunder applicable to the Committee, and the acts of the subcommittee shall be deemed to be the acts of the Committee hereunder. Additionally, to the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of the Board or the Board of Directors of an Affiliate. The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan and the Committee's prior delegation. If and to the extent deemed necessary by the Board, (a) all Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made by a Committee comprised solely of two or more directors, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, to the extent necessary to exempt the Award from the short-swing profit rules of Section 16(b) of the Exchange Act and (b) all Awards granted to an individual who is a Named Executive Officer shall be made by a Committee comprised solely of two or more directors, all of whom are "outside directors" within the meaning of Code Section 162(m), to the extent necessary to preserve any deduction under Section 162(m) of the Code. An Award granted to an individual who is a member of the Committee may be approved by the Committee in accordance with the applicable Committee charters then in effect and other applicable law.

4.04       Indemnification of Committee

              The Company shall bear all expenses of administering this Plan. The Company shall indemnify and hold harmless each Person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any action, claim, suit or proceeding to which such Person may be a party or in which such Person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such Person in settlement thereof, with the Company's approval, or paid by such Person in satisfaction of any judgment in any such action, suit or proceeding against such Person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such Person if applicable law or the Company's Certificate of Incorporation or Bylaws prohibit such indemnification. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such Person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.

ARTICLE V
ELIGIBILITY

              Any employee of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a member of the Board or the Board of Directors of an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) (whether or not such Board or Board of Directors member is an employee), any Person who provides services to the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or other Person who provides services is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such Person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or any Affiliate or if it is otherwise in the best interest of the Company or any Affiliate for such Person or entity to participate in this Plan. With respect to any Board member who is (i) designated or nominated to serve as a Board member by a stockholder of the Company and (ii) an employee of such stockholder of the Company, then, at the irrevocable election of the employing stockholder, the Person or entity who shall be eligible to participate in this Plan on behalf of the service of the respective Board member shall be the employing stockholder (or one of its Affiliates). To the extent such election is made, the respective Board member shall have no rights hereunder as a Participant with respect to such Board member's participation in this Plan. An Award may be granted to a Person or entity who has been offered employment or service by the Company or an Affiliate and who would otherwise qualify as eligible to receive the Award to the extent that Person or entity commences employment or service with the Company or an Affiliate, provided that such Person or entity may not receive any payment or exercise any right relating to the Award, and the grant of the Award will be contingent, until such Person or entity has commenced employment or service with the Company or an Affiliate.

ARTICLE VI
COMMON STOCK SUBJECT TO PLAN

6.01       Common Stock Issued

              Upon the issuance of shares of Common Stock pursuant to an Award, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs) shares of Common Stock from its authorized but unissued Common Stock, treasury shares or reacquired shares, whether reacquired on the open market or otherwise.

6.02       Aggregate Limit

              The maximum aggregate number (the "Maximum Aggregate Number") of shares of Common Stock that may be issued under this Plan and to which Awards may relate is the sum of (i) 12,000,000 shares of Common Stock less that number of shares of Common Stock that are represented by awards which were granted under the Company's Prior Incentive Plan after December 31, 2015 plus (ii) that number of shares of Common Stock that are represented by awards which previously have been granted and are outstanding under the Company's Prior Incentive Plan after December 31, 2015 and which subsequently expire or otherwise lapse, are terminated or forfeited, are settled in cash, or exchanged with the Committee's permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, without the issuance of the underlying shares of Common Stock. The Maximum Aggregate Number of shares of Common Stock that may be issued under the Plan may be issued pursuant to (i) Options, SARs or Other Stock Based Awards in the nature of purchase rights, (ii) Full Value Awards or (iii) any combination thereof. To the extent shares of Common Stock not issued under an Option must be counted against this limit as a condition to satisfying the rules applicable to incentive stock options, such rule shall apply to the limit on incentive stock options granted under the Plan. Shares of Common Stock covered by an Award generally shall only be counted as used to the extent they are actually used. Except as set forth below, a share of Common Stock issued in connection with any Award under the Plan shall reduce the Maximum Aggregate Number of shares of Common Stock available for issuance under the Plan by one; provided, however, that a share of Common Stock covered under a stock-settled SAR shall reduce the Maximum Aggregate Number of shares of Common Stock available for issuance under the Plan by one even though the shares of Common Stock are not actually issued in connection with settlement of the stock-settled SAR.

              Except as otherwise provided herein, (i) any shares of Common Stock related to an Award which terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares of Common Stock, which is settled in cash in lieu of Common Stock or which is exchanged, with the Committee's permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, (ii) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Full Value Award, and (iii) shares of Common Stock tendered or withheld to pay the purchase price or withholding taxes relating to an outstanding Full Value Award, shall again be available for issuance under the Plan. The treatment of Full Value Awards contemplated by the immediately preceding clauses (ii) and (iii) shall also apply to any full value awards which previously have been granted and are outstanding under the Company's Prior Incentive Plan after December 31, 2015.

              The following shares of Common Stock, however, may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option, stock-settled SAR or Other Stock Based Award in the nature of purchase rights, (ii) shares of Common Stock tendered or withheld to pay the exercise price, purchase price or withholding taxes relating to an outstanding Option, SAR or Other Stock Based Award in the nature of purchase rights, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the purchase price of an Award.

              The Maximum Aggregate Number of shares of Common Stock that may be issued under the Plan shall be subject to adjustment as provided in Article XVI, provided, however, that (i) substitute Awards granted under Section 16.03 shall not reduce the shares of Common Stock otherwise available under the Plan (to the extent permitted by applicable stock exchange rules) and (ii) available shares of stock under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) also may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock otherwise available under the Plan (subject to applicable stock exchange requirements). Upon the effective date of the Plan, no further Awards shall be granted under the Company's Prior Incentive Plan.

6.03       Individual Limit

              The maximum number of shares of Common Stock that may be covered by Options, SARs or other Stock-Based Awards in the nature of purchase rights granted to any one Participant during any consecutive rolling thirty-six (36)-month period shall be 4,500,000 shares of Common Stock. For purposes of the foregoing limit, an Option and its corresponding SAR shall be treated as a single Award. For Full Value Awards that are denominated in shares of Common Stock and intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, no more than 3,000,000 shares of Common Stock may be subject to any such Full Value Awards granted to any one Participant during any consecutive rolling thirty-six (36)-month period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided, however, that if the Full Value Award is denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash. For any Awards that are intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and are stated with reference to a specified dollar limit, the maximum amount that may be earned and become payable to any one Participant with respect to any twelve (12)-month performance period shall equal $5,000,000 (prorated up or down for performance periods that are greater or lesser than twelve (12) months); provided, however, that if the Award is denominated in cash but an equivalent amount of shares of Common Stock are delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Common Stock. If an Award that a Participant holds is cancelled or subject to a repricing within the meaning of the regulations under Code Section 162(m) (after shareholder approval as required herein), the cancelled Award shall continue to be counted against the maximum number of shares of Common Stock for which Awards may be granted to the Participant in any calendar year as required under Code Section 162(m). In addition to the limits set forth herein, (i) the maximum number of shares of Common Stock that may be covered by Awards stated with reference to a specific number of shares of Common Stock and granted to any one Participant in connection with the Participant's service as a member of the Board during any consecutive rolling thirty-six (36)-month period shall be 300,000 shares of Common Stock and (ii) for Awards stated with reference to a specific dollar amount, the maximum amount that may be earned and become payable to any one Participant in connection with the Participant's service as a member of the Board for any consecutive twelve (12)-month period shall equal $400,000 (prorated up or down for periods that are greater or lesser than twelve (12) months), in each case applied as described above for the other individual limitations. The maximum number of shares that may be granted in any consecutive rolling thirty-six (36)-month period to any Participant under the above limits shall be subject to adjustment as provided in Article XVI.

ARTICLE VII
OPTIONS

7.01       Grant

              Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant and whether the Option is an incentive stock option or a nonqualified stock option. Notwithstanding any other provision of the Plan or any Agreement, the Committee may only grant an incentive stock option to an individual who is an employee of the Company or an Affiliate. An Option may be granted with or without a Corresponding SAR.

7.02       Option Price

              The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted, subject to Sections 14.06 and 16.03 with respect to substitute Awards. However, if at the time of grant of an Option that is intended to be an incentive stock option, the Participant is a Ten Percent Shareholder, the price per share of Common Stock purchased on the exercise of such Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.

7.03       Maximum Term of Option

              The maximum time period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted (or five (5) years from the date such Option was granted in the event of an incentive stock option granted to a Ten Percent Shareholder).

7.04       Exercise

              Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date the Option is granted) exceeding the limit set forth under Code Section 422(d) (currently $100,000). If the limitation is exceeded, the

Options that cause the limitation to be exceeded shall be treated as nonqualified stock options. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of the Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

7.05       Payment

              Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the Option price (a) by surrendering (actually or by attestation) shares of Common Stock to the Company that the Participant already owns; (b) by a cashless exercise through a broker; (c) by means of a "net exercise" procedure; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

7.06       Stockholder Rights

              No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option until the date of exercise of such Option and the issuance of the shares of Common Stock.

7.07       Disposition of Shares

              A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was designated an incentive stock option if such sale or disposition occurs (a) within two (2) years of the grant of an Option or (b) within one (1) year of the issuance of shares of Common Stock to the Participant (subject to any changes in such time periods as set forth in Code Section 422(a)). Such notice shall be in writing and directed to the Secretary of the Company.

7.08       No Liability of Company

              The Company shall not be liable to any Participant or any other Person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an incentive stock option and granted hereunder does not qualify as an incentive stock option.

7.09       Effect of Termination Date on Options

              Subject to rules established by the Committee and unless otherwise provided in an Agreement:

              (a)   If a Participant incurs a Termination Date due to death or Disability, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

              (b)   If a Participant incurs a Termination Date due to Retirement, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

              (c)   If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

              (d)   If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of thirty (30) days after the Termination Date (three (3) months after the Termination Date for an Option granted to a member of the Board or the Board of Directors of an Affiliate), provided that such period shall be three (3) months after the Termination Date if the Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause, or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE VIII
SARS

8.01       Grant

              Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such grant. In addition, no Participant may be granted Corresponding SARs (under this Plan and all other incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

8.02       Maximum Term of SAR

              The maximum term of a SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten (10) years from the date such SAR was granted (or five (5) years for a Corresponding SAR that is related to an incentive stock option and that is granted to a Ten Percent Shareholder). No Corresponding SAR shall be exercisable or continue in existence after the expiration of the Option to which the Corresponding SAR relates.

8.03       Exercise

              Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a SAR may be exercised only when the Fair Market Value of the Common Stock that is subject to the exercise exceeds the Initial Value of the SAR and a Corresponding SAR may be exercised only to the extent that the related Option is exercisable. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

8.04       Settlement

              The amount payable to the Participant by the Company as a result of the exercise of a SAR shall be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

8.05       Stockholder Rights

              No Participant shall, as a result of receiving a SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

8.06       Effect of Termination Date on SARs

              Subject to rules established by the Committee and unless otherwise provided in an Agreement:

              (a)   If a Participant incurs a Termination Date due to death or Disability, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

              (b)   If a Participant incurs a Termination Date due to Retirement, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

              (c)   If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

              (d)   If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of the termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of thirty (30) days after the Termination Date (three (3) months after the Termination Date for any unexercised SAR granted to a member of the Board or the Board of Directors of an Affiliate), provided that such period shall be three (3) months after the Termination Date if the Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause, or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

 ARTICLE IX
RESTRICTED STOCK AWARDS

9.01       Award

              Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a Restricted Stock Award is to be granted, and will specify the number of shares of Common Stock covered by such grant and the price, if any, to be paid for each share of Common Stock covered by the grant.

9.02       Payment

              Unless the Agreement provides otherwise, if the Participant must pay for a Restricted Stock Award, payment of the Award shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the purchase price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company the Participant already owns, (ii) by means of a "net exercise procedure" by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Restricted Stock Award, (iii) by such other medium of payment as the Committee in its discretion shall authorize or (iv) by any combination of the foregoing methods of payment. If Common Stock is used to pay all or part of the purchase price, the sum of cash and cash equivalent and other payments and the Fair Market Value (determined as of the day preceding the date of purchase) of the Common Stock surrendered must not be less than the purchase price of the Restricted Stock Award. A Participant's rights in a Restricted Stock Award may be subject to repurchase upon specified events as determined by the Committee and set forth in the Agreement.

9.03       Vesting

              The Committee, on the date of grant may, but need not, prescribe that a Participant's rights in the Restricted Stock Award shall be forfeitable and nontransferable for a period of time or subject to such conditions as may be set forth in the Agreement. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Restricted Stock Awards that are nonforfeitable and transferable immediately upon grant. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, Restricted Stock Awards granted to Named Executive Officers shall be forfeitable and nontransferable subject to attainment of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable such Restricted Stock Award to qualify as "qualified performance-based compensation" under the regulations promulgated under Code Section 162(m). A Restricted Stock Award can only become nonforfeitable and transferable during the Participant's lifetime in the hands of the Participant.

9.04       Maximum Restriction Period

              To the extent the Participant's rights in a Restricted Stock Award are forfeitable and nontransferable for a period of time, the Committee on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed ten (10) years from the date of grant.

9.05       Stockholder Rights

              Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Restricted Stock Award may be forfeited and are nontransferable), a Participant will have all rights of a stockholder with respect to a Restricted Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (a) a Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of shares granted pursuant to a Restricted Stock Award, (b) the Company shall retain custody of any certificates evidencing shares granted pursuant to a Restricted Stock Award and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Restricted Stock Award. In lieu of retaining custody of the certificates evidencing shares granted pursuant to a Restricted Stock Award, the shares of Common Stock granted pursuant to the Restricted Stock Award may, in the Committee's discretion, be held in escrow by the Company or recorded as outstanding by notation on the stock records of the Company until the Participant's interest in such shares of Common Stock vest. Notwithstanding the preceding sentences, but subject to Section 14.07 below, if and to the extent deemed necessary by the Committee, dividends payable with respect to Restricted Stock Awards may accumulate (without interest) and become payable in cash or in shares of Common Stock to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable. The limitations set forth in the preceding sentences shall not apply after the shares granted under the Restricted Stock Award are transferable and are no longer forfeitable.

ARTICLE X
RESTRICTED STOCK UNITS

10.01     Grant

              Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a grant of Restricted Stock Units is to be made and will specify the number of shares covered by such grant.

10.02     Earning the Award

              The Committee, on the date of grant of the Restricted Stock Units, shall prescribe that the Restricted Stock Units will be earned and become payable subject to such conditions as are set forth in the Agreement. If and to the extent deemed necessary by the Committee, Restricted Stock Units granted to Named Executive Officers shall become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable such Restricted Stock Units to qualify as "qualified performance-based compensation" under the regulations promulgated under Code Section 162(m).

10.03     Maximum Restricted Stock Unit Award Period

              The Committee, on the date of grant, shall determine the maximum period over which Restricted Stock Units may be earned, except that such period shall not exceed ten (10) years from the date of grant.

10.04     Payment

              The amount payable to the Participant by the Company when an Award of Restricted Stock Units is earned shall be settled by the issuance of one share of Common Stock (or, as otherwise determined by the Committee and set forth in the applicable Agreement, the equivalent Fair Market Value of one share of Common Stock in cash) for each Restricted Stock Unit that is earned. A fractional share of Common Stock shall not be deliverable when an Award of Restricted Stock Units is earned, but a cash payment will be made in lieu thereof.

10.05     Stockholder Rights

              No Participant shall, as a result of receiving a grant of Restricted Stock Units, have any rights as a stockholder until and then only to the extent that the Restricted Stock Units are earned and settled in shares of Common Stock. However, notwithstanding the foregoing, the Committee, in its sole discretion, may set forth in the Agreement that, for so long as the Participant holds any Restricted Stock Units, if the Company pays any cash dividends on its Common Stock, then (a) the Company may pay the Participant in cash for each outstanding Restricted Stock Unit covered by the Agreement as of the record date of such dividend, less any required withholdings, the per share amount of such dividend or (b) the number of outstanding Restricted Stock Units covered by the Agreement may be increased by the number of Restricted Stock Units, rounded down to the nearest whole number, equal to (i) the product of the number of the Participant's outstanding Restricted Stock Units as of the record date for such dividend multiplied by the per share amount of the dividend divided by (ii) the Fair Market Value of a share of Common Stock on the payment date of such dividend. In the event additional Restricted Stock Units are Awarded, such Restricted Stock Units shall be subject to the same terms and conditions set forth in the Plan and the Agreement as the outstanding Restricted Stock Units with respect to which they were granted. Notwithstanding the preceding sentences, but subject to Section 14.07 below, if and to the extent deemed necessary to the Committee, dividends payable with respect to Restricted Stock Units may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Units to which the dividends relate has become earned and payable. The limitations set forth in the preceding sentences shall not apply after the Restricted Stock Units become earned and payable and shares are issued thereunder.

ARTICLE XI
INCENTIVE AWARDS

11.01     Grant

              Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom Incentive Awards are to be granted. All Incentive Awards shall be determined exclusively by the Committee under the procedures established by the Committee.

11.02     Earning the Award

              Subject to the Plan, the Committee, on the date of grant of an Incentive Award, shall specify in the applicable Agreement the terms and conditions which govern the grant, including, without limitation, whether the Participant to be entitled to payment must be employed or providing services to the Company or an Affiliate at the time the Incentive Award is to be paid. If and to the extent deemed necessary by the Committee, Incentive Awards granted to Named Executive Officers shall be earned and become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable the Incentive Awards to qualify as "qualified performance-based compensation" under the regulations promulgated under Code Section 162(m).

11.03     Maximum Incentive Award Period

              The Committee, at the time an Incentive Award is made, shall determine the maximum period over which the Incentive Award may be earned, except that such period shall not exceed ten (10) years from the date of grant.

11.04     Payment

              The amount payable to the Participant by the Company when an Incentive Award is earned may be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement. A fractional share of Common Stock shall not be deliverable when an Incentive Award is earned, but a cash payment will be made in lieu thereof.

11.05     Stockholder Rights

              No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or any Affiliate on account of such Incentive Award, unless and then only to the extent that the Incentive Award is earned and settled in shares of Common Stock.

ARTICLE XII
OTHER STOCK-BASED AWARDS

12.01     Other Stock-Based Awards

              The Committee is authorized, subject to limitations under applicable law, to grant to a Participant such other Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on shares of Common Stock, including, without limitation, convertible or exchangeable securities, and other rights convertible or exchangeable into shares of Common Stock or the cash value of shares of Common Stock. The Committee shall determine the terms and conditions of any such Other Stock-Based Awards. Common Stock delivered pursuant to an Other Stock-Based Award in the nature of purchase rights ("Purchase Right Award") shall be purchased for such consideration not less than the Fair Market Value of the shares of Common Stock as of the date the Other Stock-Based Award is granted (subject to Sections 14.06 and 16.03 with respect to substitute Awards), and may be paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other Awards, notes or other property, as the Committee shall determine. The maximum time period in which an Other Stock-Based Award in the nature of purchase rights may be exercised shall be determined by the Committee on the date of grant, except that no Other Stock-Based Award in the nature of purchase rights shall be exercisable after the expiration of ten (10) years from the date such Other Stock-Based Award was granted. Cash Awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Plan.

12.02     Bonus Stock and Awards in Lieu of Other Obligations

              The Committee also is authorized (i) to grant to a Participant shares of Common Stock as a bonus, (ii) to grant shares of Common Stock or other Awards in lieu of other obligations of the Company or any Affiliate to pay cash or to deliver other property under this Plan or under any other plans or compensatory arrangements of the Company or any Affiliate, (iii) to use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, and (iv) subject to Section 19.13 below, to grant as alternatives to or replacements of Awards granted or outstanding under the Plan or any other plan or arrangement of the Company or any Affiliate, subject to such terms as shall be determined by the Committee and the overall limitation on the number of shares of Common Stock that may be issued under the Plan. Notwithstanding any other provision hereof, shares of Common Stock or other securities delivered to a Participant pursuant to a purchase right granted under this Plan shall be purchased for consideration, the Fair Market Value of which shall not be less than the Fair Market Value of such shares of Common Stock or other securities as of the date such purchase right is granted.

12.03     Effect of Termination Date on Other Stock-Based Awards

              Subject to rules established by the Committee and unless otherwise provided in an Agreement:

              (a)   If a Participant incurs a Termination Date due to death or Disability, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

              (b)   If a Participant incurs a Termination Date due to Retirement, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

              (c)   If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

              (d)   If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of thirty (30) days after the Termination Date (three (3) months after the Termination Date for any unexercised Other Stock-Based Award in the nature of purchase rights granted to a member of the Board or the Board of Directors of an Affiliate), provided that such period shall be three (3) months after the Termination Date if the Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause, or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE XIII
DIVIDEND EQUIVALENTS

              The Committee is authorized to grant Dividend Equivalents to a Participant which may be awarded on a free-standing basis or in connection with another Award. Subject to Section 14.07 below, the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares of Common Stock, other Awards or other investment vehicles, subject to restrictions on transferability, risk of forfeiture and such other terms as the Committee may specify and set forth in the applicable Agreement. Notwithstanding the foregoing, no Dividend Equivalents may be awarded in connection with an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

ARTICLE XIV
TERMS APPLICABLE TO ALL AWARDS

14.01     Written Agreement

              Each Award shall be evidenced by a written or electronic Agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of the Award granted to such Participant. Each Agreement should specify whether the Award is intended to be a Non-409A Award or a 409A Award.

14.02     Nontransferability

              Except as provided in Section 14.03 below, each Award granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution or pursuant to the terms of a valid qualified domestic relations order. In the event of any transfer of an Option or Corresponding SAR (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities. Except as provided in Section 14.03 below, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant or his transferee.

14.03     Transferable Awards

              Section 14.02 to the contrary notwithstanding, if the Agreement so provides, an Award that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option may be transferred by a Participant to any of such class of transferees who can be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise or payment of such Awards granted under the Plan. Any such transfer will be permitted only if (a) the Participant does not receive any consideration for the transfer, (b) the Committee expressly approves the transfer and (c) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement. The holder of the Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Award except by will or the laws of descent and distribution. In the event of any transfer of an Option that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities. Unless transferred as provided in Section 9.05, a Restricted Stock Award may not be transferred prior to becoming non-forfeitable and transferable.

14.04     Participant Status

              If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Participant and the Company and/or an Affiliate if, at the time of the determination, the Participant is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Participant on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three (3) months, or, if longer, so long as the individual's right to re-employment with the Company or any of its Affiliates is guaranteed either by statute or by contract. If the period of leave exceeds three (3) months, and the individual's right to re-employment is not guaranteed by statute or by contract, the employment shall be deemed to be terminated on the first day after the end of such three (3) month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or advisor shall not be affected by any change in the status of the Participant so long as the Participant continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Participant's employment or continued service shall not be considered interrupted in the event the Committee, in its discretion, and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Participant's employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or such prior to such occurrence, the Participant will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Participant is no longer the Company or an entity that qualifies as an Affiliate. The foregoing provisions apply to a 409A Award only to the extent Section 409A of the Code does not otherwise treat the Participant as continuing in service or employment or as having a separation from service at an earlier time.

14.05     Change in Control

              Notwithstanding any provision of any Agreement but subject under all circumstances to the requirements of Section 4.02 in the event of a Change in Control, the Committee in its discretion may

              (i)    declare that outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights previously granted under the Plan, whether or not then exercisable, shall terminate on the Control Change Date without any payment to the holder thereof, provided the Committee gives prior written notice to the holders of such termination and gives such holders the right to exercise their outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights, at least seven (7) days before termination, to the extent then exercisable or will become exercisable as of the Control Change Date);

              (ii)   terminate on the Control Change Date outstanding Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and

Dividend Equivalents previously granted under the Plan that are not then nonforfeitable and transferable or earned and payable (and that will not become nonforfeitable and transferable or earned and payable as of the Control Change Date) without any payment to the holder thereof, other than the return, if any, of the purchase price of any such Awards;

              (iii)  to the extent acceleration is permitted under Section 4.02, terminate on the Control Change Date outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights previously granted under the Plan, whether or not then exercisable, in consideration of payment to the holder thereof, with respect to each share of Common Stock for which the Options, SARs and Other Stock-Based Awards in the nature of purchase rights are then exercisable (or that will become exercisable as of the Control Change Date), of the excess, if any, of the Fair Market Value on such date of the Common Stock subject to such Awards over the purchase price or Initial Value, as applicable (any Options, SARs and Other Stock-Based Awards in the nature of purchase rights that are not then exercisable and will not become exercisable on the Control Change Date, and Options, SARs and Other Stock-Based Awards in the nature of purchase rights with respect to which the Fair Market Value of the Common Stock subject to the Awards does not exceed the purchase price or Initial Value, as applicable, shall be cancelled without any payment therefor);

              (iv)  to the extent acceleration is permitted under Section 4.02, terminate on the Control Change Date outstanding Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Divided Equivalents previously granted under the Plan that will become nonforfeitable and transferable or earned and payable as of the Control Change Date (or that previously became nonforfeitable and transferable or earned and payable but have not yet been settled as of the Control Change Date) in exchange for a payment equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Awards, or the amount of cash payable under the Awards, over any unpaid purchase price, if any, for such Awards (any such Awards that are not then nonforfeitable and transferable or earned and payable as of the Control Change Date (and that will not become nonforfeitable and transferable or earned and payable as of the Control Change Date) shall be cancelled without any payment therefor); or

              (v)   to the extent acceleration is permitted under Section 4.02, take such other actions as the Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the outstanding Awards (which Fair Market Value for purposes of Awards that are not then exercisable, nonforfeitable and transferable or earned and payable as of the Control Change Date (and that will not become exercisable, nonforfeitable and transferable or earned and payable as of the Control Change Date) or with respect to which the Fair Market Value of the Common Stock subject to the Awards does not exceed the purchase price or Initial Value, as applicable, shall be deemed to be zero).

              The payments described above may be made in any manner the Committee determines, including in cash, stock or other property. The Committee may take the actions described above with respect to Awards that are not then exercisable, nonforfeitable and transferable or earned and payable or with respect to which the Fair Market Value of the Common Stock subject to the Awards does not exceed the purchase price or Initial Value, as applicable, whether or not the Participant will receive any payments therefor. The Committee in its discretion may take any of the actions described in this Section 14.05 contingent on consummation of the Change in Control, and such actions need not be uniform with respect to all outstanding Awards or Participants. However, outstanding Awards shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control except as otherwise provided in the applicable Agreement.

14.06     Stand-Alone, Additional, Tandem and Substitute Awards

              Subject to Section 19.13 below, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any Award granted under another plan of the Company or any Affiliate or any entity acquired by the Company or any Affiliate or any other right of a Participant to receive payment from the Company or any Affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with another Award or Awards may be granted either at the same time as or at a different time from the grant of such other Award or Awards. Subject to applicable law and the restrictions on 409A Awards and repricings in Section 19.13 below, the Committee may determine that, in granting a new Award, the in-the-money value or Fair Market Value of any surrendered Award or Awards or the value of any other right to payment surrendered by the Participant may be applied, or otherwise taken into account with respect, to any other new Award or Awards.

14.07     Form and Timing of Payment; Deferrals

              Subject to the terms of the Plan and any applicable Agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or settlement of any other Award may be made in such form as the Committee may determine and set forth in the applicable Agreement, including, without limitation, cash, shares of Common Stock, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. Cash may be paid in lieu of shares of Common Stock in connection with settlement of an Award, in the discretion of the Committee or upon the occurrence of one or more specified events set forth in the applicable Agreement (and to the extent permitted by the Plan and Section 409A of the Code). Subject to the Plan, installment or deferred payments may be required by the Committee or permitted at the election of the Participant on the terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in shares of Common Stock. In the case of any 409A Award that is vested and no longer subject to a substantial risk of forfeiture (within the meaning of Sections 83 and 409A of the Code), such Award may be distributed to the Participant, upon application of the Participant to the Committee, if the Participant has an unforeseeable emergency within the meaning of Section 409A of the Code. Notwithstanding any other provision of the Plan, however, no dividends payable with respect to an Award or Dividend Equivalents may be paid in connection with any Awards or Dividend Equivalents that are to become nonforfeitable and transferable or earned and payable based upon performance conditions unless and until the performance conditions are satisfied, and any such dividends and Dividend Equivalents will accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the applicable Awards or Dividend Equivalents have become non-forfeitable and transferable or earned and payable upon satisfaction of the relevant performance conditions.

14.08     Time and Method of Exercise; Minimum Vesting Requirement

              The Committee shall determine and set forth in the Agreement the time or times at which Awards granted under the Plan may be exercised or settled in whole or in part and shall set forth in the Agreement the rules regarding the exercise, settlement and/or termination of Awards upon the Participant's death, Disability, termination of employment or ceasing to be a director. Notwithstanding any other provision of the Plan, however, if an Option, SAR or other Stock Based Award in the nature of purchase rights is to become exercisable on the completion of a specified period of employment or service with the Company or any Affiliate, then the required period of employment or service for such Award to become exercisable shall be not less than one (1) year (except in case of death, Disability or a Change in Control).

Notwithstanding the foregoing, up to five percent (5%) of the available shares of Common Stock authorized for issuance under the Plan pursuant to Section 5(a) may provide for vesting of Options, SARs and Other Stock-Based Awards in the nature of purchase rights, partially or in full, in less than one-year. Notwithstanding any provision of the Plan providing for the maximum term of an Award, in the event any Award would expire prior to exercise, vesting or settlement because trading in shares of Common Stock is prohibited by law or by any insider trading policy of the Company, the Committee may extend the term of the Award (or provide for such in the applicable Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the Participant to realize the value of the Award, provided such extension (i) is permitted by law, (ii) does not violate Section 409A with respect to any Awards, (iii) permits Awards that are intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code to continue to so qualify and (iv) does not otherwise adversely impact the tax consequences of the Award (such as incentive stock options and related Awards).

ARTICLE XV
QUALIFIED PERFORMANCE-BASED COMPENSATION

15.01     Performance Conditions

              In accordance with the Plan, the Committee may prescribe that Awards will become exercisable, nonforfeitable and transferable, and earned and payable, based on objectively determinable performance conditions. With respect to Awards that are intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, objectively determinable performance conditions are performance conditions (i) that are established in writing (a) at the time of grant or (b) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (ii) that are uncertain of achievement at the time they are established and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. The performance conditions may be stated with respect to (a) gross, operating or net earnings before or after taxes; (b) return on equity; (c) return on capital; (d) return on sales; (e) return on investments; (f) return on assets or net assets; (g) earnings per share (basic or fully diluted and/or before or after taxes); (h) cash flow (per share or otherwise); (i) book value (per share or otherwise); (j) sales; (k) New Billed Revenue including, without limitation, Business New Billed Revenue and other such variations; (l) Net New Billed Revenue and subsets thereof; (m) Customer Acquisition Costs; (n) customers or subscribers; (o) cash flow; (p) Fair Market Value of the Company or any Affiliate or shares of Common Stock; (q) share price or total shareholder return; (r) market share or market penetration; (s) level of expenses or other costs; (t) Net Contributions; (u) Adjusted After-tax GAAP Profit, (v) gross, operating or net revenue; (w) EBIT; (x) service revenue; (y) profitability or gross, operating or net margins; (z) net income; (aa) EBITDA; (bb) Adjusted EBIDTA; (cc) Free Cash Flow; (dd) Unlevered or Levered Free Cash Flow, (ee) Churn or Churn Rate; (ff) Business Churn or Churn Rate, (gg) Consumer Churn or Churn Rate, (hh) Business Bookings, (ii) CAPEX & Restructuring, (jj) product launches; (kk) market launches; (ll) serviceable units; (mm) net worth; (nn) productivity ratios; (oo) objective measures of customer satisfaction; (pp) working capital; (qq) competitive market metrics; (rr) peer group comparisons of any of the aforementioned business criteria, (ss) completion of acquisitions of businesses or companies or divestitures or asset sales and/or cost savings in connection with same or (tt) any other business criteria the Committee may approve. Products and services include: (a) residential high-speed, wireless or dial-up internet, (b) managed services, (c) network services, (d) application performance optimization, (e) professional services, (f) voice services, (g) cloud and security, (h) small business internet access and (i) any future products or services of the Company or an Affiliate upon which the Committee determines it is appropriate to base performance conditions. Any performance goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The business criteria above, other than those in (nn) above, may be related to a specific customer or group of customers or products or geographic region. The form of the performance conditions, other than those in (nn) above, may be measured on a Company, Affiliate, product, division, business unit, service line, customer type, segment or geographic basis, individually, alternatively or in any combination, subset or component thereof. Performance goals may include one or more of the foregoing business criteria, either individually, alternatively or any combination, subset or component. Performance goals, other than those in (nn) above, may reflect absolute performance or a relative comparison of the performance to the performance of a peer group or other external measure of the selected business criteria. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary, unusual, infrequently occurring or non-recurring items. The performance conditions, other than those in (nn) above, may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). The performance conditions may not include solely the mere continued employment of the Participant. However, the Award may become exercisable, nonforfeitable and transferable or earned and payable contingent on the Participant's continued employment or service, and/or employment or service at the time the Award becomes exercisable, nonforfeitable and transferable or earned and payable, in addition to the performance conditions described above. The Committee shall have the sole discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining a Participant's right to, and the settlement of, an Award that will become exercisable, nonforfeitable and transferable or earned and payable based on performance conditions.

15.02     Establishing the Amount of the Award

              The amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable if the performance conditions are obtained (or an objective formula for, or method of, computing such amount) also must be established at the time set forth in Section 15.01 above. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, reduce the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable, as applicable, if the Committee determines that such reduction is appropriate under the facts and circumstances. In no event shall the Committee have the discretion to increase the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable if the Award is intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code.

15.03     Earning the Award

              If the Committee, on the date of grant, prescribes that an Award shall become exercisable, nonforfeitable and transferable or earned and payable only upon the attainment of any of the above enumerated performance conditions, the Award shall become exercisable, nonforfeitable and transferable or earned and payable only to the extent that the Committee certifies in writing that such conditions have been achieved. An Award will not satisfy the requirements of this Article XV to constitute "qualified performance-based compensation" if the facts and circumstances indicate the Award will become exercisable, nonforfeitable and transferable or earned and payable regardless of whether the performance conditions are attained. However, an Award does not fail to meet the requirements of this Article XV merely because the Award would become exercisable, nonforfeitable and transferable or earned and payable upon the Participant's death or Disability or upon a Change in Control, although an Award that actually becomes exercisable, nonforfeitable and transferable or earned and payable on account of those events prior to the attainment of the performance conditions would not constitute "qualified performance-based compensation" under Code Section 162(m). In determining if the performance conditions have been achieved, the Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also may adjust the performance targets in the event of any (a) unanticipated asset write-downs or impairment charges, (b) litigation or claim judgments or settlements thereof, (c) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization or restructuring programs, or extraordinary, unusual, infrequently occurring or non-reoccurring items, (e) acquisitions or dispositions or (f) foreign exchange gains or losses. To the extent any such adjustments would affect Awards, the intent is that they shall be in a form that allows the Award to continue to meet the requirements of Section 162(m) of the Code for deductibility and, to the extent required under Section 162(m) of the Code for "qualified performance-based compensation," set forth in the applicable Agreement.

15.04     Performance Awards

              The purpose of this Article XV is to permit the grant of Awards that constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. The Committee may specify that the Award is intended to constitute "qualified performance-based compensation" by conditioning the right of the Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of any of the enumerated performance criteria and conditions set forth in this Article XV. Notwithstanding the foregoing, the Committee may grant an Award that is subject to the achievement or satisfaction of performance conditions that are not specifically set forth herein to the extent the Committee does not intend for such Award to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

15.05     Definitions of Performance Criteria

              "Adjusted After-Tax GAAP Profit" means GAAP net income (loss) before stock option or other equity compensation expense and before any income tax credits caused by recognizing net operating loss carry forwards or income tax expense that is offset by applying net operating loss carry forwards, but after any other income tax expense or any asset write-downs or other one-time charges.

              "Adjusted EBITDA" means EBITDA excluding or including one or more of stock-based compensation expense under ASC 718, gains (losses) of equity affiliates (net), gain (loss) on investments (net), impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, loss on extinguishment of debt and/or loss from discontinued operations net of tax.

              "Business Bookings" mean sales booked during the applicable period netted against cancelled orders, excluding unbudgeted cancellations in excess of $25,000 from sales that originated in prior periods.

              "Business Churn" means monthly recurring revenues associated with subscribers that discontinued service during the period divided by total monthly recurring revenues for the period (with recurring revenues meaning revenues that can be reliably anticipated every thirty (30) days).

              "Business New Billed Revenue" means monthly recurring revenue billing for the first time in the applicable period either for new customers or new services for existing customers.

              "CAPEX & Restructuring" means purchases of property and equipment plus restructuring, acquisition and integration-related costs (including or excluding (i) system conversions, rebranding costs and integration-related consulting and employee costs; (ii) severance, retention and other employee termination costs associated with restructuring, acquisition and integration activities and with certain voluntary employee separations; (iii) facility-related costs, such as lease termination and asset impairments; and (iv) transaction-related costs, which are direct costs incurred to effect a business combination, such as advisory, legal, accounting, valuation and other professional fees).

              "Churn" means the number of customers or accounts discontinuing services during a period, or monthly recurring revenues associated with subscribers discontinuing services during the period, in each case net of reactivations during the same period.

              "Churn Rate" means average Churn, as applicable, during a period divided by the average number of ending customers or accounts during the same period, to calculate the Consumer Churn Rate, or total monthly recurring revenues for the period (with recurring revenues meaning revenues that can be reliably anticipated every thirty (30) days), to calculate the Business Churn Rate.

              "Consumer Churn" means the average monthly number of subscribers that discontinued service during the period divided by the average number of subscribers for the period.

              "Customer acquisition costs" means acquisition costs (including but not limited to marketing, advertising, commissions, residuals and related costs) per dollar of Sent to Billing.

              "EBIT" means income (loss) from continuing operations before interest income (expense) and other, net, and taxes.

              "EBITDA" means net income (loss) from continuing operations before interest income (expense) and other, net, income tax benefit, depreciation and amortization.

              "Free Cash Flow" means Adjusted EBITDA less cash used for purchases of property and equipment and less restructuring, acquisition and integration-related costs.

              "GAAP" means U.S. generally accepted accounting principles.

              "Levered Free Cash Flow" means Adjusted EBITDA less cash used for purchases of property and equipment, less restructuring, acquisition and integration-related costs and less debt interest expense.

              "Net Contributions" means as determined in the Company's internal management reporting which shall be prepared on a basis consistent with past practice and is determined after all operating costs and sales and marketing expenses, but before amortization, interest income or expense, and income tax expense.

              "Net New Billed Revenue" means "Gross New Billed Revenue" minus "Churn" where (i) Gross New Billed Revenue means incremental recurring revenue initiated by the delivery of new or upgraded products or services and (ii) Churn means the loss of recurring revenue driven by the cancellation or downgrade of products or services. For network products/services, new billed revenue status is triggered by meeting predefined customer acceptance criteria and is determined by the project managers on the provisioning team. For all other products, new billed revenue status is triggered by the delivery and installation of the equipment and is determined by the service activation group.

              "New Billed Revenue" means incremental recurring revenue initiated by the delivery of new or upgraded products or services.

              "Unlevered Free Cash Flow" means Adjusted EBITDA less cash used for purchases of property and equipment.

 ARTICLE XVI
ADJUSTMENT UPON CHANGE IN COMMON STOCK

16.01     General Adjustments

              The maximum number of shares of Common Stock that may be issued pursuant to Awards, the number of shares of Common Stock and terms of outstanding Awards and the per individual limitations on the number of shares of Common Stock that may be issued pursuant to Awards shall be adjusted as the Committee shall determine to be equitably required in the event (a) there occurs a reorganization, recapitalization, stock split, spin-off, split-off, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or distribution to stockholders other than an ordinary cash dividend; (b) the Company engages in a transaction Code Section 424 describes; or (c) there occurs any other transaction or event which, in the judgment of the Board, necessitates such action. In that respect, the Committee shall make such adjustments as are necessary in the number or kind of shares of Common Stock or securities which are subject to the Award, the exercise price or Initial Value of the Award and such other adjustments as are appropriate in the discretion of the Committee. Such adjustments may provide for the elimination of fractional shares that might otherwise be subject to Awards without any payment therefor. Notwithstanding the foregoing, the conversion of one or more outstanding shares of preferred stock or convertible debentures that the Company may issue from time to time into Common Stock shall not in and of itself require any adjustment under this Article XVI. In addition, the Committee may make such other adjustments to the terms of any Awards to the extent equitable and necessary to prevent an enlargement or dilution of the Participant's rights thereunder as a result of any such event or similar transaction. Any determination made under this Article XVI by the Committee shall be final and conclusive.

16.02     No Adjustments

              The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be issued pursuant to Awards, the per individual limitations on the number of shares that may be issued pursuant to Awards or the terms of outstanding Awards.

16.03     Substitute Awards

              The Committee may grant Awards in substitution for Options, SARs, restricted stock, Restricted Stock Units, Incentive Awards or similar Awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XVI. Notwithstanding any provision of the Plan (other than the limitation of Section 6.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

16.04     Limitation on Adjustments

              Notwithstanding the foregoing, no adjustment hereunder shall be authorized or made if and to the extent the existence of such authority or action (a) would cause Awards under the Plan that are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code to otherwise fail to qualify as "qualified performance-based compensation," (b) would cause the Committee to be deemed to have the authority to impermissibly change the targets, within the meaning of Section 162(m) of the Code, under performance goals or relating to Awards granted to Named Executive Officers and intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code,

(c) would cause a Non-409A Award to be subject to Section 409A of the Code or (d) would violate Code Section 409A for a 409A Award, unless the Committee determines that such adjustment is necessary and specifically acknowledges that the adjustment will be made notwithstanding any such result.

ARTICLE XVII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

17.01     Compliance

              No Option or SAR shall be exercisable, no Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalents shall be granted or settled, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing shares of Common Stock issued pursuant to an Award may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. No Option or SAR shall be exercisable, no Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalents shall be granted or settled, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

17.02     Postponement of Exercise or Payment

              The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under the securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

              Additionally, the Committee may postpone any grant, exercise vesting or payment of an Award if the Company reasonably believes the Company's or any applicable Affiliate's deduction with respect to such Award would be limited or eliminated by application of Code Section 162(m) to the extent permitted by Section 409A of the Code; provided, however, such delay will last only until the earliest date at which the Company reasonably anticipates that the deduction with respect to the Award will not be limited or eliminated by the application of Code Section 162(m) or the calendar year in which the Participant separates from service.

17.03     Forfeiture of Payment

              A Participant shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law or any applicable claw-back or recoupment policy of the Company or any of its Affiliates requires such forfeiture or reimbursement.

ARTICLE XVIII
LIMITATION ON BENEFITS

              Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of payments or benefits would meet the definition of a "Reduced Amount." If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant under all Awards must be reduced to such Reduced Amount, but not below zero. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article XVIII are final, conclusive and binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article XVIII, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid ("Overpayment") or that additional amounts which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid ("Underpayment"), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by applicable law, which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Sections 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Participant but no later than the end of the Participant's taxable year next following the Participant's taxable year in which the determination is made that the Underpayment has occurred. For purposes of this Section, (a) "Net After Tax Receipt" means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Participant's taxable income for the applicable taxable year; (b) "Present Value" means the value determined in accordance with Code Section 280G(d)(4); and (c) "Reduced Amount" means the smallest aggregate amount of all payments and benefits under this Plan which (i) is less than the sum of all payments and benefits under this Plan and (ii) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.

ARTICLE XIX
GENERAL PROVISIONS

19.01     Effect on Employment and Service

              Neither the adoption of this Plan, its operation nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

19.02     Unfunded Plan

              This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any Person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

19.03     Rules of Construction

              Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

19.04     Tax Withholding and Reporting

              Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent any income and employment (including, without limitation, Social Security and Medicare) tax withholding obligations, if applicable, attributable to participation in the Plan and the grant, exercise, vesting or payment of Awards granted hereunder (including the making of a Code Section 83(b) election with respect to an Award). In accordance with procedures that the Committee establishes, the Committee, to the extent applicable law permits and only to the extent using shares of Common Stock to pay applicable withholdings would not cause adverse accounting consequences, may allow a Participant to pay any such applicable amounts (a) by surrendering (actually or by attestation) shares of Common Stock that the Participant already owns; (b) by a cashless exercise, or surrender of shares of Common Stock already owned, through a broker; (c) by means of a "net exercise" procedure by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Award; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any Award hereunder as applicable law requires.

19.05     Code Section 83(b) Election

              No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under similar laws may be made unless expressly permitted by the terms of the Award or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provisions.

19.06     Reservation of Shares

              The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company's counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

19.07     Governing Law

              This Plan and all Awards granted hereunder shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

19.08     Other Actions

              Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant Options, SARs, Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents for proper corporate purposes otherwise than under the Plan to any employee or to any other Person, firm, corporation, association or other entity, or to grant Options, SARs, Restricted Stock Awards, or Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents to, or assume such Awards of any Person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any Person, firm, corporation, association or other entity.

19.09     Repurchase of Common Stock

              Subject to Section 19.13 below, the Company or its designee may have the option and right to purchase any Award or any shares of Common Stock issued pursuant to any Award in accordance with the terms and conditions set forth in the applicable Agreement. However, shares of Common Stock repurchased pursuant to an Agreement will still be deemed issued pursuant to the Plan and will not be available for issuance pursuant to future Awards under the Plan.

19.10     Other Conditions

              The Committee, in its discretion, may, as a condition to the grant, exercise, payment or settlement of an Award, require the Participant on or before the date of grant, exercise, payment or settlement of the Award to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation, non-competition or other similar agreement) with the Company or any Affiliate, which may become effective on the date of termination of employment or service of the Participant with the Company or any Affiliate or any other date the Committee may specify and shall contain such terms and conditions as the Committee shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Affiliate and such Participant and/or (iii) a shareholders' agreement with respect to shares of Common Stock to be issued pursuant to the Award. If the Participant shall fail to enter into any such agreement at the Committee's request, then no Award shall be granted, exercised, paid or settled and the number of shares of Common Stock that would have been subject to such Award, if any, shall be added to the remaining shares of Common Stock available under the Plan.

19.11     Forfeiture Provisions

              Notwithstanding any other provisions of the Plan or any Agreement, all rights to any Award that a Participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any Award and the Award will not be exercisable (whether or not previously exercisable) or become vested or payable on and after the time the Participant is discharged from employment or service with the Company or any Affiliate for Cause.

19.12     Legends; Payment of Expenses

              The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant or exercise of an Award and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements under the Exchange Act, applicable state securities laws or other requirements, (b) implement the provisions of the Plan or any Agreement between the Company and the Participant with respect to such shares of Common Stock, (c) permit the Company to determine the occurrence of a "disqualifying disposition" as described in Section 421(b) of the Code of the shares of Common Stock transferred upon the exercise of an incentive stock option granted under the Plan or (d) as may be appropriate to continue an Award's exemption or compliance with Section 409A of the Code. The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the grant or exercise of the Award, as well as all fees and expenses incurred by the Company in connection with such issuance.

19.13     Repricing of Awards

              Notwithstanding any other provisions of this Plan, except in connection with a Change in Control as described above, for adjustments pursuant to Article XVI or to the extent approved by the Company's stockholders and consistent with the rules of any stock exchange on which the Company's securities are traded, this Plan does not permit (a) any decrease in the exercise or purchase price or base value of any outstanding Awards, (b) the issuance of any replacement Options, SARs or Other Stock-Based Awards in the nature of purchase rights which shall be deemed to occur if a Participant agrees to forfeit an existing Option, SAR or Other Stock-Based Award in the nature of purchase rights in exchange for a new Option, SAR or Other Stock-Based Award in the nature of purchase rights with a lower exercise or purchase price or base value, (c) the Company to repurchase underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, which shall be deemed to be those Options, SARs or

Other Stock-Based Awards in the nature of purchase rights with exercise or purchase prices or base values in excess of the current Fair Market Value of the shares of Common Stock underlying the Option, SAR or Other Stock-Based Award in the nature of purchase rights, (d) the issuance of any replacement or substitute Awards or the payment of cash in exchange for, or in substitution of, underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, (e) the Company to repurchase any Award if the Award has not become exercisable, vested or payable prior to the repurchase or (f) any other action that is treated as a repricing under generally accepted accounting principles or applicable Nasdaq listing rules.

19.14     Right of Setoff

              The Company or an Affiliate may, to the extent permitted by applicable law, deduct from and setoff against any amounts the Company or Affiliate may owe the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company or Affiliate, including but not limited to any amounts owed under the Plan, although the Participant shall remain liable for any part of the Participant's obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff hereunder.

19.15     Fractional Shares

              No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereof shall be forfeited or otherwise eliminated.

19.16     Compensation Recoupment Policy

              Notwithstanding any other provision of this Plan or any Agreement to the contrary, any Award received by the Participant and/or shares of Common Stock issued and/or cash paid hereunder, and/or any amount received with respect to any sale of any such shares of Common Stock, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company's Compensation Recoupment Policy, as it may be amended from time to time. By acceptance of the Award, the Participant agrees and consents to the Company's application, implementation and enforcement of (a) the Compensation Recoupment Policy or any similar policy established by the Company or any Affiliate that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Compensation Recoupment Policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Plan or any Agreement and the Compensation Recoupment Policy or any similar policy conflict, then the terms of such policy shall prevail.

ARTICLE XX
CLAIMS PROCEDURES

20.01     Initial Claim

              If a Participant has exercised an Option or SAR or if shares of Restricted Stock have become vested or Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents have become payable, and the Participant has not received the benefits to which the Participant believes he or she is entitled under such Award, then the Participant must submit a written claim for such benefits to the Committee within ninety (90) days of the date the Participant tried to exercise the Option or SAR, the date the Participant contends the Restricted Stock vested or the date the Participant contends the Restricted Stock Units, Incentive Awards, or Other Stock-Based Awards of Dividend Equivalents became payable or the claim will be forever barred.

20.02     Appeal of Claim

              If a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made at any time within thirty (30) days after the Participant receives written notice from the Company of the denial of the claim. In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review pertinent documents and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of such request for review, shall furnish the Participant with the decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of the Plan upon which the decision is based.

20.03     Time to File Suit

              The Committee has the discretionary and final authority under the Plan to determine the validity of a claim. Accordingly, any decision the Committee makes on a Participant's appeal will be administratively final. If a Participant disagrees with the Committee's final decision, the Participant may sue, but only after the claim on appeal has been denied. Any lawsuit must be filed within ninety (90) days of receipt of the Committee's final written denial of the Participant's claim or the claim will be forever barred.

ARTICLE XXI
AMENDMENT

21.01     Amendment of Plan

              The Board may amend or terminate this Plan at any time; provided, however, that no amendment to the Plan may adversely impair the rights of a Participant with respect to outstanding Awards without the Participant's consent. In addition, an amendment will be contingent on approval of the Company's stockholders, to the extent required by law or any tax or regulatory requirement applicable to the Plan or by the rules of any stock exchange on which the Company's securities are traded or if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any Agreement to permit a repricing or decrease in the exercise price of any outstanding Awards, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (iii) modify the requirements as to eligibility for participation in the Plan, or (iv) change the performance conditions set forth in Article XV of the Plan for Awards that intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. Additionally, to the extent the Board deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), the Board will resubmit the material terms of the performance conditions set forth in Article XV to the Company's stockholders for approval no later than the first stockholder meeting that occurs in the fifth (5th) year following the year in which the stockholders previously approved the performance objectives. Notwithstanding any other provision of the Plan, any termination of the Plan shall comply with the requirements of Code Section 409A with regard to any 409A Awards.

21.02     Amendment of Awards

              The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, that no amendment to an outstanding Award may adversely impair the rights of a Participant without the Participant's consent.

ARTICLE XXII
SECTION 409A PROVISION

22.01     Intent of Awards

              It is intended that Awards that are granted under the Plan shall be exempt from treatment as "deferred compensation" subject to Section 409A of the Code unless otherwise specified by the Committee. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code unless otherwise specified by the Committee. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any other provision hereof, the Committee may amend any outstanding Award without Participant's consent if, as determined by the Committee, in its sole discretion, such amendment is required either to (a) confirm exemption under Section 409A of the Code, (b) comply with Section 409A of the Code or (c) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code. Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to a Participant or any other Person if an Award that is subject to Section 409A of the Code or the Participant or any other Person is otherwise subject to any additional tax, interest or penalty under Section 409A of the Code. Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.

22.02     409A Awards

              The Committee may grant Awards under the Plan that are intended to be 409A Awards that comply with Section 409A of the Code. The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Section 409A of the Code.

22.03     Election Requirements

              If a Participant is permitted to elect to defer an Award or any payment under an Award, such election shall be made in accordance with the requirements of Code Section 409A. Each initial deferral election (an "Initial Deferral Election") must be received by the Committee prior to the following dates or will have no effect whatsoever:

  (a)
  Except as otherwise provided below, the December 31 immediately preceding the year in which the compensation is earned;

  (b)
  With respect to any annual or long-term incentive pay which qualifies as "performance-based compensation" within the meaning of Code Section 409A, by the date six (6) months prior to the end of the performance measurement period applicable to such incentive pay provided such additional requirements set forth in Code Section 409A are met;

  (c)
  With respect to "fiscal year compensation" as defined under Code Section 409A, by the last day of the Company's fiscal year immediately preceding the year in which the fiscal year compensation is earned; or

  (d)
  With respect to mid-year Awards or other legally binding rights to a payment of compensation in a subsequent year that is subject to a forfeiture condition requiring the Participant's continued service for a period of at least twelve (12) months, on or before the thirtieth (30th) day following the grant of such Award, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.

              The Committee may, in its sole discretion, permit Participants to submit additional deferral elections in order to delay, but not to accelerate, a payment, or to change the form of payment of an amount of deferred compensation (a "Subsequent Deferral Election"), if, and only if, the following conditions are satisfied: (a) the Subsequent Deferral Election must not take effect until twelve (12) months after the date on which it is made, (b) in the case of a payment other than a payment attributable to the Participant's death, disability or an unforeseeable emergency (all within the meaning of Section 409A of the Code) the Subsequent Deferral Election further defers the payment for a period of not less than five (5) years from the date such payment would otherwise have been made and (c) the Subsequent Deferral Election is received by the Committee at least twelve (12) months prior to the date the payment would otherwise have been made. In addition, Participants may be further permitted to revise the form of payment they have elected, or the number of installments elected, provided that such revisions comply with the requirements of a Subsequent Deferral Election.

22.04     Time of Payment

              The time and form of payment of a 409A Award shall be as set forth in an applicable Agreement. A 409A Award may only be paid in connection with a separation from service, a fixed time, death, disability, Change in Control or an unforeseeable emergency within the meaning of Section 409A of the Code. The time of distribution of the 409A Award must be fixed by reference to the specified payment event. Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A. For purposes of Code Section 409A, each installment payment will be treated as the entitlement to a single payment.

22.05     Acceleration or Deferral

              The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Code Section 409A.

22.06     Distribution Requirements

              Any distribution of a 409A Award triggered by a Participant's termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Code Section 409A. A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than fifty percent (50%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period. A Participant shall be considered to have continued employment and to not have a separation from service while on a leave of absence if the leave does not exceed six (6) consecutive months (twenty-nine (29) months for a disability leave of absence) or, if longer, so long as the Participant retains a right to reemployment with the Company or Affiliate under an applicable statute or by contract. For this purpose, a "disability leave of absence" is an absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the Participant to be unable to perform the duties of Participant's position of employment or a substantially similar position of employment. Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Section 409A of the Code.

22.07     Key Employee Rule

              Notwithstanding any other provision of the Plan, any distribution of a 409A Award that would be made upon a separation from service within six (6) months following the separation from service of a "specified employee" as defined under Code Section 409A and as determined under procedures adopted by the Board or its delegate shall instead occur on the first day of the seventh month following the separation from service (or upon the Participant's death, if earlier) to the extent required by Section 409A of the Code. In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the requisite delay period.

22.08     Distributions Upon Vesting

              In the case of any Award providing for a distribution upon the lapse of a substantial risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or the applicable Agreement, the distribution shall be made not later than two and one-half (2 1/2) months after the calendar year in which the risk of forfeiture lapsed.

22.09     Scope and Application of this Provision

              For purposes of this Article XXII, references to a term or event (including any authority or right of the Company or a Participant) being "permitted" under Code Section 409A means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares of Common Stock or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

ARTICLE XXIII
EFFECTIVE DATE OF PLAN

              The Plan is effective on the approval of the Plan by the Company's stockholders within twelve (12) months after the date of adoption of the Plan by the Board. Awards may be granted under this Plan only on and after its effective date.

ARTICLE XXIV
DURATION OF PLAN

              No Award may be granted under this Plan on and after ten (10) years following the effective date of the Plan. Awards granted before that date shall remain valid in accordance with their terms.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. EARTHLINK HOLDINGS CORP. 1170 PEACHTREE STREET, NE SUITE 900 ATLANTA, GA 30309 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4 BELOW. 1. The election of the seven directors nominated by the Board of Directors. Nominees For 0 0 0 0 0 0 0 For 0 Against 0 0 0 0 0 0 0 Against 0 Abstain 0 0 0 0 0 0 0 Abstain 0 For 0 0 Against 0 0 Abstain 0 0 1a Susan D. Bowick 3. The approval of the EarthLink Holdings Corp. 2016 Equity and Cash Incentive Plan. 1b Joseph F. Eazor 4Ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016. 1c Kathy S. Lane 1d Garry K. McGuire 1e R. Gerard Salemme 1f Julie A. Shimer, Ph.D 1g Walter L. Turek 2. The approval of a non-binding advisory resolution approving the compensation of our named executive officers. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000272752_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EARTHLINK HOLDINGS CORP. The undersigned stockholder(s) of EarthLink Holdings Corp., a Delaware corporation (“EarthLink”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for EarthLink’s 2016 Annual Meeting of Stockholders, and hereby appoints Joseph F. Eazor and Louis M. Alterman, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2016 Annual Meeting of Stockholders of EarthLink to be held at 4:00 p.m. (local time) on Tuesday, April 26, 2016, at EarthLink’s offices at 1170 Peachtree Street, Suite 900, Atlanta, GA 30309, or at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATIONS ARE MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSALS 1, 2, 3 AND 4 AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. Please date, sign and mail your proxy card back as soon as possible! (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) 0000272752_2 R1.0.1.25